     As filed with the Securities and Exchange Commission on August 28, 2003
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                 TELKONET, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             UTAH                                        87-0627421
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                 902-A COMMERCE ROAD, ANNAPOLIS, MARYLAND 21401
                                 (410) 897-5900
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                        of Principal Executive Offices)

                                 ---------------

                                STEPHEN L. SADLE
                             CHIEF OPERATING OFFICER
                               902-A COMMERCE ROAD
                            ANNAPOLIS, MARYLAND 21401
                     (Name and Address of Agent for Service)

                                 (410) 897-5900
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------

                                    copy to:
                             WILLIAM J. CONTI, ESQ.
                              BAKER & HOSTETLER LLP
                           1050 CONNECTICUT AVENUE, NW
                                   SUITE 1100
                             WASHINGTON, D.C. 20036
                                  202-861-1726
                               202-861-1783 (FAX)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: ______________.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------

                                        CALCULATION OF REGISTRATION FEE
========================= ==================== ======================== ======================== ======================
Title of                  Amount               Proposed                 Proposed
Securities To             To Be                Maximum Offering         Maximum Aggregate        Amount of
Be Registered             Registered           Price Per Share          Offering Price           Registration Fee
------------------------- -------------------- ------------------------ ------------------------ ----------------------
Common Stock,
$0.001 par value          17,353,367           $ 2.77(1)                $ 48,068,826(1)          $3,889.00
========================= ==================== ======================== ======================== ======================

(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission
(SEC), acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                 TELKONET, INC.

                                17,353,367 Shares

                                  Common Stock

         This prospectus covers 17,353,367 shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of the shares of our common stock pursuant to this prospectus. We will bear the costs relating to the registration of the shares of our common stock, which we estimate to be approximately $________.

         The selling stockholders may sell the shares of our common stock through ordinary brokerage transactions or through any other means described in this prospectus under "PLAN OF DISTRIBUTION." The price at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

         Our common stock is traded on the NASDAQ OTC Bulletin Board under the symbol "TLKO.OB." On August 22, 2003, the last reported sale price of our common stock was $2.70.

         Investing in shares of our common stock involves risks, including the risk that Telkonet will not be able to continue as a going concern. See "RISK FACTORS" beginning on page 7 of this prospectus.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                -----------------

         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference into this prospectus in connection with the offer contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The information contained in, and incorporated by reference into, this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

                               ------------------

                 The date of this prospectus is August 28, 2003.

                                TABLE OF CONTENTS

Prospectus Summary                                                            3
Risk Factors                                                                  7
Forward-Looking Statements                                                   13
The Company                                                                  13
Market Price of and Dividends on our Common Stock and Related
  Stockholder Matters                                                        17
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure                                                   17
Quantitative and Qualitative Disclosures About Market Risk                   18
Executive Officers and Directors                                             18
Security Ownership of Certain Beneficial Owners and Management               23
Certain Relationships and Related Transactions                               25
Use of Proceeds                                                              28
Selling Stockholders                                                         28
Selected Financial Data                                                      35
Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                                  37
Plan of Distribution                                                         47
Description of Common Stock                                                  48
Experts                                                                      48
Legal Matters                                                                49
Where You Can Find More Information                                          49
Indemnification for Securities Act Liabilities                               49
Table of Contents for Financial Statements                                  F-1

                               PROSPECTUS SUMMARY

         This summary highlights information described more fully elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the consolidated financial statements and related notes and other financial data included in this prospectus, before making an investment decision. You should also carefully consider the information set forth under "RISK FACTORS" beginning on p. 7.

         As used in this prospectus, the terms "we," "us," "our," "our company," and "Telkonet" mean Telkonet, Inc. and our subsidiaries, unless the context otherwise requires.

         THE COMPANY

         We were formed in 1999 to develop products for use in the powerline communications (PLC) industry. PLC products use existing electrical wiring in commercial buildings and residences to carry high speed data communications signals, including the Internet. Since our formation, we have worked on the development and marketing of our patent-pending PLC technology.

         Our PLC technology, the "PlugPlusInternet" product suite, consists of two separate components, the PlugPlusInternet Gateway and the PlugPlusInternet Modem. The PlugPlusInternet Gateway is a modular, self-contained unit that accepts data from an existing network on one port and distributes it via a second port. The Gateway integrates a communications processor that runs a series of proprietary applications under Linux. The signal generated by the Gateway can be directly coupled into low voltage wiring via the power cord of the Gateway. The signal may also be routed to a remote injection point via an inexpensive coaxial cable. This allows the PlugPlusInternet product suite to couple into the medium voltage and multi-phase environments found in commercial buildings. A suite of software applications running on the Gateway can perform communications functions or system management functions. The Gateway is designed to network with dozens of PlugPlusInternet Modems. The PlugPlusInternet Modem is a small, self-contained unit with a standard 110V plug on one side and an Ethernet RJ-45 connector on the other.

         The PlugPlusInternet product suite delivers data at speeds in excess of 7 Mega bits per second (Mbps), with burst speeds of 12.6 Mbps. The PlugPlusInternet product suite is installed by connecting an incoming broadband signal (DSL, TL, satellite or cable modem) into the Gateway and connecting the Gateway to a building's electrical panel. Once installed, the Gateway distributes the high-speed Internet signal throughout the entire existing network of electrical wires within the building. The user may access a high-speed Internet signal by plugging the PlugPlusInternet Modem into any electrical outlet and plugging a computer Ethernet connection into the Modem. Multiple personal computers equipped with a PlugPlusInternet Modem can communicate with one another and can share a single broadband resource via the PlugPlusInternet Gateway. Moving the location of a personal computer, server, or printer is accomplished by moving the PlugPlusInternet Modem to another electrical outlet without additional wiring. Our target markets for sales of the PlugPlusInternet product suite include office buildings, hotels, schools, shopping malls, commercial buildings, multi-dwelling units, government facilities, and any other commercial facilities that have a need for Internet access and network connectivity.

         We have applied for patents that cover the unique technology integrated into the PlugPlusInternet product suite. We also continue to identify, design and develop enhancements to our core technologies that will provide additional functionality, diversification of application and desirability for current and future users of the PlugPlusInternet product suite.

         Telkonet is a Utah corporation with its principal executive offices at 902-A Commerce Road, Annapolis, Maryland 21401. Our telephone number is (410) 897-5900.

         THE OFFERING

         This prospectus covers up to 17,353,367 shares of our common stock to be sold by the selling stockholders identified in this prospectus. The selling stockholders, or their pledgees, donees, transferees or other successors in interest may, from time to time, sell all or a portion of the shares covered by this prospectus at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholders may also sell shares of our common stock covered by this prospectus directly to purchasers or may use brokers, dealers, underwriters or agents to sell shares upon terms and conditions that will be described in the applicable prospectus supplement.

         From time to time the selling stockholders may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities to the extent permitted by applicable law and exchange regulations, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling stockholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time. For a more complete description of the offering see "PLAN OF DISTRIBUTION" on p. 47.

         USE OF PROCEEDS

         All net proceeds from the sale of our common stock by the selling stockholders will go to the selling stockholders and we will not receive any proceeds from the sale of the common stock by the selling stockholders. The proceeds Telkonet receives from the exercise of warrants, the underlying shares of our common stock of which are included in this prospectus, will be used to expand sales and marketing efforts, support strategic partnership programs, build required infrastructure and fund working capital requirements.

                             SUMMARY FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         We derived the following historical financial information from the unaudited consolidated financial statements of Telkonet for the six months ended June 30, 2003 and 2002 and the consolidated financial statements of Telkonet for the year ended December 31, 2002, 2001 and 2000 which have been audited by Russell Bedford Stefanou Mirchandani LLP. Russell Bedford Stefanou Mirchandani LLP's report on our financial statements contained explanatory paragraphs expressing substantial doubt about our ability to continue as a going concern. The unaudited financial data as of and for the six months ended June 30, 2003 and 2002 include adjustments, all of which are normal recurring adjustments, which our management considers necessary for the fair presentation of our results for these unaudited periods. The results of operations for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the full year. Certain reclassifications have been made to conform this data to the current presentation.

                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          FOR THE SIX MONTHS ENDED              FOR THE YEARS ENDED
(Amounts in thousands, except per share data)                     JUNE 30,                           DECEMBER 31,
----------------------------------------------------      ------------------------      ---------------------------------------
                                                            2003         2002 (AS         2002         2001 (AS         2000
                                                          ---------      ---------      ---------      ---------      ---------
                                                                         RESTATED)                     RESTATED)
                                                                         ---------                     ---------
STATEMENT OF OPERATIONS DATA:
Product revenue ....................................      $     --       $     --       $     --       $     --       $     --
Service Revenue ....................................            --             --             --             --             --
                                                          ---------      ---------      ---------      ---------      ---------
Total net revenue ..................................            --             --             --             --             --
Cost of products sold ..............................            --             --             --             --             --
Cost of services sold ..............................            --             --             --             --             --
                                                          ---------      ---------      ---------      ---------      ---------
Gross profit .......................................            --             --             --             --             --
Selling, general and administrative expenses .......         2,063            655          2,875          1,417            795
Management fees ....................................            --             --             --             --             --
Research and development expenses ..................           598            602            280            121            119
Asset impairment charge ............................            --             --             --             39             --
Interest income ....................................            --             --             --             --             --
Interest expense ...................................           799            218            626            141             16
Interest expense-others ............................            --             --             --             --             --
Other income .......................................            --             --             (3)            (1)            --
                                                          ---------      ---------      ---------      ---------      ---------
Provision for income taxes .........................            --             --             --             --             --
                                                          ---------      ---------      ---------      ---------      ---------
Minority interest share of losses (income) .........            --             --             --             --             --
Net (loss) income ..................................      $ (3,460)      $ (1,475)      $ (3,778)      $ (1,717)      $   (930)
                                                          =========      =========      =========      =========      =========

Net (loss) income per common share-basic and diluted      $  (0.22)      $  (0.09)      $  (0.22)      $  (0.08)      $  (0.04)
                                                          =========      =========      =========      =========      =========

Weighted average common shares outstanding-basic ...        15,775         17,245         17,120         21,974         20,891
                                                          =========      =========      =========      =========      =========
Weighted average common shares outstanding-diluted .
                                                          =========      =========      =========      =========      =========

(Amounts in thousands)                                          JUNE 30,                            DECEMBER 31,
----------------------------------------------------            --------           -------------------------------------------------
                                                                  2003               2002              2001 (AS              2000
                                                                  ----               ----              ---------             ----
                                                                                                       RESTATED)
                                                                                                       ---------
BALANCE SHEET DATA:
Cash and cash equivalents ..........................            $ 4,581             $    19             $    22             $    10
Property and equipment, net ........................                107                  38                  27                  67
Goodwill and other intangibles, net ................                 --                  --                  --                  --
Total assets .......................................              5,430                 295                 236                  82
Long-term debt and notes payable ...................              6,453                 863                 126                  --
Total debt .........................................              7,752               1,822                 650                 264
Minority interest ..................................                 --                  --                  --                  --
Total stockholders' equity .........................             (2,322)             (1,527)               (414)               (182)

                                                                   FOR THE SIX MONTHS ENDED          FOR THE YEARS ENDED
(Amounts in thousands)                                                    JUNE 30,                        DECEMBER 31,
-------------------------------------------------------------     -------------------------     ------------------------------------
                                                                     2003         2002 (AS        2002       2001 (AS         2000
                                                                     ----         ---------       ----       ---------        ----
                                                                                  RESTATED)                  RESTATED)
                                                                                  ---------                  ---------
OTHER FINANCIAL DATA:
Depreciation and amortization ................................      $    82       $    71       $    84       $    31       $    22
Net cash provided by (used in) operating activities ..........       (2,420)         (842)       (2,070)       (1,349)         (660)
Net cash provided by (used in) investing activities ..........          (29)          (19)          (18)           (5)          (89)
Net cash provided by financing activities ....................        7,011           982         2,086         1,366           759
Capital expenditures .........................................           29            19            18             5            89


         Effective January 1, 2002, we adopted Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (SFAS No.
         142). SFAS No. 142 requires that goodwill and certain intangibles no longer be amortized but instead tested for impairment at least annually.

                  The following table presents the impact of SFAS No. 142 on our summary financial data as indicated:

                                                                            FOR THE YEARS ENDED
(Amounts in thousands, except per share data)                                   DECEMBER 31,
--------------------------------------------------------------------      ------------------------
                                                                           2001 (AS
                                                                           --------
                                                                           RESTATED)        2000
                                                                           ---------        ----
Net (loss) income:
         Net (loss) income as reported .............................      $  (1,717)    $    (930)
         Goodwill amortization .....................................             --            --
         Equity method investment amortization .....................             --            --
                                                                          ----------    ----------
Adjusted net (loss) income .........................................      $  (1,717)    $    (930)
                                                                          ==========    ==========

Basic and diluted (loss) income per share:
         Net (loss) income per share, basic and diluted, as reported      $   (0.08)      $ (0.04)
         Goodwill amortization .....................................             --            --
         Equity method investment amortization .....................             --            --
                                                                          ----------    ----------
Adjusted (loss) income per share, basic and diluted ................      $   (0.08)      $ (0.04)
                                                                          ==========    ==========

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement before deciding to purchase any shares of our common stock.

TELKONET'S INDEPENDENT ACCOUNTANTS HAVE EXPRESSED SUBSTANTIAL DOUBTS ABOUT TELKONET'S ABILITY TO CONTINUE AS A GOING CONCERN.

         The report of Telkonet's independent accountants contains an explanatory paragraph expressing substantial doubts about Telkonet's ability to continue as a going concern due to the fact that Telkonet has incurred losses since inception. There can be no assurance that Telkonet will ever achieve significant revenues or profitable operations.

TELKONET IS EMERGING FROM ITS DEVELOPMENT STAGE AND HAS NO OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF ITS CURRENT BUSINESS AND FUTURE PROSPECTS.

         Telkonet is emerging from its development stage. As a result, it has no operating history upon which to base an evaluation of its current business and future prospects. The first PlugPlusInternet product was introduced in July 2001. We have not generated substantial revenues. Moreover, we do not currently have any contracts in place that will provide any significant revenue. Because of our lack of an operating history, management has limited insight into trends that may emerge and could materially adversely affect our business. Prospective investors should consider the risks and difficulties our company may encounter in its new and rapidly evolving market, especially given our lack of operating history. These risks include our ability to:

         o        market the PlugPlusInternet product suite;

         o        build a customer base;

         o        generate revenues;

         o        compete favorably in a highly competitive market;

         o        access sufficient capital to support growth;

         o        recruit and retain qualified employees;

         o        introduce new products and services; and

         o        build technology and support systems.

WE HAVE A HISTORY OF OPERATING LOSSES AND AN ACCUMULATED DEFICIT AND WE EXPECT TO CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

         Since inception through June 30, 2003, we have incurred cumulative losses of $9,918,391 and have never generated enough funds through our operations to support our business. As of June 30, 2003, we have had no sales of the PlugPlusInternet product suite. We expect to continue to incur substantial operating losses at least through 2003. Our losses to date have resulted principally from:

         o research and development costs relating to the development of our PlugPlusInternet product suite;

         o costs and expenses associated with manufacturing, distribution and marketing of our products;

         o        general and administrative costs relating to our operations;
                  and

         o interest expense related to our Series A and Series B Debentures and our Senior Notes.

         We are currently unprofitable and may never become profitable. Since inception, we have funded our research and development activities primarily from private placements of equity and debt securities, a bank loan and short term loans from certain of our executive officers. As a result of our substantial research and development expenditures and limited product revenues, we have incurred substantial net losses. Our ability to achieve profitability will depend primarily on our ability to successfully commercialize the PlugPlusInternet product suite.

THE TERMS OF OUR SENIOR NOTES SUBJECT US TO THE RISK OF FORECLOSURE ON SUBSTANTIALLY ALL OF OUR ASSETS.

         During the second quarter of 2003, we completed an offering of $5,000,000 of Senior Notes. The Senior Notes each accrue interest at 8.0% per annum and mature three years from the date of purchase. Accrued but unpaid interest on the Senior Notes is payable quarterly on January 1, April 1, July 1 and October 1 of each year during the Senior Note term. The Senior Notes are secured by a first priority security interest in all of the intellectual property assets of Telkonet. If an event of default occurs under the Senior Notes, including, but not limited to, the failure by Telkonet to make any required payment to the noteholders when such payment is due, the noteholders may exercise their right to foreclose on all or a portion of our assets used as collateral for the payment of these obligations. Any such default and resulting foreclosure could have a material adverse effect on our financial condition.

         The Senior Notes mature three years from the date of issuance, at which time the entire outstanding principal balance of each Senior Note becomes due and payable. We may not have sufficient funds to repay the outstanding balance on the Senior Notes upon their maturity. Accordingly, we may be required to obtain the funds necessary to repay the noteholders through the issuance of additional equity or debt securities or the sale of assets. There can be no assurance that, if needed, we can issue equity or debt securities or sell assets under terms that are acceptable to us or at all. If we are unable to obtain funds to repay this indebtedness, we may be forced to dispose of assets or take other actions on disadvantageous terms, which could result in losses to Telkonet and have a material adverse effect on our financial condition.

POTENTIAL FLUCTUATIONS IN OPERATING RESULTS COULD HAVE A NEGATIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         Our operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside our control, including:

         o        the level of use of the Internet;

         o        the demand for high-tech goods;

         o the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

         o        price competition or pricing changes in the industry;

         o        technical difficulties or system downtime;

         o economic conditions specific to the internet and communications industry; and

         o        general economic conditions.


Our quarterly results may also be significantly impacted by the impact of the accounting treatment of acquisitions, financing transactions or other matters. Such accounting treatment could have a material impact on the results for any quarter and have a negative impact on the price of our common stock.

THERE IS PRESENTLY A LIMITED TRADING MARKET FOR SHARES OF OUR COMMON STOCK.

         Our common stock is traded on the OTC Bulletin Board. Stocks that trade on the OTC Bulletin Board tend to be less liquid and trade with larger spreads between the bid and ask price than stocks on larger exchanges or automated quotation systems. Information with respect to OTC Bulletin Board quotations reflects inter-dealer prices without retail markup, markdown or commission and may not represent actual transactions, and quotations on the OTC Bulletin Board are sporadic. This means that shares of our common stock are less liquid than shares of companies traded on larger exchanges or automated quotation systems and, as a result, holders of our common stock may have some difficulty selling their shares in the open market.

         In addition, our stock is subject to what are known as the "penny stock" rules. The "penny stock" rules place additional requirements on broker-dealers who sell or make a market in such securities. Consequently, the ability or willingness of broker-dealers to sell or make a market in our common stock could be impacted and your ability to resell your shares, and the price at which you could sell your shares, could be adversely affected.

OUR DIRECTORS AND EXECUTIVE OFFICERS OWN A SUBSTANTIAL PERCENTAGE OF OUR ISSUED AND OUTSTANDING COMMON STOCK. THEIR OWNERSHIP COULD ALLOW THEM TO EXERCISE SIGNIFICANT CONTROL OVER CORPORATE DECISIONS.

         As of June 30, 2003, our officers and directors owned 49.2% of our common stock. This means that our officers and directors, as a group, exercise significant control over matters upon which our stockholders may vote, including the selection of the Board of Directors, mergers, acquisitions and other significant corporate transactions.

FURTHER ISSUANCES OF EQUITY SECURITIES MAY BE DILUTIVE TO CURRENT STOCKHOLDERS.

         During the third quarter of 2001, we commenced an offering of up to $1,689,100 principal amount of Series A Debentures. In connection with the placement of the Series A Debentures, we also issued non-detachable warrants granting holders the right to acquire 1,689,100 shares of our common stock at $1.00 per share. The Series A Debentures are convertible into, and the warrants are exerciseable for, the shares of our common stock that are included in the registration statement of which this prospectus forms a part. As of the date of this prospectus, 3,378,200 shares of our common stock have been issued in connection with the conversion of the Series A Debentures.

         During the fourth quarter of 2002, we commenced an offering of up to $2,500,000 principal amount of Series B Debentures. In connection with the placement of the Series B Debentures, we also issued non-detachable warrants granting holders the right to acquire 2,500,000 shares of our common stock at $1.00 per share. The Series B Debentures are convertible into, and the warrants are exerciseable for, the shares of our common stock that are included in the registration statement of which this prospectus forms a part. As of the date of this prospectus, 4,545,455 shares of our common stock have been issued in connection with the conversion of the Series B Debentures.

         During the second quarter of 2003, we commenced an offering of up to $5,000,000 principal amount of Senior Notes. The Senior Notes each accrue interest at 8.0% per annum, mature three years from the date of purchase and are secured by a first priority security interest in all of the intellectual property assets of Telkonet. In connection with the placement of the Senior Notes, we also issued non-detachable warrants granting holders the right to acquire 6,250,000 shares of our common stock at $1.00 per share. The warrants issued in connection with the Senior Note offering are exerciseable for the shares of our common stock that are the subject of the registration statement of which this prospectus forms a part.

         Although the funds raised in the debenture offerings and the note offering are being used for general working capital purposes, it is likely that we will be required to seek additional capital in the future. This capital funding could involve one or more types of equity securities, including convertible debt, common or convertible preferred stock and warrants to acquire common or preferred stock. Such equity securities could be issued at or below the then-prevailing market price for our common stock. Any issuance of additional shares of our common stock will be dilutive to existing stockholders and could adversely affect the market price of our common stock.

THE EXERCISE OF OPTIONS AND WARRANTS OUTSTANDING AND AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         As of June 30, 2003, we had outstanding options to purchase a total of 10,336,667 shares of common stock at exercise prices ranging from $1.00 to $3.43 per share, with a weighted average exercise price of $1.08. As of June 30, 2003, we had warrants outstanding to purchase a total of 12,123,260 shares of common stock at exercise prices ranging from $0.50 to $2.97 per share, with a weighted average exercise price of $0.96. In addition, as of June 30, 2003, we had 4,663,333 additional shares of common stock which may be issued in the future under the Telkonet, Inc. Stock Incentive Plan. The exercise of outstanding options and warrants and the sale in the public market of the shares purchased upon such exercise will be dilutive to existing stockholders and could adversely affect the market price of our common stock.

THE POWERLINE COMMUNICATIONS INDUSTRY IS INTENSELY COMPETITIVE AND RAPIDLY EVOLVING.

         We operate in a highly competitive, quickly changing environment, and our future success depends on our ability to develop and introduce new products and product enhancements that achieve broad market acceptance in commercial and governmental sectors. Our future success will depend, in large part, upon our ability to identify demand trends in the commercial and governmental sectors and quickly develop, manufacture and sell products that satisfy these demands in a cost effective manner. We will also need to respond effectively to new product announcements by our competitors by quickly introducing competitive products.

         Delays in product development and introduction could result in:

         o        loss of or delay in revenue and loss of market share;

         o        negative publicity and damage to our reputation and brand; and

         o        decline in the average selling price of our products.

GOVERNMENT REGULATION OF OUR PRODUCTS COULD IMPAIR OUR ABILITY TO SELL SUCH PRODUCTS IN CERTAIN MARKETS.

         FCC rules permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements. Differing technical requirements apply to "Class A" devices intended for use in commercial settings, and "Class B" devices intended for residential use to which more stringent standards apply. An independent, FCC-certified testing lab has verified that our PlugPlusInternet Gateways comply with the FCC technical requirements for Class A and Class B digital devices. No further testing of these devices is required and the devices may be manufactured and marketed for commercial and residential use. Additional devices designed by us for commercial and residential use will be subject to the FCC rules for unlicensed digital devices. Moreover, if in the future, the FCC changes its technical requirements for unlicensed digital devices, further testing and/or modifications of devices may be necessary. Failure to comply with any FCC technical requirements could impair our ability to sell our products in certain markets and could have a negative impact on our business and results of operations.

PRODUCTS SOLD BY OUR COMPETITORS COULD BECOME MORE POPULAR THAN OUR PRODUCTS OR RENDER OUR PRODUCTS OBSOLETE.

         The market for powerline communications products is highly competitive. Although we are presently the only company marketing PLC products to the commercial segment, Linksys Group, Inc. (recently acquired by Cisco Systems) and Netgear, Inc. offer similar PLC solutions for the residential market. There can be no assurance that Linksys Group, Netgear or any other company will not develop PLC products that compete with our products in the future. These potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical, sales, marketing and other resources. These potential competitors may, among other things, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, obtain more favorable pricing from suppliers and manufacturers and exert more influence on the sales channel than we can. As a result, we may not be able to compete successfully with these potential competitors and these potential competitors may develop or market technologies and products that are more widely accepted than those being developed by us or that would render our products obsolete or noncompetitive. We anticipate that potential competitors will also intensify their efforts to penetrate our target markets. These potential competitors may have more advanced technology, more extensive distribution channels, stronger brand names, bigger promotional budgets and larger customer bases than we do. These companies could devote more capital resources to develop, manufacture and market competing products than we could. If any of these companies are successful in competing against us, our sales could decline, our margins could be negatively impacted, and we could lose market share, any of which could seriously harm our business and results of operations.

THE FAILURE OF THE INTERNET TO CONTINUE AS AN ACCEPTED MEDIUM FOR BUSINESS COMMERCE COULD HAVE A NEGATIVE IMPACT ON OUR RESULTS OF OPERATIONS.

         Our long-term viability is substantially dependent upon the continued widespread acceptance and use of the Internet as a medium for business commerce. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or increased governmental regulation could slow or stop the growth of the Internet as a viable medium for business commerce. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, accessibility and quality of service) remain unresolved and may adversely affect the growth of Internet use or the attractiveness of its use for business commerce. The failure of the necessary infrastructure to further develop in a timely manner or the failure of the Internet to continue to develop rapidly as a valid medium for business would have a negative impact on our results of operations.

FAILURE OF OUR SERVICES AND PRODUCTS TO BE SUCCESSFUL IN THE MARKETPLACE COULD HAVE A NEGATIVE EFFECT ON OUR RESULTS OF OPERATIONS.

         Since we are just emerging from our development stage, we do not know with any certainty whether our services and/or products will be accepted within the business marketplace. If our services and/or products prove to be unsuccessful within the marketplace, or if we fail to attain market acceptance, it could have a negative effect on our results of operations.

WE MAY NOT BE ABLE TO OBTAIN PATENTS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         Our ability to compete effectively in the powerline technology industry will depend on our success in acquiring suitable patent protection. We currently have several patents pending. We intend to file additional patent applications that we deem to be economically beneficial. If we are not successful in obtaining patents, we will have limited protection against those who might copy our technology. As a result, the failure to obtain patents could negatively impact our business and results of operations.

INFRINGEMENT BY THIRD PARTIES ON OUR PROPRIETARY TECHNOLOGY AND DEVELOPMENT OF SUBSTANTIALLY EQUIVALENT PROPRIETARY TECHNOLOGY BY OUR COMPETITORS COULD NEGATIVELY IMPACT OUR BUSINESS.

         Our success depends partly on our ability to maintain patent and trade secret protection, to obtain future patents and licenses, and to operate without infringing on the proprietary rights of third parties. There can be no assurance that the measures we have taken to protect our intellectual property, including those integrated to our PlugPlusInternet product suite, will prevent misappropriation or circumvention. In addition, there can be no assurance that any patent application, when filed, will result in an issued patent, or that our existing patents, or any patents that may be issued in the future, will provide us with significant protection against competitors. Moreover, there can be no assurance that any patents issued to, or licensed by, us will not be infringed upon or circumvented by others. Infringement by third parties on our proprietary technology could negatively impact our business. Moreover, litigation to establish the validity of patents, to assert infringement claims against others, and to defend against patent infringement claims can be expensive and time-consuming, even if the outcome is in our favor. We also rely to a lesser extent on unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes or that we can meaningfully protect our rights to such unpatented proprietary technology. Development of substantially equivalent technology by our competitors could negatively impact our business.

WE DEPEND ON A SMALL TEAM OF SENIOR MANAGEMENT, AND WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING ADDITIONAL PERSONNEL.

         Our future success will depend in large part upon the continued services and performance of senior management and other key personnel. If we lose the services of any member of our senior management team, our overall operations could be materially and adversely affected. In addition, our future success will depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing, purchasing and customer service personnel when they are needed. Competition for these individuals is intense. We cannot ensure that we will be able to successfully attract, integrate or retain sufficiently qualified personnel when the need arises. Any failure to attract and retain the necessary technical, managerial, marketing, purchasing and customer service personnel could have a negative effect on our financial condition and results of operations.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and any prospectus supplement may contain "forward-looking statements" which represent our expectations or beliefs, including, but not limited to, statements concerning industry performance and our results, operations, performance, financial condition, plans, growth and strategies, which include, without limitation, statements preceded or followed by or that include the words "may," "will," "expect," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology. Any statements contained in this prospectus, any prospectus supplement or the information incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(F) of the Securities Exchange Act of 1934. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties, some of which are beyond our control, and actual results may differ materially depending on a variety of important factors, many of which are also beyond our control. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except to the extent such updates and/or revisions are required to prevent these forward-looking statements from being materially false or misleading.

                                   THE COMPANY

         We were formed in 1999 to develop products for use in the powerline communications (PLC) industry. PLC products use existing electrical wiring in commercial buildings and residences to carry high speed data communications signals, including the Internet. Since our formation, we have worked on the development and marketing of our patent-pending PLC technology.

         Our PLC technology, the "PlugPlusInternet" product suite, consists of two separate components, the PlugPlusInternet Gateway and the PlugPlusInternet Modem. The PlugPlusInternet Gateway is a modular, self-contained unit that accepts data from an existing network on one port and distributes it via a second port. The Gateway integrates a communications processor that runs a series of proprietary applications under Linux. The signal generated by the Gateway can be directly coupled into low voltage wiring via the power cord of the Gateway. The signal may also be routed to a remote injection point via an inexpensive coaxial cable. This allows the PlugPlusInternet product suite to couple into the medium voltage and multi-phase environments found in commercial buildings. A suite of software applications running on the Gateway can perform communications functions or system management functions. The Gateway is designed to network with dozens of PlugPlusInternet Modems. The PlugPlusInternet Modem is a small, self-contained unit with a standard 110V plug on one side and an Ethernet RJ-45 connector on the other.

         The PlugPlusInternet product suite delivers data at speeds in excess of 7 Mega bits per second (Mbps), with burst speeds of 12.6 Mbps. The PlugPlusInternet product suite is installed by connecting an incoming broadband signal (DSL, TL, satellite or cable modem) into the Gateway and connecting the Gateway to a building's electrical panel. Once installed, the Gateway distributes the high-speed Internet signal throughout the entire existing network of electrical wires within the building. The user may access a high-speed Internet signal by plugging the PlugPlusInternet Modem into any electrical outlet and plugging a computer Ethernet connection into the Modem. Multiple personal computers equipped with a PlugPlusInternet Modem can communicate with one another and can share a single broadband resource via the PlugPlusInternet Gateway. Moving the location of a personal computer, server, or printer is accomplished by moving the PlugPlusInternet Modem to another electrical outlet without additional wiring. Our target markets for sales of the PlugPlusInternet product suite include office buildings, hotels, schools, shopping malls, commercial buildings, multi-dwelling units, government facilities, and any other commercial facilities that have a need for Internet access and network connectivity.

         We have applied for patents that cover the unique technology integrated into the PlugPlusInternet product suite. We also continue to identify, design and develop enhancements to our core technologies that will provide additional functionality, diversification of application and desirability for current and future users of the PlugPlusInternet product suite.

         In July 2001, we announced the completion of our initial product development phase of the PlugPlusInternet product suite and, in August 2001, we announced that successful system tests of the PlugPlusInternet product suite had been performed.

         In January 2002, we shifted our management emphasis from research and development to sales and marketing of the PlugPlusInternet product suite.

         In November 2002, we successfully installed a PlugPlusInternet system at the historic Partridge Inn in Augusta, Georgia. The installation provided high-speed Internet connectivity to guest rooms, meeting rooms and a lobby kiosk. In December 2002, we conducted a product field trial at the Marriott Residence Inn-Landfall in Wilmington, NC. As part of this trial, we implemented a hotel-wide PlugPlusInternet system that provided connectivity to the hotel's 90 guest rooms, meeting rooms, common areas and a lobby kiosk.

         In January 2003, we received Federal Communications Commission (FCC) approval to market the PlugPlusInternet product suite. FCC rules permit the operation of unlicensed digital devices that radiate radio frequency emissions, provided that the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements. An independent, FCC-certified testing lab has verified that our PlugPlusInternet Gateway complies with the FCC technical requirements for Class A and Class B digital devices. No further testing of this device is required and the device may be manufactured and marketed for commercial and residential use.

         In March 2003, we entered into a Strategic Alliance Agreement with Choice Hotels International (NYSE: CHH), one of the largest hotel franchise companies in the world with more than 3,500 hotels, inns, all-suite hotels and resorts open and under development in 46 countries under the Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Rodeway Inn, EconoLodge and MainStay Suites brand names. The agreement has an initial term of two years, pursuant to which we will become a Choice Hotels-endorsed vendor offering the PlugPlusInternet product suite to Choice Hotels' U.S. franchisees. Choice Hotel franchisees that participate in our "Early Adopter Program" will receive a discount on installation and maintenance of the PlugPlusInternet product suite.

         We are a member of the HomePlug(R) Powerline Alliance, an industry trade group that engages in marketing and educational initiatives, and sets standards and specifications for products, in the powerline communications industry.

         Telkonet is a Utah corporation with its principal executive offices at 902-A Commerce Road, Annapolis, Maryland 21401. Our telephone number is (410) 897-5900.

COMPETITION

         The market for powerline communications is highly competitive. Although we are presently the only company marketing PLC products to the commercial segment, Linksys Group, Inc. (recently acquired by Cisco Systems) and Netgear, Inc. offer similar PLC solutions for the residential market. There can be no assurance that Linksys Group, Netgear or any other company will not develop PLC products that compete with our products in the future. These potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical, sales, marketing and other resources. These potential competitors may, among other things, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, obtain more favorable pricing from suppliers and manufacturers and exert more influence on the sales channel than we can. As a result, we may not be able to compete successfully with these potential competitors and these potential competitors may develop or market technologies and products that are more widely accepted than those being developed by us or that would render our products obsolete or noncompetitive.

         We anticipate that potential competitors will also intensify their efforts to penetrate our target markets. These potential competitors may have more advanced technologies, more extensive distribution channels, stronger brand names, bigger promotional budgets and larger customer bases than we do. These companies could devote more capital resources to develop, manufacture and market competing products than we could.

RAW MATERIALS

         We have not experienced any significant or unusual problems in the purchase of raw materials or commodities. While we are dependent, in certain situations, on a limited number of vendors to provide certain raw materials and components, we have not experienced significant problems or issues procuring any essential materials, parts or components. We obtain the majority of our raw materials from the following suppliers: Arrow Electronics, Inc., Avnet Electronics Marketing, Digi-Key Corporation, Intellon Corporation and Superior Manufacturing Services.

PATENTS AND TRADEMARKS

         We have various patents pending which we consider in the aggregate to constitute a valuable asset. These pending patents cover various technologies incorporated to our PlugPlusInternet product suite, including components enabling the use of electric utility power lines as a telephonic communications carrier network. We believe several of our pending patents offer us a significant competitive advantage. We are not presently a party to any license agreements.

MANUFACTURING AND INSTALLATION METHODS

         Telkonet sources its own raw material components and utilizes contract manufacturers for assembly and testing of its products. Our finished product is distributed directly from Telkonet to the customer. On July 23, 2003, Telkonet executed an agreement with CompuCom Systems, Inc. pursuant to which CompuCom has agreed to provide installation and customer support services for the PlugPlusInternet product suite. Telkonet is not presently a party to any third party distribution agreement.

RESEARCH AND DEVELOPMENT

         During the six months ended June 30, 2003 and for the year ended December 31, 2002, we spent $597,550 and $280,450, respectively, on research and development activities relating to the development of new products or improvements of existing products. We spent $120,828 in 2001 (as restated) and $119,000 in 2000 on research and development activities.

MAJOR CUSTOMERS

         Telkonet has just emerged from its development stage and, as of the date of this prospectus, has not had significant sales of its products or services.

ENVIRONMENTAL MATTERS

         We do not anticipate any material effect on our capital expenditures, earnings or competitive position due to compliance with government regulations involving environmental matters.

SEASONALITY

         We do not consider our business to be seasonal.

EMPLOYEES

         As of June 30, 2003, we had 17 full time employees. The hiring of additional key staff is planned in the areas of business development, sales and marketing, engineering and support. We believe our relations with our employees are good.

GOVERNMENT REGULATION

         We are subject to regulation in the United States by the Federal Communications Commission (FCC). We are also may be subject to regulation by government entities in other countries.

         UNITED STATES REGULATION

         FCC rules permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements. Differing technical requirements apply to "Class A" devices intended for use in commercial settings and more stringent standards apply to "Class B" devices intended for residential use. An independent, FCC-certified testing lab has verified that our PlugPlusInternet Gateways comply with the FCC technical requirements for Class A and Class B digital devices. No further testing of these devices is required and the devices may be manufactured and marketed for commercial and residential use. Additional devices designed by us for commercial and residential use will be subject to the FCC rules for unlicensed digital devices. Moreover, if in the future, the FCC changes its technical requirements for unlicensed digital devices, further testing and/or modifications of devices may be necessary.

         REGULATION ABROAD

         Our products will be subject to compliance with applicable regulatory requirements in those foreign countries where our products are sold.

PROPERTY

         We currently lease approximately 3,000 square feet office space at 902A Commerce Drive, Annapolis, Maryland 21401, where we maintain our principal business office.

         We consider this property to be suitable and adequate for its present purposes, well maintained and in good operating condition.

LEGAL PROCEEDINGS

         In March 2003, Jenson Services, Inc. and James P. Doolin filed an action against Telkonet in the Third Judicial District Court in and for Salt Lake County, State of Utah. The action sets forth various counts all based on allegations that Telkonet, through its agents, promised to undertake a registration of certain shares of Telkonet common stock owned by plaintiffs. The action seeks damages from Telkonet in unspecified amounts. Telkonet believes that plaintiffs' claims are without merit and that Telkonet has meritorious defenses to such claims. Telkonet intends to vigorously defend itself against the plaintiffs' claims in their entirety.

              MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND
                           RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board (OTCBB) under the symbol "TLKO.OB." The following table shows the high and low sales prices for our common stock as quoted on the OTCBB for the periods indicated. On August 22, 2003, the last reported sale price of our common stock was $2.70. As of August 22, 2003, there were 24,011,065 shares of our common stock issued and outstanding.

                                                          HIGH             LOW
                                                          ----             ---

YEAR ENDED DECEMBER 31, 2003
     First Quarter ...........................         $   1.33         $   1.18
     Second Quarter ..........................         $   2.67         $   2.43
YEAR ENDED DECEMBER 31, 2002
     First Quarter ...........................         $   0.87         $   0.87
     Second Quarter ..........................         $   1.53         $   1.40
     Third Quarter ...........................         $   1.08         $   0.98
     Fourth Quarter ..........................         $   0.62         $   0.56
YEAR ENDED DECEMBER 31, 2001
     First Quarter ...........................         $   1.98         $   1.98
     Second Quarter ..........................         $   1.06         $   1.00
     Third Quarter ...........................         $   0.84         $   0.83
     Fourth Quarter ..........................         $   0.95         $   0.95
YEAR ENDED DECEMBER 31, 2000
     Third Quarter ...........................         $   1.74         $   1.29
     Fourth Quarter ..........................         $   4.08         $   3.54

         We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         During our two most recent fiscal years and the subsequent interim periods, no independent accountant that was previously engaged as the principal accountant to audit our financial statements resigned, indicated that it declined to stand for re-election or was dismissed by us.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         We are presently engaging in marketing our products in Canada and contemplate future sales in various regions of the world. In connection with these foreign marketing and sales activities, we may export to and import from other countries. Our operations may, therefore, be subject to volatility because of currency fluctuations, inflation and changes in political and economic conditions in these countries. Sales and expenses may be denominated in local currencies and may be affected as currency fluctuations affect our product prices and operating costs or those of our competitors.

         We presently do not use any derivative financial instruments to hedge our exposure to adverse fluctuations in interest rates, foreign exchange rates, fluctuations in commodity prices or other market risks, nor do we invest in speculative financial instruments.

         Due to the nature of our borrowings, we have concluded that there is no material market risk exposure and, therefore, no quantitative tabular disclosures are required.

                        EXECUTIVE OFFICERS AND DIRECTORS

GENERAL

         The following table furnishes the information concerning Telkonet's executive officers and directors as of June 30, 2003:

                Name                Age                     Title
                ----                ---                     -----
         Ronald W. Pickett          55               President & Director

         Stephen Sadle              56        Chief Operating Officer & Director

         E. Barry Smith             52             Chief Financial Officer

         James Landry               49           Vice President, Engineering

         Robert P. Crabb            55                    Secretary

         Warren V. Musser           76              Chairman of the Board

         A. Hugo DeCesaris          44                     Director

         David W. Grimes            65                     Director

         RONALD W. PICKETT, President and Director, fostered the development of Telkonet since 1999 as Telkonet's principal investor and co-founder. He also was the founder, and for twenty years served as Chairman of the Board of Directors and President, of Medical Advisory Systems, Inc., which is now named Digital Angel Corporation (AMEX: "DOC"). A graduate of Gordon College, Mr. Pickett has engaged in various entrepreneurial activities for 35 years.

         STEPHEN L. SADLE, Director and Chief Operating Officer, is a co-founder of Telkonet. From 1970 to 1986 Mr. Sadle was president of a successful infrastructure construction and development company in the Washington, D.C. metro area. From 1986 to 1999, he was Vice President of Business Development and Sales for The Driggs Corporation, a major heavy and infrastructure firm interfacing with both government and the private sectors. From 1999 to 2000, Mr. Sadle was Vice President and General Sales Manager of Internos, a provider of web-based vertical intranet applications, and developed operating extranets in the transportation and construction industries.

         E. BARRY SMITH, Chief Financial Officer, is a CPA and senior financial executive with diversified experience in both public and private companies. Mr. Smith's background includes big-four public accounting experience with the firm of Deloitte & Touche, Senior Financial Partner with over 15 years executive management experience with Safeguard Scientifics, Inc. and their partner companies including: ThinAirApps, Inc. (Wireless Application Provider-sold to Palm, Inc.) and Tangram Enterprise Solutions (Software/Hardware for PC/LAN Mainframe Connectivity and Enterprise Software Management). Mr. Smith's experience also includes, Vice President of Finance & Administration for US Golf Management (Public/Private Golf Course & Restaurant Management), Vice President of Finance for International Communications Research (Market Research & Database Services) and Treasurer for The Chilton Company (Publishing).

         JAMES LANDRY, Vice President, Engineering, has over 18 years experience in developing communications hardware for the enterprise/carrier market with 3Com, US Robotics, Penril Datacomm and Data General. While at 3Com/US Robotics, he was singularly responsible for the development of the xDSL product line as well as a number of modems and interface cards. At Penril, he served as the product development leader for the Series 1544 multiplexer/channel bank and at Data General he was technical leader of system integration for ISDN WAN. Mr. Landry brings a wealth of practical design leadership and a solid history of delivering products to the marketplace. He holds four United States patents.

         ROBERT P. CRABB, Secretary, has over 35 years of sales, marketing and corporate management experience, including a career in sales and management with the Metropolitan Life Insurance Company. His entrepreneurial expertise also includes public company administration, financial consulting and commercial/residential real estate development. Mr. Crabb oversees Telkonet's public company administration and corporate governance, is a former Director of Telkonet and has been involved with Telkonet since 1999.

         WARREN V. MUSSER, Chairman of the Board of Directors, has had extensive experience with public companies during his distinguished and successful career as an entrepreneur. A partial list of his accomplishments includes: Chairman Emeritus, Safeguard Scientifics, Inc. (formerly Safeguard Industries, Inc.), Chairman of the Board and Chief Executive Officer, Safeguard Scientifics, Inc., Founder, Chairman of the Board and President, Lancaster Corporation (became Safeguard Industries, Inc.), Founder & President, Musser and Company, Inc. (Investment Banking Firm). In addition, Mr. Musser is a Director of CompuCom Systems, Inc. and Internet Capital Group, Inc., Vice Chairman of Nutri/System, Inc. and Eastern Technology Council and Chairman of Economics, PA. He also serves as the Vice President/Development, Cradle of Liberty Council of the Boy Scouts of America.

         A. HUGO DECESARIS, Director, has over 25 years experience in the homebuilding industry with Washington Homes, Inc., where he served as Vice President and a member of the Board of Directors. In January of 2001, Washington Homes, Inc. became a wholly-owned subsidiary of K. Hovnanian Enterprises, Inc. and is now one of the top ten homebuilders in the nation. Mr. DeCesaris is currently the Regional Vice President for the Maryland Division of Washington Homes, Inc., President and owner of Southern Maryland's largest Marina and a member of the Board of Directors of MNCBIA Volume Builders Council.

         DAVID W. GRIMES, Director, is a co-founder of Telkonet. From 1963 to 1982, Mr. Grimes was a senior executive with NASA, heading the $200 million per year Delta Program. He also was founder, and from 1982 to 1989 served as Chief Executive Officer, of Transpace Carriers Inc., a venture to commercialize the Delta launch vehicle. From 1989 to 1992, he was the Engineering Division

Director at EER Inc., with supervisory responsibility for more than 100 engineers and technicians on electrical mechanical and thermal tasks for Goddard Space Flight Center. From 1992 to 1999, Mr. Grimes served as Chief Engineer for Final Analysis, Inc. and led the design and development of the Low Earth Orbit constellation of 38 satellites for use in global store and forward communications. Mr. Grimes is a recognized expert in space and ground communications systems.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Telkonet for the fiscal year ended December 31, 2002 for each of the three highest paid persons who are officers or directors of Telkonet.


     NAME AND                                     BASE                             OTHER ANNUAL
PRINCIPAL POSITION                  YEAR          SALARY($)           BONUS ($)    COMPENSATION($)
------------------                  ----          ---------           ---------    ---------------
                                    2000          $  76,747           $ 0          $ 0
Peter Larson (1)                    2001          $ 160,484           $ 0          $ 0
Chief Executive Officer             2002          $   4,000           $ 0          $ 0

                                    2000          $       0           $ 0          $ 0
J. Gregory Fowler (2)               2001          $       0           $ 0          $ 0
Chief Executive Officer             2002          $ 114,000           $ 0          $ 0

                                    2000          $       0           $ 0          $ 0
David S. Yaney (3)                  2001          $       0           $ 0          $ 0
Chief Technology Officer            2002          $  73,000           $ 0          $ 0

                                    2000          $       0           $ 0          $ 0
James Landry                        2001          $  29,000           $ 0          $ 0
Vice President, Engineering         2002          $ 116,000           $ 0          $ 0

                                    2000          $  78,270           $ 0          $ 0
Stephen L. Sadle                    2001          $ 160,484           $ 0          $ 0
Chief Operating Officer             2002          $ 130,000           $ 0          $ 0

(1) Mr. Larson resigned as Chief Executive Officer of Telkonet on January 12, 2002.
(2) On January 30, 2002, Mr. Fowler was appointed Chief Executive Officer of Telkonet. Mr. Fowler resigned as Chief Executive Officer of Telkonet on December 12, 2002.
(3) Dr. Yaney was appointed Chief Technology Officer of Telkonet on February 15, 2002. Dr. Yaney resigned as Chief Technology Officer of Telkonet on September 3, 2002.

OPTION/SAR GRANTS

         The following table sets forth information concerning stock options granted in the fiscal year ended December 31, 2002, to the persons listed on the Summary Compensation Table.

                                                             PERCENT OF TOTAL
                                    NUMBER OF SECURITIES   OPTIONS/SARS GRANTED    EXERCISE OF
                                         UNDERLYING           TO EMPLOYEE IN        BASE PRICE     EXPIRATION
               NAME                 OPTIONS/SARS GRANTED        FISCAL YEAR           ($/SH)          DATE
               ----                 --------------------        -----------           ------          ----
Peter Larson                        0                          0                      $ 0          0


J. Gregory Fowler                   650,000 (1)                22.9%                  $ 1.00       1/29/2012


David S. Yaney                      400,000                    14.1%                  $ 1.00       2/15/2012


James Landry                        100,000                    3.5%                   $ 1.00       2/15/2012


Stephen L. Sadle                    1,000,000                  35.5%                  $ 1.00       1/12/2012

-----------------
(1) This includes 450,000 shares of our common stock subject to purchase pursuant to options that were forfeited by Mr. Fowler upon his resignation on December 12, 2002.

AGGREGATED OPTION/SAR EXERCISES

         The following table summarizes information relating to stock option exercises during the year ended December 31, 2002 by those persons listed on the Summary Compensation Table.

                                    AGGREGATE OPTION EXERCISES IN 2002 AND
                                     OPTION VALUES AS OF DECEMBER 31, 2002
                                                    NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-MONEY
                                                        UNEXERCISED OPTIONS AT                     OPTIONS AT
                                                           DECEMBER 31, 2002                 DECEMBER 31, 2002 (1)
                                                           -----------------                 ------------------
                        SHARES
                        ACQUIRED
                        ON              VALUE
NAME                    EXERCISE        REALIZED    EXERCISABLE     UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
----                    --------        --------    -----------     -------------        -----------     -------------
Peter Larson            0               $ 0            0            0                    $ 0             $ 0

J. Gregory Fowler       0               $ 0            200,000      0                    $ 0             $ 0

David S. Yaney          0               $ 0             50,000      0                    $ 0             $ 0

James Landry            0               $ 0             78,845      0                    $ 0             $ 0

Stephen L. Sadle        1,000,000(2)    $ 8,330        0            0                    $ 0             $ 0

-----------------------
(1) Based on a stock price of $0.55, which was the average of the high asked and low bid prices reported on December 31, 2002.
(2) Mr. Sadle sold 166,600 shares in a private sale in 2002 and returned the remaining 833,400 shares to the Company as part of a recapitalization. See, "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" on page 25 of this prospectus.

DIRECTORS' COMPENSATION

         Telkonet reimburses directors for costs and expenses in connection with their attendance and participation at Board of Directors meetings and for other travel expenses incurred on Telkonet's behalf. Telkonet has the authority to compensate each non-management director $250.00 for each meeting of the Board of Directors. As of the date of this prospectus, no such payments have been made.

         In January 2003, options to purchase the following number of shares were granted to the following non-employee directors of Telkonet under the Stock Incentive Plan: David Grimes (900,000 shares) and Warren Musser (2,000,000 shares). These options entitle the holder to purchase shares of Telkonet common stock at $1.00 per share and vest ratably over twelve quarters beginning January 1, 2003. These options are not "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986. Approval of the grant of these options will be submitted to Telkonet's stockholders at the 2003 annual meeting of stockholders.

EMPLOYMENT AGREEMENTS

         Peter Larson, former Chief Executive Officer, was employed pursuant to an employment agreement for a three-year term that commenced June 19, 2000 and provided for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. Mr. Larson resigned from his employment on January 12, 2002.

         Mr. Sadle, Chief Operating Officer, is employed pursuant to an employment agreement for a three-year term that commenced June 19, 2000 and provides for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. On April 24, 2002, Mr. Sadle's employment agreement was amended to, among other things, extend the term through December 31, 2004. On January 18, 2003, Telkonet and Mr. Sadle executed a new employment agreement, the terms of which superceded the terms of the April 24, 2002 amended employment agreement. The January 18, 2003 employment agreement has a term of three years and provides for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies.

         Mr. Fowler, former Chief Executive Officer, was employed pursuant to an employment agreement for a three-year term that commenced January 30, 2002 and provided for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. Mr. Fowler resigned effective December 12, 2002.

         David S. Yaney, former Chief Technology Officer, was employed pursuant to an employment agreement for a three-year term that commenced February 15, 2002 and provided for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. Dr. Yaney resigned effective September 3, 2002.

         Mr. Landry, Vice President--Engineering, has been employed since September 24, 2001 with an annual salary of $160,000 with bonuses and benefits based upon Telkonet's internal policies.

         Mr. Crabb, corporate secretary, is employed pursuant to an employment agreement for a three year term that commenced January 18, 2003 and provides for an annual salary of $120,000 and bonuses and benefits based upon Telkonet's internal policies.

         Mr. Pickett, President, is employed pursuant to an employment agreement for an unspecified term that commenced January 30, 2003 and provides for an annual salary $100,000, 3,000 shares of our common stock per month for each month of his employment and bonuses and benefits based upon Telkonet's internal policies.

         Mr. Smith, Chief Financial Officer, is employed pursuant to an employment agreement for a one-year term that commenced February 17, 2003 and provides for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies.

         Mr. Lubert, former Chief Executive Officer, was employed pursuant to an employment agreement for a two-year term that commenced January 1, 2003 and provided for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. Mr. Lubert resigned effective June 16, 2003, however, Telkonet has agreed to pay Mr. Lubert's salary through December 17, 2004.

         In addition, under the Stock Incentive Plan, stock options are periodically granted to employees at the discretion of the Board of Directors. Executives of Telkonet are eligible to receive stock option grants, based upon individual performance and the performance of Telkonet as a whole.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Telkonet presently does not have any committees of the Board of Directors. However, on August 12, 2003 the Board of Directors voted unanimously to expand our Board of Directors to seven. The Board of Directors is presently considering candidates for appointment to these vacant board seats. We intend that these new directors will be "independent" as such term is defined by Rule 4200(a)(14) of the Rules of the National Association of Securities Dealers. Once appointed, each independent director will serve until the next annual meeting of our stockholders and his successor is duly elected and qualified.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of August 22, 2003, the number of shares of Telkonet's common stock beneficially owned by each director and executive officer of Telkonet, by all directors and executive officers as a group, and by each person known by Telkonet to own beneficially more than 5.0% of the outstanding common stock.

                                                 SHARES BENEFICIALLY
BENEFICIAL OWNER (1)                             OWNED                              PERCENT OF CLASS
----------------                                 -----                              ----------------
Howard Lubert
435 Devon Park Drive
Building 500
Wayne, PA 19087                                  83,333 (2)                                       0.3%

E. Barry Smith
435 Devon Park Drive
Building 500
Wayne, PA 19087                                  87,501 (3)                                      0.4%

Stephen Sadle,
902-A Commerce Road
Annapolis, MD 21401                              3,946,600 (4)                                  16.3%

James Landry
902-A Commerce Road
Annapolis, MD 21401                              176,763 (5)                                      0.7%

Robert P. Crabb
902-A Commerce Road
Annapolis, MD 21401                              641,331 (6)                                      2.6%

Warren V. Musser
435 Devon Park Drive
Building 500
Wayne, PA 19087                                  500,001 (7)                                     2.0%

Ronald W. Pickett
902-A Commerce Road
Annapolis, MD 21401                              2,679,964 (8)                                 11.2%

David Grimes
902-A Commerce Road
Annapolis, MD 21401                              1,523,000 (9)                                    6.3%

L. Peter Larson
902-A Commerce Road
Annapolis, MD 21401                              2,505,285 (10)                                 10.0%

Hugo DeCesaris
902-A Commerce Road
Annapolis, MD 21401                              1,375,000 (11)                                 5.5%

Jenson and Associates,
5525 South 900 East
Suite 110
Salt Lake City, Utah  84117                      1,980,000                                      8.2%

All directors and executive
officers as a group                              13,518,778                                    49.2%

--------------------
(1) Unless otherwise indicated, each person has sole power to vote and dispose, or direct the disposition of, all shares of common stock beneficially owned, subject to applicable community property and similar laws.
(2) Includes immediately exercisable options to purchase 83,333 shares of Telkonet common stock at $1.00 per share.

(3) Includes immediately exercisable options to purchase 58,334 shares of Telkonet common stock at $1.00 per share.
(4) Includes immediately exercisable options to purchase 225,000 shares of Telkonet common stock at $1.00 per share.
(5) Includes immediately exercisable options to purchase 176,763 shares of Telkonet common stock at $1.00 per share.
(6) Includes immediately exercisable options to purchase 125,000 shares of Telkonet common stock at $1.00 per share. Also includes 279,793 shares of Telkonet common stock and immediately exercisable options to purchase 236,538 shares of Telkonet common stock at $1.00 per share owned by Susquehanna Development Company, LLC of which Mr. Crabb is the managing member.
(7) Includes immediately exercisable options to purchase 500,001 shares of Telkonet common stock at $1.00 per share.
(8) Includes 21,000 shares of our common stock subject to issuance pursuant to Mr. Pickett's employment agreement.
(9) Includes immediately exercisable options to purchase 225,000 shares of Telkonet common stock at $1.00 per share.
(10) Includes immediately exercisable options to purchase 1,000,000 shares of Telkonet common stock at $1.00 per share.
(11) Includes an immediately exercisable warrant to purchase 815,000 shares of Telkonet common stock at $0.50 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         STOCK REPURCHASES

         On January 12, 2002, the Board of Directors approved a plan authorizing the repurchase of certain shares of, and options to purchase, Telkonet common stock owned by Messrs. Grimes, Larson and Sadle. Each of Messrs. Grimes, Larson and Sadle, at the time of the stock repurchase, owned in excess of five percent of the issued and outstanding shares of Telkonet common stock and were directors and executive officers of Telkonet.

         As part of the stock repurchase, Mr. Grimes surrendered 3,721,918 shares of Telkonet common stock and options to purchase 160,000 shares of Telkonet common stock owned by him. In consideration of the surrender of these shares and options, Telkonet retained Mr. Grimes as a consultant for a period of three years and issued to Mr. Grimes fully vested options to purchase 1,000,000 shares of Telkonet common stock at fair market value on the date of exercise, but not less than $1.00 per share. In addition, Mr. Grimes agreed that certain shares of Telkonet common stock owned by him would be subject to a 36-month lock-up agreement under which 50,000 shares would be released on each of December 1, 2002 and December 1, 2003 and the remaining shares would be released on January 1, 2005. On April 24, 2002, the terms of Mr. Grimes' lock-up agreement were amended to permit the immediate release of 139,280 shares of Telkonet common stock, the release of 50,000 shares of Telkonet common stock on December 1, 2002, the release of 50,000 shares of Telkonet common stock on December 1, 2003 and the release of the remaining Telkonet common stock on January 1, 2005. The revised lock-up agreement also provided for the release of common stock in proportion to the number of options to purchase Telkonet common stock exercised by Mr. Grimes from time to time during the term of the lock-up agreement. As of December 31, 2002, Mr. Grimes had exercised all of the options issued to Mr. Grimes in the repurchase. Consequently, all of the shares subject to Mr. Grimes' revised lock-up agreement were released as of December 31, 2002.

         Mr. Larson surrendered 705,000 shares of Telkonet common stock and options to purchase 200,000 shares of Telkonet common stock owned by him. In consideration of the surrender of these shares and options, Telkonet retained Mr. Larson as a consultant for a period of three years and issued to Mr. Larson fully vested options to purchase 1,000,000 shares of Telkonet common stock at fair market value on the date of exercise, but not less than $1.00 per share. In addition, Mr. Larson agreed that certain shares of Telkonet common stock owned by him would be subject to a 36-month lock-up agreement under which 50,000 shares would be released on each of December 1, 2002 and December 1, 2003 and the remaining shares would be released on January 1, 2005. On April 24, 2002, the terms of Mr. Larson's lock-up agreement were amended to permit the immediate release of 139,280 shares of Telkonet common stock, the release of 50,000 shares of Telkonet common stock on December 1, 2002, the release of 50,000 shares of Telkonet common stock on December 1, 2003 and the release of the remaining Telkonet common stock on January 1, 2005. The revised lock-up agreement also provides for the release of common stock in proportion to the number of options to purchase Telkonet common stock exercised by Mr. Larson from time to time during the term of the lock-up agreement.

         Mr. Sadle surrendered 2,147,694 shares of Telkonet common stock and options to purchase 200,000 shares of Telkonet common stock owned by him. In consideration of the surrender of these shares and options, the Board of Directors granted Mr. Sadle options to purchase 1,000,000 shares of Telkonet common stock at fair market value on the date of exercise, but not less than $1.00 per share. In addition, Mr. Sadle agreed that certain shares of Telkonet common stock owned by him would be subject to a 36-month lock-up agreement under which 50,000 shares would be released on each of December 1, 2002 and December 1, 2003 and the remaining shares would be released on January 1, 2005. On April 24, 2002, the terms of Mr. Sadle's lock-up agreement were amended to permit the immediate release of 139,280 shares of Telkonet common stock, the release of 50,000 shares of Telkonet common stock on December 1, 2002, the release of 50,000 shares of Telkonet common stock on December 1, 2003 and the release of the remaining Telkonet common stock on January 1, 2005. The revised lock-up agreement also provides for the release of common stock in proportion to the number of options to purchase Telkonet common stock exercised by Mr. Sadle from time to time during the term of the lock-up agreement. As of December 31, 2002, Mr. Sadle had exercised all of the options issued to Mr. Sadle in the repurchase. Consequently, all of the shares subject to Mr. Sadle's revised lock-up agreement were released as of December 31, 2002.

         Mr. Sadle's employment agreement was also amended to include a provision by which Mr. Sadle would be required to forfeit shares of Telkonet common stock owned by him, up to an aggregate of 1,500,000 shares of common stock, in the event he voluntarily terminated his employment prior to the end of its 36-month term. Pursuant to the amended employment agreement, Mr. Sadle was required to forfeit 40,000 shares for each month following the month in which he resigned until the expiration of the amended employment agreement. The amended employment agreement also extended the term of Mr. Sadle's employment until December 31, 2004. On January 30, 2003, the Board of Directors approved an amendment to Mr. Sadle's employment agreement that permits the release of the 1,500,000 shares of common stock subject to forfeiture upon Mr. Sadle's resignation in proportion to the number of options to purchase Telkonet common stock exercised by Mr. Sadle from time to time during the term of the employment agreement. As of December 31, 2002, Mr. Sadle had exercised all of the options issued to Mr. Sadle in the repurchase. Consequently, all of the shares subject to forfeiture pursuant to Mr. Sadle's revised employment agreement were released from such forfeiture restriction as of January 30, 2003.

         PERSONAL GUARANTY BY A DIRECTOR OF TELKONET

         On March 9, 2001, we issued A. Hugo DeCesaris, a Telkonet director and stockholder owning in excess of 5.0% of Telkonet's issued and outstanding common stock, a warrant to purchase 1,000,000 shares of our common stock at $0.50 per share as consideration for his personal guaranty of Telkonet's $250,000 line of credit with First Mariner Bank.

         LOANS BY OFFICERS AND SIGNIFICANT STOCKHOLDERS

         In 2001 and 2002, Ronald W. Pickett and Stephen Sadle, each of whom is a director and officer of Telkonet and owns in excess of 5.0% of the issued outstanding Telkonet common stock, loaned $200,000 and $4,830, respectively, to Telkonet for working capital purposes. At the time of such loans, no formal repayment terms or arrangements were agreed to by the parties. On December 30, 2002, the aggregate remaining principal balance owed by Telkonet to Mr. Pickett was forgiven in exchange for Telkonet Series B Debentures. On January 31, 2003, the aggregate principal balance owed by Telkonet to Mr. Sadle was repaid in full, without interest.

         On June 1, 2001, Hugo DeCesaris, a director of Telkonet and a stockholder owning in excess of 5.0% of Telkonet's issued and outstanding common stock, loaned $7,500 to Telkonet for working capital purposes. At the time of such loan, no formal repayment terms or arrangements were agreed to by the parties. As of December 31, 2002, the aggregate remaining principal balance owed by Telkonet to Mr. DeCesaris was $7,500.

         PURCHASE OF CONVERTIBLE DEBENTURES

         During the third quarter of 2001, Telkonet commenced an offering of up to $1,689,100 principal amount of Series A Debentures. The Series A Debentures each accrue interest at 8.0% per annum and mature three years from the date of purchase. Each Series A Debenture is convertible at any time following the six month anniversary of the date of issuance of such Series A Debenture into shares of Telkonet common stock at a conversion price equal to $0.50 per share for each $10,000 principal amount plus interest of the Series A Debenture converted. In connection with the placement of the Series A Debentures, Telkonet issued non-detachable warrants granting holders the right to acquire 1,689,100 share of our common stock at $1.00 per share.

         During the fourth quarter of 2002, Telkonet commenced an offering of up to $2,500,000 principal amount of Series B Debentures. The Series B Debentures each accrue interest at 8.0% per annum and mature three years from the date of purchase. Each Series B Debenture is convertible at any time following the six month anniversary of the date of issuance of such Series B Debenture into shares of Telkonet common stock at a conversion price equal to $0.55 per share for each $10,000 principal amount plus interest of the Series B Debenture converted. In connection with the placement of the Series B Debentures, Telkonet issued non-detachable warrants granting holders the right to acquire 2,500,000 shares of our common stock at $1.00 per share.

         As of March 26, 2003, Telkonet sold Series A and Series B Debentures having an aggregate principal value of $4,189,100, of which $824,000 was attributable to sales to the following Telkonet directors, officers and 5.0% shareholders, and members of their immediate family:

         NAME                            PURCHASE PRICE
         ----                            --------------

         Stephen L. Sadle                   $   65,000

         David Grimes                       $   65,000

         Hugo DeCesaris                     $   42,000 (1)

         Ronald W. Pickett                  $  200,000

         E. Barry Smith                     $   20,000

         Howard E. Lubert                   $  100,000

         Robert P. Crabb                    $    7,000

         Warren V. Musser                   $  325,000 (2)

         -----------------
         (1) Includes Series A Debentures having an aggregate principal value of $20,000 and Series B Debentures having an aggregate principal value of $22,000 purchased by a members of Mr. DeCesaris' immediate family.
         (2) Includes Series B Debentures having an aggregate principal value of $25,000 purchased by Mr. Musser's wife, and Series B Debentures having an aggregate principal value of $200,000 purchased by The Musser Foundation, of which Mr. Musser is the founder.

         ARRANGEMENT WITH A DIRECTOR AND EXECUTIVE OFFICER

         On January 29, 2002, we granted Susquehanna Development, LLC options to purchase 300,000 shares of our common stock at $1.00 per share as consideration for certain business services provided by Susquehanna Development. Robert P. Crabb, our corporate secretary, is the managing member of Susquehanna Development.

         In January, 2003, we entered into an oral agreement with Warren V. Musser, Chairman of our Board of Directors, pursuant to which we agreed to pay Mr. Musser a commission equal to 8.0% of the aggregate value of Series B Debentures purchased by persons referred to Telkonet by Mr. Musser. Pursuant to this agreement, Mr. Musser received $8,000.

         In January, 2003, we entered into an oral agreement with Howard Lubert, Telkonet's former Chief Executive Officer, pursuant to which we agreed to pay Mr. Lubert a commission equal to 8.0% of the aggregate value of Series B Debentures purchased by persons referred to Telkonet by Mr. Lubert. Pursuant to this agreement, Mr. Lubert received $12,000.

                                 USE OF PROCEEDS

         All net proceeds from the sale of our common stock will go to the selling stockholders selling common stock under this prospectus. We will not receive any proceeds from the sale of the common stock sold by the selling stockholders. The proceeds Telkonet receives from the exercise of warrants, the underlying shares of our common stock of which are included in this prospectus, will be used to expand sales and marketing efforts, support strategic partnership programs, build required infrastructure and fund working capital requirements.

                              SELLING STOCKHOLDERS

         During the third quarter of 2001, we commenced an offering of up to $1,689,100 principal amount of Series A Debentures. The Series A Debentures each accrue interest at 8.0% per annum and mature three years from the date of purchase. Each Series A Debenture is convertible at any time following the six month anniversary of the date of issuance of such Series A Debenture into shares of Telkonet common stock at a conversion price equal to $0.50 per share for each $10,000 principal amount plus interest of the Series A Debenture converted. In connection with the placement of the Series A Debentures, Telkonet issued non-detachable warrants granting holders the right to acquire 1,689,100 share of our common stock at $1.00 per share. As of May 23, 2002, the Series A Debenture offering was fully subscribed.

         During the fourth quarter of 2002, we commenced an offering of up to $2,500,000 principal amount of Series B Debentures. The Series B Debentures each accrue interest at 8.0% per annum and mature three years from the date of purchase. Each Series B Debenture is convertible at any time following the six month anniversary of the date of issuance of such Series B Debenture into shares of our common stock at a conversion price equal to $0.55 per share for each $10,000 principal amount plus interest of the Series B Debenture converted. In connection with the placement of the Series B Debentures, we also issued non-detachable warrants granting holders the right to acquire 2,500,000 shares of our common stock at $1.00 per share. As of February 14, 2003, the Series B Debenture offering was fully subscribed.

         During the second quarter of 2003, we commenced an offering of up to $5,000,000 principal amount of Senior Notes. The Senior Notes each accrue interest at 8.0% per annum, mature three years from the date of purchase and are secured by a first priority security interest in all of the intellectual property assets of Telkonet. In connection with the placement of the Senior Notes, we also issued non-detachable warrants granting holders the right to acquire 6,250,000 shares of our common stock at $1.00 per share. As of June 26, 2003, the Senior Note offering was fully subscribed.

         The shares of our common stock covered by this prospectus include shares of common stock acquired by the selling stockholders pursuant to the conversion of the Series A and Series B Debentures (including outstanding principal and accrued interest) and shares of our common stock that have been issued or will be issued upon the exercise of warrants to purchase shares of our common stock issued in the Series A and Series B Debenture offerings and the Senior Note offering. The following table provides certain information regarding the selling stockholders' beneficial ownership of our common stock prior to and after the offering. Beneficial ownership is determined under the SEC's rules, and generally includes voting or investment power with respect to securities.

                                                                                            NUMBER OF
                                       NUMBER OF SHARES                                   SHARES OWNED
                                      OWNED PRIOR TO THE      NUMBER OF SHARES BEING        AFTER THE     PERCENTAGE
SELLING STOCKHOLDER                        OFFERING              OFFERED FOR SALE           OFFERING (1)   OF CLASS
=================================== ======================    =====================    =================  ===========
Cynthia S. Abshire                          37,455                 37,455                       0              0%

Robert Abshire                              16,027                 16,027                       0              0%

Michael G. and Maria Accattato              90,539                 90,539                       0              0%

F. Scott and Barbara Addis                  57,455                 57,455                       0              0%

Steven Agnoff                               68,013                 68,013                       0              0%

Burgess M. Allen, Jr.                       43,914                 43,914                       0              0%

Henry Alperin                               303,138                303,138                      0              0%

Mark D. Anderson                            10,055                 10,055                       0              0%

George Anthony                              28,763                 28,763                       0              0%

Fred C. Applegate Trust                     250,000                250,000                      0              0%

Ozcan Ardan                                 16,194                 16,194                       0              0%

Wendel B. Ardrey                            28,735                 28,735                       0              0%

Kerry Armbruster                            144,227                144,227                      0              0%

Tonya Armstrong                             11,569                 11,569                       0              0%

Nancy P. Arnold                             48,583                 48,583                       0              0%

Sonan L. Ashley                             234,264                234,264                      0              0%

Attkisson, Carter, and Akers,
  Incorporated                              677,788                677,788                      0              0%

Augusta Cardiology Clinic                   182,958                182,958                      0              0%

John W. Baker                               125,000                125,000                      0              0%

Burton Barmore                              12,389                 12,389                       0              0%

Bryan W. Baughman                           22,672                 22,672                       0              0%

Matthew K. Beckstead                        211,476                211,476                      0              0%

Rod K. Beckstead                            53,105                 53,105                       0              0%

Berkin Business S.A.                        125,000                125,000                      0              0%

Valerie Biskey                              155,368                155,368                      0              0%

Horace Blalock                              174,673                174,673                      0              0%

A. Boardman Oil Company                     28,743                 28,743                       0              0%

J. Dickey Boardman, Jr.                     7,185                  7,185                        0              0%

                                       29

                                                                                            NUMBER OF
                                       NUMBER OF SHARES                                   SHARES OWNED
                                      OWNED PRIOR TO THE      NUMBER OF SHARES BEING        AFTER THE     PERCENTAGE
SELLING STOCKHOLDER                        OFFERING              OFFERED FOR SALE           OFFERING       OF CLASS
=================================== ======================    =====================    =================  ===========

Robert L. Bower                             63,966                 63,966                       0              0%

Barbara Sue Bramlett                        32,389                 32,389                       0              0%

Jackie Brooks                               222,891                222,891                      0              0%

Barry S. Bryant                             70,337                 70,337                       0              0%

Carolyn H. Byrd                             125,000                125,000                      0              0%

Patsy D. Clayton                            14,381                 14,381                       0              0%

Lynn Claytor                                125,000                125,000                      0              0%

Robert Clemmens                             14,397                 14,397                       0              0%

Bryan Coats                                 14,371                 14,371                       0              0%

Kathy Coleman                               70,994                 70,994                       0              0%

I.R. Collier                                19,233                 19,233                       0              0%

Edward A. Corley                            189,778                189,778                      0              0%

William D. Corley                           128,902                128,902                      0              0%

James Cosper                                972                    972                          0              0%

Robert P. and Kriss Crabb                   20,109 (2)             20,109                       0              0%

John R. Cralle                              61,232                 61,232                       0              0%

Tony and Johanna Currin                     37,231                 37,231                       0              0%

John Daily                                  15,817                 15,817                       0              0%

Charles Daniel                              178,180                178,180                      0              0%

Anthony DeCesaris, Jr.                      63,350 (3)             63,350                       0              0%

Joseph A. and Donna M. DeCesaris            44,778 (4)             44,778                       0              0%

Amy Dickson                                 10,055                 10,055                       0              0%

Milton O. Dickson, Sr.                      10,055                 10,055                       0              0%

Tommy Duncan                                239,910                239,910                      0              0%

Barry Dunn                                  169,108                169,108                      0              0%

William A. Dunn, Jr.                        211,887                211,887                      0              0%

J. Martin Echols                            355,475                355,475                      0              0%

Robert Edmond                               109,138                109,138                      0              0%

Verda C. Elrod                              10,077                 10,077                       0              0%

EPM AG                                      125,000                125,000                      0              0%

EPM Holdings AG                             125,000                125,000                      0              0%

Paul Facchina, Jr.                          15,837                 15,837                       0              0%

D. Greer Falls                              15,885                 15,885                       0              0%

Dorth G. Falls                              28,850                 28,850                       0              0%

Frank A. Farnesi                            31,250                 31,250                       0              0%

                                       30

                                                                                            NUMBER OF
                                       NUMBER OF SHARES                                   SHARES OWNED
                                      OWNED PRIOR TO THE      NUMBER OF SHARES BEING        AFTER THE     PERCENTAGE
SELLING STOCKHOLDER                        OFFERING              OFFERED FOR SALE           OFFERING       OF CLASS
=================================== ======================    =====================    =================  ===========

Edward J. Farrell                           312,500                312,500                      0              0%

Robert J. Ferrara                           125,930                125,930                      0              0%

First Mirage, Inc.                          125,000                125,000                      0              0%

First Montauk Securities Corp.              50,000                 50,000                       0              0%

Patsy A. Fisher                             45,029                 45,029                       0              0%

H.E. and Paula Fowler                       64,357 (5)             64,357                       0              0%

Joseph A. and Cecelia A. Fowler             64,357 (6)             64,357                       0              0%

J. Gregory and Sherry L. Fowler             31,976 (7)             31,976                       0              0%

Kurt Friemann                               125,000                125,000                      0              0%

Donna Michelle Godwin Trust                 15,817                 15,817                       0              0%

David W. and Suzanne Grimes                 207,109 (8)            207,109                      0              0%

Donnie W. Guy                               70,246                 70,246                       0              0%

Thomas M. Hall                              315,298                315,298                      0              0%

Richard A. Hansen                           312,500                312,500                      0              0%

Franklin D. Hart, Jr.                       96,521                 96,521                       0              0%

The Hart Organization Corp.                 62,500                 62,500                       0              0%

James A. Hendrickson                        302,410                302,410                      0              0%

Robert F. Heishman                          60,450                 60,450                       0              0%

High Capital Funding, LLC                   187,500                187,500                      0              0%

James H. Hillis, Jr.                        57,487                 57,487                       0              0%

Hitschler Enterprises, LLC                  500,000                500,000                      0              0%

Kevin J. Hoban                              38,959                 38,959                       0              0%

Judith Hollington                           45,817                 45,817                       0              0%

Larry Hollington                            64,444                 64,444                       0              0%

A. Louis Hook, Jr.                          32,389                 32,389                       0              0%

Kenneth S. Hudson                           103,449                103,449                      0              0%

Dale L. Hutchins                            5,000                  5,000                        0              0%

Ronald Jacobson                             14,491                 14,491                       0              0%

Faye S. Jennings                            28,727                 28,727                       0              0%

Joseph L. and Karen L. Johnson, III         32,231                 32,231                       0              0%

David E. Jones                              4,329                  4,329                        0              0%

Glen E. Jones                               25,000                 25,000                       0              0%

J. Pope and Gail W. Jones                   18,467                 18,467                       0              0%

John Pope Jones                             7,478                  7,478                        0              0%

David Jordon                                316,093                316,093                      0              0%

                                       31

                                                                                            NUMBER OF
                                       NUMBER OF SHARES                                   SHARES OWNED
                                      OWNED PRIOR TO THE      NUMBER OF SHARES BEING        AFTER THE     PERCENTAGE
SELLING STOCKHOLDER                        OFFERING              OFFERED FOR SALE           OFFERING       OF CLASS
=================================== ======================    =====================    =================  ===========

Richard L. Keller                           16,194                 16,194                       0              0%

James R. Kelley                             60,872                 60,872                       0              0%

Nancy Kines                                 64,778                 64,778                       0              0%

Michael Kingoff                             5,000                  5,000                        0              0%

Richard Knight, Sr.                         14,405                 14,405                       0              0%

Richard L. Kunkle                           21,572                 21,572                       0              0%

Langtry Trust Group                         125,000                125,000                      0              0%

P. David and Jennifer Leinwand              5,000                  5,000                        0              0%

Joanne Leonard                              8,277                  8,277                        0              0%

Tom Leonard                                 73,097                 73,097                       0              0%

James T. Lewis                              161,945                161,945                      0              0%

Ronald and Brenda Boyette Lindquist         29,154                 29,154                       0              0%

Dianne H. Lollis                            15,800                 15,800                       0              0%

Hoyt G. Louder                              250,000                250,000                      0              0%

Howard and Barbara Lubert                   287,357 (9)            287,357                      0              0%

Earl Marshall                               57,671                 57,671                       0              0%

Phillip R. Mason                            229,208                229,208                      0              0%

Joseph H. May                               22,893                 22,893                       0              0%

Alice McCoy                                 34,200                 34,200                       0              0%

J. Lavern McCullough                        48,583                 48,583                       0              0%

Cynthia L. McDonald                         171,319                171,319                      0              0%

Daniel McGinnis                             62,500                 62,500                       0              0%

M. Dixon McKay                              339,098                339,098                      0              0%

Charles McPherson                           15,837                 15,837                       0              0%

Meadow Ventures                             103,939                103,939                      0              0%

Eugenia Medlock                             197,713                197,713                      0              0%

Claire Merica                               15,817                 15,817                       0              0%

Jan O. and Janice M. Miller                 15,846                 15,846                       0              0%

Lawrence W. and Crystal D. Moeller          32,178                 32,178                       0              0%

Robert A and Cathleen Parlett Moeller       38,614                 38,614                       0              0%

Maria Molinsky                              31,250                 31,250                       0              0%

Louis Mulherin, Jr.                         254,436                254,436                      0              0%

Julian I. Murphy                            28,743                 28,743                       0              0%

Hilary Musser                               71,819 (10)            71,819                       0              0%

Peter Musser, Jr.                           824,555 (11)           824,555                      0              0%

                                       32

                                                                                            NUMBER OF
                                       NUMBER OF SHARES                                   SHARES OWNED
                                      OWNED PRIOR TO THE      NUMBER OF SHARES BEING        AFTER THE     PERCENTAGE
SELLING STOCKHOLDER                        OFFERING              OFFERED FOR SALE           OFFERING       OF CLASS
=================================== ======================    =====================    =================  ===========

The Musser Foundation                       60,004 (12)            60,004                       0              0%

Eric Newquist                               15,817                 15,817                       0              0%

Patrick L. O'Donnell                        24,479                 24,479                       0              0%

John G. and Nancy Lee Page                  71,105                 71,105                       0              0%

John Parlett, Jr.                           28,727 (13)            28,727                       0              0%

W. Timothy Parlett                          5,000 (14)             5,000                        0              0%

William Parlett                             28,731 (15)            28,731                       0              0%

Pasquale Patrizio                           12,500                 12,500                       0              0%

Walter M. and Susan R. Patterson, III       28,763                 28,763                       0              0%

Selena Peregoy                              15,817                 15,817                       0              0%

Brian K. Phelan                             287,915                287,915                      0              0%

Jana S. Pine                                110,085                110,085                      0              0%

Ted A. Poore                                34,774                 34,774                       0              0%

Randall Redmond                             14,395                 14,395                       0              0%

Kenneth J. Remington                        48,583                 48,583                       0              0%

Gerry Rhodes                                28,791                 28,791                       0              0%

Caroline T. Richardson                      241,164                241,164                      0              0%

Furman Terry Richardson                     8,621                  8,621                        0              0%

Pamela K. Richardson                        2,866                  2,866                        0              0%

Michael C. and Pamela Rogers                60,529                 60,529                       0              0%

Collin and Susan P. Royster                 57,514                 57,514                       0              0%

Stephen L. and Barbara J. Sadle             207,109 (16)           207,109                      0              0%

Dawn Saggus                                 48,583                 48,583                       0              0%

Clayton Reed Shop                           41,938                 41,938                       0              0%

Kenneth D. Simpson                          126,945                126,945                      0              0%

Kimberly Sligh                              97,076                 97,076                       0              0%

E. Barry and Donna Smith                    1,107 (17)             1,107                        0              0%

William A. Smith                            64,778                 64,778                       0              0%

Scott Stolz                                 15,846                 15,846                       0              0%

H. Swain                                    86,947                 86,947                       0              0%

James J. and Diane J. Swiggard              1,091                  1,091                        0              0%

Ronald K. Taylor                            40,000                 40,000                       0              0%

Thomas D. Thompson                          84,011                 84,011                       0              0%

John W. Thurmound, III                      28,727                 28,727                       0              0%

John and Robin Tinney                       10,000                 10,000                       0              0%

                                       33

                                                                                            NUMBER OF
                                       NUMBER OF SHARES                                   SHARES OWNED
                                      OWNED PRIOR TO THE      NUMBER OF SHARES BEING        AFTER THE     PERCENTAGE
SELLING STOCKHOLDER                        OFFERING              OFFERED FOR SALE           OFFERING       OF CLASS
=================================== ======================    =====================    =================  ===========

Phoebe Tuten                                14,363                 14,363                       0              0%

Hilton E. Vaughn, Sr.                       64,778                 64,778                       0              0%

John R. Velky                               281,678                281,678                      0              0%

David Ventresca                             126,770                126,770                      0              0%

Gerald Ventresca                            15,817                 15,817                       0              0%

John Ventresca                              93,540                 93,540                       0              0%

Ventresca Enterprises                       72,029                 72,029                       0              0%

Gina Ventresca Trust                        15,817                 15,817                       0              0%

VFinance Investments, Inc.                  35,000                 35,000                       0              0%

Geraldine N. Videtto                        58,300                 58,300                       0              0%

WEC Partners LLC                            125,000                125,000                      0              0%

Pamela Weinbach                             143,977                143,977                      0              0%

Jimmy Wilcher                               46,325                 46,325                       0              0%

Regina Wilcher                              6,374                  6,374                        0              0%

Laurie Wiley                                64,868                 64,868                       0              0%

Jack Williams                               110,122                110,122                      0              0%

David L. and Katherine W. Wilson            37,226                 37,226                       0              0%

George M. Wilson                            8,621                  8,621                        0              0%

Ken Wilson                                  28,867                 28,867                       0              0%

Dr. R. Warner Wood                          114,974                114,974                      0              0%

I. Camille Woodruff                         22,672                 22,672                       0              0%

Alan and Rose Zimmer                        57,527                 57,527                       0              0%

Monica Zimmerman                            28,735                 28,735                       0              0%

--------------

(1) Assumes full conversion of the Series A and Series B Debentures (including principal and interest), exercise of all warrants issued in the Series A Debenture, Series B Debenture and Senior Note offerings and the sale of these shares pursuant to this prospectus.
(2)      Mr. Crabb is the corporate secretary and an employee of Telkonet.
(3) Mr. DeCesaris is an immediate family member of A. Hugo DeCesaris, a director of Telkonet.
(4) Mr. and Mrs. DeCesaris are immediate family members of A. Hugo DeCesaris, a director of Telkonet.
(5) Mr. and Mrs. Fowler are immediate family members of J. Gregory Fowler, the former Chief Executive Officer of Telkonet.
(6) Mr. and Mrs. Fowler are immediate family members of J. Gregory Fowler, the former Chief Executive Officer of Telkonet.
(7) Mr. Fowler is the former Chief Executive Officer of Telkonet. Mr. Fowler resigned as Chief Executive Officer effective December 12, 2002.
(8)      Mr. Grimes is a director and co-founder of Telkonet.
(9) Mr. Lubert is the former Chief Executive Officer of Telkonet. Mr. Lubert resigned as Chief Executive Officer effective June 16, 2003.
(10 Ms. Musser is an immediate family member of Warren V. Musser, Chairman of the Board of Directors of Telkonet.
(11) Mr. Musser is an immediate family member of Warren V. Musser, Chairman of the Board of Directors of Telkonet.

(12) Mr. Musser, chairman of Telkonet's board of directors, is the founder of the Musser Foundation.
(13) Mr. Parlett is an immediate family member of Ronald W. Pickett, President, a director and co-founder of Telkonet.
(14) Mr. Parlett is an immediate family member of Ronald W. Pickett, President, a director and co-founder of Telkonet.
(15) Mr. Parlett is an immediate family member of Ronald W. Pickett, President, a director and co-founder of Telkonet.
(16) Mr. Sadle is the Chief Operating Officer, a director and co-founder of Telkonet.
(17)     Mr. Smith is the Chief Financial Officer Telkonet.


                             SELECTED FINANCIAL DATA

         The following selected financial data should be read in conjunction with our financial statements and related notes included in this prospectus, the information contained in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information appearing elsewhere in this prospectus.

         We derived the following historical financial information from the unaudited consolidated financial statements of Telkonet for the six months ended June 30, 2003 and 2002 and the consolidated financial statements of Telkonet for the year ended December 31, 2002, 2001 and 2000 which have been audited by Russell Bedford Stefanou Mirchandani LLP. Russell Bedford Stefanou Mirchandani LLP's report on our financial statements contained explanatory paragraphs expressing substantial doubt about our ability to continue as a going concern.

         The unaudited financial data as of and for the six months ended June 30, 2003 and 2002 include adjustments, all of which are normal recurring adjustments, which our management considers necessary for the fair presentation of our results for these unaudited periods. The results of operations for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the full year. Certain reclassifications have been made to conform this data to the current presentation.

                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  FOR THE SIX MONTHS ENDED               FOR THE YEARS ENDED
(Amounts in thousands, except per share data)             JUNE 30,                           DECEMBER 31,
--------------------------------------------      ------------------------      ---------------------------------------
                                                    2003         2002 (AS         2002         2001 (AS         2000
                                                  ---------      ---------      ---------      ---------      ---------
                                                                 RESTATED)                     RESTATED)
                                                                 ---------                     ---------
STATEMENT OF OPERATIONS DATA:
Product revenue ............................      $     --       $     --       $     --       $     --       $     --
Service Revenue ............................            --             --             --             --             --
                                                  ---------      ---------      ---------      ---------      ---------
Total net revenue ..........................            --             --             --             --             --
Cost of products sold ......................            --             --             --             --             --
Cost of services sold ......................            --             --             --             --             --
                                                  ---------      ---------      ---------      ---------      ---------
Gross profit ...............................            --             --             --             --             --
Selling, general and administrative expenses         2,063            655          2,875          1,417            795
Management fees ............................            --             --             --             --             --
Research and development expenses ..........           598            602            280            121            119
Asset impairment charge ....................            --             --             --             39             --
Interest income ............................            --             --             --             --             --
Interest expense ...........................           799            218            626            141             16
Interest expense-others ....................            --             --             --             --             --
Other income ...............................            --             --             (3)            (1)            --
                                                  ---------      ---------      ---------      ---------      ---------
Provision for income taxes .................            --             --             --             --             --
                                                  ---------      ---------      ---------      ---------      ---------
Minority interest share of losses (income) .            --             --             --             --             --
Net (loss) income ..........................      $ (3,460)      $ (1,475)      $ (3,778)      $ (1,717)      $   (930)
                                                  =========      =========      =========      =========      =========

Net (loss) income per common share-basic
and diluted ................................      $  (0.22)      $  (0.09)      $  (0.22)      $  (0.08)      $  (0.04)
                                                  =========      =========      =========      =========      =========

Weighted average common shares
outstanding-basic ..........................        15,775         17,245         17,120         21,974         20,891
                                                  =========      =========      =========      =========      =========
Weighted average common shares
outstanding-diluted.........................
                                                  =========      =========      =========      =========      =========


(Amounts in thousands)                                          JUNE 30,                             DECEMBER 31,
----------------------------------------------------          -----------       ----------------------------------------------------
                                                                 2003                2002              2001 (AS              2000
                                                                 ----                ----              ---------             ----
                                                                                                       RESTATED)
                                                                                                       ---------
BALANCE SHEET DATA:
Cash and cash equivalents ..........................            $ 4,581             $    19             $    22             $    10
Property and equipment, net ........................                107                  38                  27                  67
Goodwill and other intangibles, net ................                 --                  --                  --                  --
Total assets .......................................              5,430                 295                 236                  82
Long-term debt and notes payable ...................              6,453                 863                 126                  --
Total debt .........................................              7,752               1,822                 650                 264
Minority interest ..................................                 --                  --                  --                  --
Total stockholders' equity .........................             (2,322)             (1,527)               (414)               (182)

                                                                     FOR THE SIX MONTHS ENDED               FOR THE YEARS ENDED
(Amounts in thousands)                                                      JUNE 30,                            DECEMBER 31,
--------------------------------------------------------------     ---------------------------  ------------------------------------
                                                                     2003         2002 (AS        2002       2001 (AS         2000
                                                                     ----         ---------       ----       ---------        ----
                                                                                  RESTATED)                  RESTATED)
                                                                                  ---------                  ---------
OTHER FINANCIAL DATA:
Depreciation and amortization ................................      $    82       $    71       $    84       $    31       $    22
Net cash provided by (used in) operating activities ..........       (2,420)         (842)       (2,070)       (1,349)         (660)
Net cash provided by (used in) investing activities ..........          (29)          (19)          (18)           (5)          (89)
Net cash provided by financing activities ....................        7,011           982         2,086         1,366           759
Capital expenditures .........................................           29            19            18             5            89

         Effective January 1, 2002, we adopted Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). SFAS No. 142 requires that goodwill and certain intangibles no longer be amortized but instead tested for impairment at least annually.

         The following table presents the impact of SFAS No. 142 on our summary financial data as indicated:

                                                                            FOR THE YEARS ENDED
(Amounts in thousands, except per share data)                                   DECEMBER 31,
--------------------------------------------------------------------      ------------------------
                                                                           2001 (AS
                                                                           --------
                                                                           RESTATED)        2000
                                                                           ---------        ----
Net (loss) income:
         Net (loss) income as reported .............................      $  (1,717)    $    (930)
         Goodwill amortization .....................................             --            --
         Equity method investment amortization .....................             --            --
                                                                          ----------    ----------
Adjusted net (loss) income .........................................      $  (1,717)    $    (930)
                                                                          ==========    ==========

Basic and diluted (loss) income per share:
         Net (loss) income per share, basic and diluted, as reported      $   (0.08)      $ (0.04)
         Goodwill amortization .....................................             --            --
         Equity method investment amortization .....................             --            --
                                                                          ----------    ----------
Adjusted (loss) income per share, basic and diluted ................      $   (0.08)      $ (0.04)
                                                                          ==========    ==========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING FINANCIAL STATEMENTS AND RELATED NOTES THERETO.

SIX MONTHS ENDED JUNE 30, 2003 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2002

         Telkonet is commencing its transition from a development stage company with its planned PlugPlus product suite launched during the second quarter of 2003. Telkonet may experience fluctuations in operating results in the future due to a variety of factors including, but not limited to, market acceptance of the Internet and power line communication technologies as a medium for customers to purchase Telkonet's products, our ability to acquire and deliver high quality products at a price lower than currently available to consumers, our ability to obtain additional financing in a timely manner and on terms favorable to Telkonet, our ability to successfully attract customers at a steady rate and maintain customer satisfaction, promotions, branding and sales programs, the amount and timing of operating costs and capital expenditures relating to the expansion of Telkonet's business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic alliances, the number of products offered the number of returns experienced, and general economic conditions specific to the Internet, power-line communications, and the communications industry.

REVENUES

         To date, Telkonet has not generated any revenues as it was in the development stage. Telkonet believes it will begin generating revenues from operations within the next three to six months with the acceleration of its sales and marketing efforts.

COSTS AND EXPENSES

         From its inception on November 3, 1999 through June 30, 2003, Telkonet has incurred operating expenses of $8,340,971. These expenses were associated principally with compensation to employees, product development costs, professional services and costs associated with non-employee stock options.

         Overall expenses increased for the three and six months ended June 30, 2003 over the comparable period in 2002 by $870,086 or 124% and $1,402,843 or 112%, respectively. These increases are principally due to an increase in payroll and related costs for development, sales and marketing and administrative functions, and external costs associated with product development, pre-production costs for the PlugPlus powerline products, ramp-up of sales and marketing activities and costs associated with non-employee stock options issued in connection with services rendered.

LIQUIDITY AND CAPITAL RESOURCES

         To date Telkonet has not generated revenues to offset any development and organizational expenses. As a result of Telkonet's operating losses from its inception through June 30, 2003, Telkonet has generated a cash flow deficit of $6,520,252 from operating activities. Telkonet's current assets exceeded its current liabilities by $3,808,222 as of June 30, 2003. For the period from inception through June 30, 2003, Telkonet has accumulated losses of $9,918,391. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. See, RISK FACTORS, "Telkonet is emerging from its development stage and has no operating history on which to base an evaluation of its current business and future prospects."

         While Telkonet has raised capital to meet its working capital and financing needs to date, additional financing may be required in order to meet Telkonet's current and projected cash flow deficits from operations and development during the next twelve months. Management believes Telkonet has sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

         During the second quarter of 2003, Telkonet completed its $5,000,000, principal amount 8.0% senior note offering, the proceeds of which were used to provide the necessary working capital. These notes provide for interest payable quarterly and include non-detachable warrants to purchase 125,000 shares of our common stock for each $100,000 of units sold. The warrants are exercisable for three years from issuance at an exercise price of $1.00 per share.

         After June 30, 2003, the Series A Debenture holders demanded registration of shares of common stock sufficient to cover the conversion of their debentures and exercise of the attached warrants. Accordingly, Telkonet notified the Series B Debenture holders, Senior Noteholders and Warrant holders with piggy-back registration rights of the right to participate in the registration. Telkonet anticipates that additional cash resources will be generated as the result of exercise of the warrants. However, the amount of such funding cannot be determined until September 12, 2003, at which time the exercise price for the warrants is required to be paid to Telkonet.

         Telkonet's independent certified public accountants have stated in their report included in Telkonet's December 31, 2002 Form 10-KSB, that Telkonet has incurred operating losses in the last two years, and that Telkonet is dependent upon management's ability to develop profitable operations. These factors, among others, may raise substantial doubt about Telkonet's ability to continue as a going concern. SEE, RISK FACTORS, "Telkonet's independent accountants have expressed substantial doubts about Telkonet's ability to continue as a going concern."

PRODUCT RESEARCH AND DEVELOPMENT

         Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Total expenses for the three and six months ended June 30, 2003 decreased over the comparable period in 2002 by $48,882 or 15.0% and $4,773 or 1.0%, respectively. During the second quarter of 2002, non-recurring costs of approximately $49,000 related to the purchase of prototype units, PCB board testing and UL and FCC testing were incurred.

SELLING, GENERAL AND ADMINISTRATIVE

         Selling, general and administrative expenses increased for the three and six months ended June 30, 2003 over the comparable periods in 2002 by $937,354 or 397.0% and $1,335,966 or 373.0%, respectively. These increases were related to one-time costs associated with the Senior Note and Series B Debenture offerings, including commissions, public relations and employee separation costs.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

         During the six months ended June 30, 2003, Telkonet renewed certain operating equipment leases and added a $1.00 buy-out option at the end of the new 18 month lease term. Accordingly, the leases and the related debt obligations for approximately $52,000 were capitalized. Telkonet does not anticipate the sale of any significant property, plant or equipment or the acquisition of any significant property, plant or equipment during the next twelve months, other than leasehold improvements, computer equipment and peripherals used in Telkonet's day-to-day operations.

NUMBER OF EMPLOYEES

         During the period ended June 30, 2003, Telkonet had 17 employees. In order for Telkonet to attract and retain quality personnel, Telkonet anticipates it will continue to offer competitive salaries to current and future employees. We anticipate incurring additional costs for personnel in connection with future expansion efforts. This anticipated increase in personnel is dependent upon Telkonet generating revenues and obtaining sources of financing. There can be no assurance Telkonet will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

TRENDS, RISKS AND UNCERTAINTIES

         Telkonet is not aware of any trends or uncertainties that have had or are reasonably expected to have a material favorable or unfavorable impact on net sales or revenues or income from continuing operations. Telkonet has sought to identify what it believes to be the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurances that Telkonet has identified all possible risks that might arise. SEE, RISK FACTORS beginning on p. 7 of this propsectus. Investors should carefully consider all such risk factors before making an investment in Telkonet's common stock.

FISCAL YEAR ENDED DECEMBER 31, 2002

PLAN OF OPERATION

         We are still in the development stage and have yet to generate revenues from operations. We may experience fluctuations in operating results in future periods due to a variety of factors including, but not limited to, market acceptance of the Internet and power line communication technologies as a medium for customers requiring high-speed Internet access utilizing our products, our ability to acquire and deliver high quality products at a price lower than currently available to consumers, our ability to obtain additional financing in a timely manner and on terms favorable to us, our ability to successfully attract customers at a steady rate and maintain customer satisfaction, promotions, branding and sales programs, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic alliances, the number of products offered by us, the number of returns experienced by us, and general economic conditions specific to the Internet, power-line communications, and the communications industry.

REVENUES

         Telkonet is transitioning from a development stage company to that of an active growth and acquisition stage company. Initial hospitality market revenues are projected to commence in the second quarter 2003 primarily driven by the recent Strategic Alliance Agreement with Choice Hotels International pursuant to which Telkonet became a Choice Hotels-endorsed vendor offering the PlugPlusInternet product suite to Choice Hotels' U.S. franchisees. SEE, RISK FACTORS, "The powerline communications industry is intensely competitive and rapidly evolving."

COSTS AND EXPENSES

         From our inception on November 3, 1999 through December 31, 2002, we have not generated any revenues. We have incurred total costs and expenses of $6,458,676 during this period. These expenses were associated principally with compensation to employees, product development costs, amortization of debt discount costs related to our convertible debentures, and issuance of equity-based compensation to non-employees in exchange for consulting services and financing.

LIQUIDITY AND CAPITAL RESOURCES

         As of December 31, 2002, we had a deficiency in working capital of $894,403. To date we have no operating revenues, have incurred significant expenses, and have sustained losses from operating activities. As a result of our operating losses from our inception through December 31, 2002, we generated a cash flow deficit of $4,100,225 from operating activities. Cash flows used in investing activities were $112,502 during the period November 3, 1999 through December 31, 2002. We met our cash requirements during this period through the private placement of $1,751,224 of our common stock, loan proceeds (net of repayments) of $440,330 from banks and shareholders, and $2,040,000 proceeds (net of financing fess) from issuance of convertible debentures.

         While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development. Such financing may be upon terms that are dilutive or potentially dilutive to our shareholders. We are presently seeking financing in the form of debt or equity in order to provide the necessary working capital. We currently have no commitments for financing. There can be no assurances that we will be successful in raising the funds required.

         By adjusting its operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources on terms acceptable to us, this could have a material adverse affect on our business, results of operations, liquidity and financial condition.

         The independent auditors report on our December 31, 2002 financial statements included in this prospectus states that our recurring losses raise substantial doubt about our ability to continue as a going concern.

PRODUCT RESEARCH AND DEVELOPMENT

         Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Total expenditures on research and product development for the period November 3, 1999 (date of inception) through December 31, 2002 were $520,278. We anticipate continuing to incur approximately $500,000 in research and development expenditures in connection with the development of Telkonet PlugPlusInternet product suite the Telkonet PlugPlusInternet Gateway and the Telkonet PlugPlusInternet Modem.

         These projected expenditures are dependent upon our generating revenues and obtaining sources of financing in excess of our existing capital resources. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected costs of research and development during the next twelve months.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

         We do not anticipate the sale of any significant property, plant or equipment during the next twelve months, other than computer equipment and peripherals used in the day-to-day operations. We believe we have sufficient resources available to meet these acquisition needs.

NUMBER OF EMPLOYEES

         As of March 26, 2003, we had 14 full time employees. In order for us to attract and retain quality personnel, we anticipate that we will continue to offer competitive salaries to current and future employees. We anticipate increasing our employment base to meet the needs outlined in the business plan.

         As we continue to expand, we will incur additional costs for personnel. This projected increase in personnel is dependent upon us generating revenues and obtaining sources of financing in excess of our existing capital resources. There can be no assurance that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

TRENDS, RISKS AND UNCERTAINTIES

         Telkonet is not aware of any trends or uncertainties that have had or are reasonably expected to have a material favorable or unfavorable impact on net sales or revenues or income from continuing operations. Telkonet has sought to identify what it believes to be the most significant risks to our business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurances that Telkonet has identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our stock. SEE, RISK FACTORS, beginning of p. 7 of this prospectus.

FISCAL YEAR ENDED DECEMBER 31, 2001

PLAN OF OPERATION

         Telkonet is still in the development stage and is yet to earn revenues from operations. We may experience fluctuations in operating results in future periods due to a variety of factors including, but not limited to, market acceptance of the Internet and power line communication technologies as a medium for customers to purchase our products, our ability to acquire and deliver high quality products at a price lower than currently available to consumers, our ability to obtain additional financing in a timely manner and on terms favorable to us, our ability to successfully attract customers at a steady rate and maintain customer satisfaction, our promotions, branding and sales programs, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic alliances, the number of products offered by us, the number of returns experienced by us, and general economic conditions specific to the Internet, power-line communications, and the communications industry.

REVENUES

         We have generated no revenues from operations from our inception. We believe we will begin earning revenues from operations within the next twelve months as we transition from a development stage company to that of an active growth and acquisition stage company.

         On October 3, 2000 we entered into a Sales/Marketing Agreement with Medical Advisory Systems, Inc. (AMEX: DOC) that provides for Medical Advisory Systems to perform international business development, marketing (including demographic analysis), and sales/support services for our products and services through an international network of call centers owned by CORIS Group International of Paris, France. Through its agreement with CORIS, Medical Advisory Systems may market our power-line technology in up to 38 countries located on six continents. This geographic focus would include all the former Soviet Republics in Eastern Europe where the need for basic telephony exists for most rural citizens. Also, Medical Advisory Systems, through CORIS, would provide legal, business, regulatory and technical consulting for countries targeted by Telkonet where CORIS is positioned. CORIS would make introductions with other potential partners for Telkonet for the purpose of increasing the scope and deployment of its power-line technology. Telkonet would reimburse CORIS for all costs associated with pursuing the agreed upon services plus an administrative fee for sales contracts that are successfully completed on behalf of Telkonet.

PRIVATE PLACEMENTS 2001

         In June 2001, Telkonet commenced a private placement offering of investment units consisting of one share of our common stock valued at $0.50, and one warrant to purchase 0.5 shares of our common stock at any time on or before the date which occurs three years from the date of issuance of the warrant at an exercise price of $1.00 per share. The offering was concluded on June 30, 2001. In August of 2001, Telkonet commenced a private placement offering of convertible debentures. The debentures each accrue interest at 8% per annum and mature three years from the date of purchase. The debentures may be converted to shares of our common stock at any time after the date which occurs six months following the date of issuance by the holder at a price of $0.50 per share. In connection with the placement of the debenture, Telkonet issued non-detachable warrants granting holders the right to acquire 1,689,000 shares of our common stock at $1.00 per share. We paid Attkisson, Carter and Akers, Incorporated, as our placement agent, a fee consisting of: (a) a retainer of $25,000 payable from the first funds received, (b) a commission equal to 8.0% of the selling price for each investment unit, (c) an investment banking fee of 2.0% of the selling price of each investment unit, and (d) warrants for the purchase of shares of our common stock in a number equal to 20.0% multiplied by the aggregate selling price for each unit sold, with an exercise price of $0.525 per share.

COSTS AND EXPENSES

         From its inception on November 3, 1999 through December 31, 2001, Telkonet has not generated any revenues. We have incurred expenses of $2,680,188 (as restated)during this period. These expenses were associated principally with compensation to employees, product development costs and professional services.

LIQUIDITY AND CAPITAL RESOURCES

         As of December 31, 2001, Telkonet had a deficiency in working capital of $502,356 (as restated). As a result of our operating losses from our inception through December 31, 2001, Telkonet generated a cash flow deficit of $2,069,216 (as restated) from operating activities. Cash flows used in investing activities was $54,950 during the period November 3, 1999 through December 31, 2001. Telkonet met its cash requirements during this period through the private placement of $818,000, net of costs of convertible debentures, the sale of our common stock of $920,551, net of costs and bank loan proceeds of $400,000.

         While Telkonet has raised capital to meet its working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development. Telkonet is seeking financing in the form of equity in order to provide the necessary working capital. Telkonet currently has no commitments for financing. There are no assurances Telkonet will be successful in raising the funds required.

         Telkonet's independent certified public accountants have stated in their report included in this prospectus, that Telkonet has incurred operating loss losses from its inception, and that Telkonet is dependent upon management's ability to develop profitable operations. These factors among others, may raise substantial doubt about Telkonet's ability to continue as a going concern.

PRODUCT RESEARCH AND DEVELOPMENT

         Company-sponsored research and development costs related to both present and future products are expended in the period incurred. Total expenditures on research and product development for the period November 3, 1999 (date of inception) through December 31, 2001 were approximately $279,115. The current generation of the Telkonet PlugPlusInternet product suite delivers data at speeds in excess of 7 Mega bits per second (Mbps), with burst speeds of 12.6 Mbps. The Telkonet PlugPlusInternet Gateway provides the connection to the broadband connection (DSL, TL, Satellite, Cable Modem) and the Telkonet PlugPlusInternet Terminal connects to a user device. Many PCs, each equipped with one Telkonet PlugPlusInternet Terminal, can communicate amongst themselves and can share a single expensive broadband resource via the single Telkonet PlugPlusInternet Gateway.

NUMBER OF EMPLOYEES

         As of March 5, 2002, Telkonet had five full time employees. In order for Telkonet to attract and retain quality personnel, Telkonet anticipates it will continue to offer competitive salaries to current and future employees. Telkonet anticipates increasing its employment base to meet the needs outlined in the business plan.

         As Telkonet continues to expand, Telkonet will incur additional costs for personnel. This projected increase in personnel is dependent upon Telkonet generating revenues and obtaining sources of financing in excess of our existing capital resources. There can be no assurance that Telkonet will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

TRENDS, RISKS AND UNCERTAINTIES

         Telkonet is not aware of any trends or uncertainties that have had or are reasonably expected to have a material favorable or unfavorable impact on net sales or revenues or income from continuing operations. Telkonet has sought to identify what it believes to be the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurances that Telkonet has identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to Telkonet's stock. SEE, RISK FACTORS, beginning of p. 7 of this prospectus.

RECENT ACCOUNTING PRONOUNCEMENTS

         In March 2000, the Financial Accounting Standards Board (FASB) issued interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25". FIN 44 clarifies the application of APB No. 25 for (a) the definition of employee for purposes of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 2, 2000 but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. The adoption of FIN 44 did not have an affect on Telkonet's financial statements but may impact the accounting for grants or awards in future periods.

         In July 2001, FASB issued Statement of Financial Accounting Standards No. 141, Business Combinations (FAS 141), and FAS 142, Goodwill and Other Intangible Assets (FAS 142). FAS 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. FAS 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination, whether acquired individually or with a group of other assets, and the accounting and reporting for goodwill and other intangibles subsequent to their acquisition. These standards require all future business combinations to be accounted for using the purchase method of accounting. Goodwill will no longer be amortized but instead will be subject to impairment tests at least annually. Telkonet is required to adopt FAS 141 and FAS 142 on a prospective basis as of January 1, 2002; however, certain provisions of these new standards may also apply to any acquisitions concluded subsequent to June 30, 2001. As a result of implementing these new standards, Telkonet will discontinue the amortization of goodwill as of December 31, 2001. Telkonet does not believe that the adoption of FAS 141 or 142 will have a material impact on its consolidated financial statements.

         In October 2001, FASB issued FAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (FAS 144). FAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (FAS 121) and related literature and establishes a single accounting model, based on the framework established in FAS 121, for long-lived assets to be disposed of by sale. Telkonet is required to adopt FAS 144 no later than January 1, 2002. Telkonet does not believe that the adoption of FAS 144 will have a material impact on its consolidated financial statements.

         In July 2001, FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No. 141), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No.
142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) in August and October 2001, respectively.

         SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on our consolidated financial statements.

         Effective January 1, 2002, we adopted SFAS No. 142. Under the new rules, we will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires us to complete a transitional goodwill impairment test six months from the date of adoption.

         Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on our consolidated financial statements.

         SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. We expect that the provisions of SFAS No. 143 will not have a material impact on our consolidated results of operations and financial position upon adoption. We plan to adopt SFAS No. 143 effective January 1, 2003.

         SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations
- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". We adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on our consolidated financial statements.

         In April 2002, FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. We do not expect the adoption to have a material impact on our financial position or results of operations.

         In June 2002, FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. We do not expect the adoption to have a material impact to our financial position or results of operations.

         In October 2002, FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact on our financial position or results of operations as we have not engaged in either of these activities.

         In December 2002, FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on our financial position or results of operations as we have not elected to change to the fair value based method of accounting for stock-based employee compensation.

         In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. We do not expect the adoption to have a material impact on our financial position or results of operations.

                              PLAN OF DISTRIBUTION

         The selling stockholders, or their pledgees, donees, transferees or other successors in interest may, from time to time, sell all or a portion of the shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholders may offer their shares at various times in one or more of the following transactions:

         o on any national securities exchange, or other market on which our common stock may be listed at the time of sale;

         o        in the over-the-counter market;

         o through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o        through options, swaps or derivatives;

         o        in privately negotiated transactions;

         o        in transactions to cover short sales; and

         o        through a combination of any such methods of sale.

         In addition, the selling stockholders may also sell their shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 under the terms of such rule rather than pursuant to this prospectus.

         The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares upon terms and conditions that will be described in the applicable prospectus supplement. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from a selling stockholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         From time to time the selling stockholders may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, to the extent permitted by applicable law and exchange regulations, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling stockholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

         We are required to pay all of the fees and expenses incident to the registration of our common stock hereunder. Additionally, we have agreed to indemnify certain selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

                         DESCRIPTION OF OUR COMMON STOCK

         Our common stock is quoted on the OTC Bulletin Board under the symbol "TLKO.OB." The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors and paid by us out of funds legally available therefore and to share ratably in our assets available for distribution after the payment of all prior claims in the event we liquidate, dissolve or wind-up our business, and after payment to any holders of any of our preferred stock. Holders of our common stock are entitled to one vote per share on all matters requiring a vote of stockholders. Our common stock does not have cumulative voting rights. The rights of the holders of our common stock will be subject to any preferential rights of any class or series of our preferred stock that we might issue. As of the date of this prospectus, we had no shares of preferred stock issued or outstanding. Holders of our common stock have no preemptive or other subscription rights, and there are no conversion, redemption or sinking fund provisions applicable thereto.

                                     EXPERTS

         The consolidated financial statements of Telkonet included in this prospectus from our Form 10-KSB for the years ended December 31, 2002 and 2001 have been audited by Russell Bedford Stefanou Mirchandani LLP, independent certified public accountants, and have been included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         An opinion has been rendered by the law firm of Baker & Hostetler LLP to the effect that the shares of our common stock offered by the selling stockholders under this prospectus, when paid for and issued in accordance with the Series A and Series B Debentures and the warrants, are legally issued, fully paid and non-assessable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 pursuant to which we file reports and other information with the SEC. These reports and other information may be inspected and copied at public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

         All information concerning us contained in this prospectus has been furnished by us. No person is authorized to make any representation with respect to the matters described in this prospectus other than those contained in this prospectus and if given or made must not be relied upon as having been authorized by us or any other person.

         We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone gives you such information, you should not rely on it. This prospectus is dated August 28, 2003. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 16-10a-902 of the Utah Business Corporation Act enables Telkonet to indemnify an individual made a party to a proceeding because he is or was a director of Telkonet if (i) his conduct was in good faith, (ii) he reasonably believed his conduct was in, or not opposed to, Telkonet's best interests, and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, Telkonet may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to Telkonet, or (ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. The Utah Business Corporation Act also permits Telkonet to purchase insurance on behalf of any person that is or was a director, officer, employee, fiduciary or agent of Telkonet. Telkonet's amended and restated articles of incorporation provide, in effect, for the elimination of the personal liability of Telkonet's directors and for the indemnification by Telkonet of each director and officer of Telkonet, in each case, to the fullest extent permitted by applicable law. Telkonet purchases and maintains insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Telkonet against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Telkonet would have the power or the obligation to indemnify him or her against such liability under the provisions of Telkonet's amended and restated articles of incorporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

Condensed Consolidated Balance Sheets
         June 30, 2003 and December 31, 2002                                F-2

Condensed Consolidated Statements of Losses
         Three Months Ended June 30, 2003 and 2002
         Six Months Ended June 30, 2003 and 2002
         November 3, 1999 (Date of Inception) through June 30, 2003         F-3

Consolidated Statement of Deficiency in Stockholders' Equity
         November 3, 1999 (Date of Inception) through June 30, 2003         F-4

Condensed Consolidated Statements of Cash Flows:
         Six Months Ended June 30, 2003 and 2002
         November 3, 1999 (Date of Inception) through June 30, 2003         F-8

Notes to Unaudited Condensed Consolidated Financial Information--
         June 30, 2003                                                     F-10

Report of Independent Certified Public Accountants                         F-21

Consolidated Balance Sheets
         December 31, 2002 and 2001                                        F-22

Consolidated Statements of Losses
         Years ended December 31, 2002 and 2001
         November 3, 1999 (Date of Inception) Through December 31, 2002    F-23

Consolidated Statements of Deficiency in Stockholders' Equity
         November 3, 1999 (Date of Inception) Through December 31, 2002    F-24

Consolidated Statements of Cash Flows
         Years ended December 31, 2002 and 2001
         November 3, 1999 (Date of Inception) through December 31, 2002    F-29

Notes to Consolidated Financial Statements                                 F-31

Report of Independent Certified Public Accountants                         F-51

Consolidated Balance Sheet
         Years ended December 31, 2001 and 2000                            F-52

Consolidated Statement of Losses
         Years ended December 31, 2001and 2000
         November 3, 1999 (Date of Inception) through December 31, 2001    F-53

Consolidated Statement of Deficiency in Stockholder's Equity
         November 3, 1999 (Date of Inception) through December 31, 2001    F-54

Consolidated Statement of Cash Flows
         Years ended December 31, 2001 and 2000
         November 3, 1999 (Date of Inception) through December 31, 2001    F-56

Notes to Consolidated Financial Statements                                 F-57

                                                TELKONET, INC.
                                         (A DEVELOPMENT STAGE COMPANY)
                                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                      (Unaudited)        (Audited)
                                                                     June 30, 2003    December 31, 2002
                                                                     -------------    -----------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                             $ 4,580,779       $    18,827
Inventory, net                                                            449,487            39,790
Other receivable                                                               --             1,550
Prepaid expenses and deposits                                              75,785             4,625
                                                                      ------------      ------------
Total current assets                                                    5,106,051            64,792

PROPERTY AND EQUIPMENT:
Furniture and equipment, at cost                                          161,462            73,215
Less:  accumulated depreciation                                            54,628            35,252
                                                                      ------------      ------------
                                                                          106,833            37,963
OTHER ASSETS
Financing costs, less accumulated amortization of $164,449 and
$101,692 at June 30, 2003 and December 31, 2002, respectively             217,060           192,600

                                                                      $ 5,429,945       $   295,355
                                                                      ============      ============

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities                              $   981,038       $   518,865
Notes payable and capital leases                                          309,291           310,000
Due to shareholders                                                         7,500           130,330
                                                                      ------------      ------------
Total current liabilities                                               1,297,829           959,195

Convertible debentures, net of discounts - including related
parties (Note B)                                                        1,453,720           862,682

Senior notes payable (Note C)                                           5,000,000                --


COMMITMENTS AND CONTINGENCIES                                                  --                --

DEFICIENCY IN STOCKHOLDERS' EQUITY
Preferred stock, par value $.001 per share; 15,000,000 shares authorized; none issued at June 30, 2003 and December 31, 2002
(Note E)                                                                       --                --
Common stock, par value $.001 per share; 100,000,000 shares
authorized; 15,977,795 and 15,721,131 shares issued and
outstanding at June 30, 2003 and December 31, 2002, respectively
(Note E)                                                                   15,978            15,721
Additional paid-in-capital                                              7,580,809         4,916,433
Accumulated deficit during development stage                           (9,918,391)       (6,458,676)
                                                                      ------------      ------------
Deficiency in stockholders' equity                                     (2,321,604)       (1,526,522)
                                                                      ------------      ------------
                                                                      $ 5,429,945       $   295,355
                                                                      ============      ============

                             See accompanying footnotes to the unaudited condensed
                                      consolidated financial information

                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                            CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
                                                            (UNAUDITED)

                                                                                                              For the period from
                                            For The Three Months Ended          For The Six Months Ended        November 3, 1999
                                                     June 30,                           June 30,               (date of inception)
                                                              2002 (As                           2002 (As           through
                                                             Restated -                         Restated -      June 30, 2003 (As
                                                             ----------                         ----------      -----------------
                                               2003            Note F)            2003            Note F)       Restated - Note F)
                                               ----            -------            ----            -------       ------------------
Costs and Expenses:
Research and Development                   $    282,821      $    331,704      $    597,550      $    602,283      $  3,010,021
Selling, General and Administrative           1,173,675           236,321         1,693,797           357,831         4,360,918
   Non-Employee Stock Options (Note D)           67,884           113,115           286,904           226,230           750,954
Depreciation and Amortization                    48,589            21,743            82,133            71,196           219,077
                                           -------------     -------------     -------------     -------------     -------------
Total Operating Expense                       1,572,969           702,883         2,660,384         1,257,540        (8,340,971)

Loss from Operations                         (1,572,969)         (702,883)       (2,660,384)       (1,257,540)       (8,340,971)


Other Income (Expense)                               --                --                --                --             4,579
Interest Income (Expense)                      (446,003)         (126,148)         (799,332)         (217,594)       (1,582,000)
Provision for Income Tax                             --                --                --                --                --
                                           -------------     -------------     -------------     -------------     -------------
                                               (446,003)         (126,148)         (799,332)         (217,594)       (1,577,421)

Net Loss                                   $ (2,018,972)     $   (829,031)     $ (3,459,715)     $ (1,475,134)     $ (9,918,391)
                                           =============     =============     =============     =============     =============

Loss per common share (basic and
assuming dilution)                         $      (0.13)     $      (0.06)     $      (0.22)     $      (0.09)     $      (0.62)
                                           =============     =============     =============     =============     =============

Weighted average common shares
outstanding                                  15,827,613        14,154,678        15,774,666        17,244,540        15,998,108

                                       See accompanying footnotes to the unaudited condensed
                                                consolidated financial information


                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                              CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                               FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO JUNE 30, 2003
                                                                                                              Deficit
                                                                                                             Accumulated
                                              Preferred                    Common    Additional    Common      During
                                    Preferred   Stock                      Stock      Paid in      Stock     Development
                                     Shares     Amount   Common Shares     Amount     Capital   Subscription    Stage       Total

Net Loss                                 --    $   --             --     $     --     $     --    $   --    $ (33,973)    $ (33,973)
                                    --------   -------    -----------    ---------    ---------   -------   ----------    ----------

Balance at December 31, 1999             --        --             --           --           --        --      (33,973)      (33,973)

Shares issued to founders
January 2000, in exchange
for services and costs
valued at $ 0.60 per share               --        --         19,300          193       11,387        --           --        11,580

Shares issued in June 2000,
for cash in connection with
private placement at $375
per share, net of costs                  --        --          1,735           17      644,219        --           --       644,236

Shares issued in July 2000,
for warrants exercised at a
price of $375 per share                  --        --            190           --       71,250        --           --        71,250

Shares issued in August 2000,
in connection with the merger
of Comstock Coal and Telkonet
Communications, Inc                      --        --     21,775,335       21,775           --        --           --        21,775

August 2000, retirement of
Telkonet Communications, Inc
shares                                   --        --        (21,225)        (210)          --        --           --          (210)
Shares issued in October 2000,
in exchange for warrants
exercised at a price of $1
per share                                --        --         29,145           29       29,115        --           --        29,144

Shares issued in October 2000,
in exchange for warrants
exercised at a price of $0.40
per share                                --        --         10,891           11        4,345        --           --         4,356

Net loss                                 --        --             --           --           --        --     (929,720)     (929,720)
                                    --------   -------    -----------    ---------    ---------   -------   ----------    ----------
 BALANCE AT DECEMBER 31, 2000            --    $   --     21,815,371     $ 21,815     $760,316    $   --    $(963,693)    $(181,562)
                                    ========   =======    ===========    =========    =========   =======   ==========    ==========

                                       See accompanying footnotes to the unaudited condensed
                                                consolidated financial information

                                                               F-4

                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                              CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                               FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO JUNE 30, 2003
                                                                                                          Deficit
                                                                                                        Accumulated
                                                Preferred              Common    Additional    Common      During
                                      Preferred   Stock     Common     Stock      Paid in      Stock     Development
                                       Shares     Amount    Shares     Amount     Capital   Subscription    Stage        Total
Balance Forward                             --   $   --   21,815,371   $21,815   $  760,316   $   --   $  (963,693)   $  (181,562)

Shares issued in June 2001,
for cash in connection with
a private placement, shares
issued at $.50 a share,
net of costs                                --       --      260,000       260      129,740       --            --        130,000

1,839,378 warrants issued in
June 2001, valued at $0.13 per
warrant, in exchange for services           --       --           --        --      237,035       --            --        237,035

72,668 stock options issued in
June 2001, valued at $ 0.09 per
stock option, in exchange for
services                                    --       --           --        --        6,375       --            --          6,375

245,287 warrants issued in July
2001, valued at $0.08 per warrant,
in exchange for services                    --       --           --        --       18,568       --            --         18,568

36,917 stock options issued in
July 2001, valued at $ 0.08 per
warrant, in exchange for services           --       --           --        --        2,795       --            --          2,795

Shares issued in August 2001, for
cash in connection with a private
placement, shares issued at $.50
a share, net of costs                       --       --       40,000        40       19,960       --            --         20,000

241,000 warrants issued in August
2001, valued at $ 0.39 per warrant
in exchange for financing costs             --       --           --        --       85,818       --            --         85,818

150,000 warrants issued in August
2001, valued at $ 0.16 per warrant,
in exchange for services                    --       --           --        --       23,340       --            --         23,340

36,917 stock options issued in
August 2001, valued at $ 0.06 per
stock option, in exchange for services      --       --           --        --        2,422       --            --          2,422

25,000 warrants issued in September
2001, valued at $0.30 per warrant in
exchange for services                       --       --           --        --        7,380       --            --          7,380

95,000 warrants issued in October
2001, valued at $ 0.21 per warrant,
in exchange for services                    --       --           --        --       19,558       --            --         19,558

25,000 warrants issued in November
2001, valued at $ 0.33 per warrant,
in exchange for services                    --       --           --        --        8,218       --            --          8,218

25,000 warrants issued in December
2001, valued at $ 0.30 per warrant,
in exchange for services                    --       --           --        --        7,380       --            --          7,380

Beneficial conversion feature of
convertible debentures (Note E)             --       --           --        --      837,874       --            --        837,874

Value of warrants attached to
convertible debentures (Note E)             --       --           --        --       77,254       --            --         77,254

Net loss                                    --       --           --        --           --       --    (1,716,495)    (1,716,495)
                                       --------  -------  -----------  --------  -----------  -------  ------------   ------------
BALANCE AT DECEMBER 31, 2001
(AS RESTATED- NOTE L)                       --   $   --   22,115,371   $22,115   $2,244,033   $   --   $(2,680,188)   $  (414,040)
                                       ========  =======  ===========  ========  ===========  =======  ============   ============

                                       See accompanying footnotes to the unaudited condensed
                                                consolidated financial information


                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                              CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                               FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO JUNE 30, 2003
                                                                                                          Deficit
                                                                                                         Accumulated
                                              Preferred             Common    Additional     Common        During
                                    Preferred   Stock    Common     Stock      Paid in        Stock      Development
                                     Shares     Amount   Shares     Amount     Capital     Subscription     Stage          Total
 Balance Forward                         --  $   --   22,115,371   $ 22,115   $ 2,244,033   $        --   $(2,680,188)  $  (414,040)

Shares issued in February 2002,
in exchange for convertible
debentures interest, at $.50
per share                                --      --       43,586         44        21,749            --            --        21,793

Shares issued in March 2002,
to a founder in exchange for
shares canceled                          --      --    5,250,000      5,250        (5,250)           --            --            --


Shares canceled in March 2002
in connection with capital
restructure                              --      --  (13,480,961)   (13,481)       13,481            --            --            --

Shares issued in June 2002,
for warrants exercised at $1.00
per share for services rendered          --      --       47,906         48        47,857            --            --        47,905

Shares issued in June 2002, for
warrants exercised at $.40 per
share for services rendered              --      --       26,443         26        10,551            --            --        10,577

Shares issued in June 2002 to
founders, for options exercised
at $1.00 per share                       --      --    1,000,000      1,000       999,000            --            --     1,000,000

Shares issued in June 2002, for
warrants exercised at $1.0025
per share, for services rendered         --      --       80,039         80        80,158            --            --        80,238

Shares issued in June 2002, for
warrants exercised at $.41, in
connection with original private
placement                                --      --      189,327        189        77,720            --            --        77,909

Shares issued in July 2002, for
warrants exercised at $.40, in
connection with original private
placement                                --      --       41,970         42        16,830            --            --        16,872

Shares issued in July 2002 to
founders, for options exercised
at $1.00 per share                       --      --    1,000,000      1,000       999,000            --            --     1,000,000

Shares issued in August 2002,
for warrants exercised at $.43,
in connection with original
private placement                        --      --      542,500        543       232,459            --            --       233,002

Shares issued in August 2002,
for warrants exercised at $.40,
in connection with original
private placement                        --      --      193,302        193        77,127            --            --        77,320

Shares issued in October 2002,
for warrants exercised at $.40,
in connection with original
private placement                        --      --       77,048         77        30,896            --            --        30,973

Shares issued in October 2002,
for warrants exercised at $0.50
per share in connection with
original private placement               --      --      400,000        400       199,600            --            --       200,000

Common stock subscription                --      --           --         --            --    (1,805,400)           --    (1,805,400)

Return of founders shares in
connection with stock subscription       --      --   (1,805,400)    (1,805)   (1,803,595)    1,805,400            --            --

Stock based compensation for the
issuance of stock options to
consultants in exchange for
services (Note G)                        --      --           --         --       452,459            --            --       452,459

Stock based compensation for the
issuance of warrants to consultants
in exchange for services (Note G)        --      --           --         --       170,330            --            --       170,330

Stock based compensation for the
issuance of warrants to consultants
in exchange for financing costs
(Note G)                                 --      --           --         --        86,474            --            --        86,474

Beneficial conversion feature of
convertible debentures (Note E)          --      --           --         --       840,877            --            --       840,877

Value of warrants attached to
convertible debentures (Note E)          --      --           --         --       124,677            --            --       124,677

Net Loss                                 --      --           --         --            --            --    (3,778,488)   (3,778,488)
                                     ------- -------  -----------  ---------  ------------  ------------  ------------  ------------
 BALANCE AT DECEMBER 31, 2002            --  $   --   15,721,131   $ 15,721   $ 4,916,433   $        --   $(6,458,676)  $(1,526,522)
                                     ======= =======  ===========  =========  ============  ============  ============  ============

                                       See accompanying footnotes to the unaudited condensed
                                                consolidated financial information

                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                              CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                               FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO JUNE 30, 2003

                                                                                                            Deficit
                                                                                                          Accumulated
                                               Preferred              Common      Additional    Common       During
                                    Preferred    Stock     Common      Stock        Paid in      Stock     Development
                                     Shares      Amount    Shares      Amount       Capital   Subscription    Stage        Total
BALANCE FORWARD                            --  $     --   15,721,131  $    15,721  $ 4,916,433  $     --  $(6,458,676)  $(1,526,522)

Shares issued in April 2003,
in exchange for  convertible
debentures at $.50 per share
(Note E)                                   --        --       40,000           40       19,960        --           --        20,000

Shares issued in April 2003,
in exchange  for  services @
$1.54 per share (Note E)               49,998        50       76,695       76,745

Shares issued in June 2003,
for employee options  exercised
at $1.00 per share (Note E)                --        --       83,333           83       83,250        --           --        83,333

Shares issued in June 2003,
for non-employee options
exercised at $1.00 per share
(Note E)                                   --        --       83,333           83       83,250        --           --        83,333

Stock based compensation for
the issuance of stock options
to consultants in exchange for
services (Note D)                          --        --           --           --      286,904        --           --       286,904

Stock based compensation for the
issuance of warrants in exchange
for financing costs (Note D)               --        --           --           --       87,217        --           --        87,217

Beneficial conversion feature of
convertible debentures (Note B)            --        --           --           --    1,761,675        --           --     1,761,675

Value of warrants attached to
convertible debentures (Note B)            --        --           --           --      265,425        --           --       265,425

Net Loss                                   --        --           --           --           --        --   (3,459,715)   (3,459,711)
                                  ------------ --------- ------------ ------------ ------------ --------- ------------  ------------
BALANCE AT JUNE 30, 2003                   --  $     --   15,977,795  $    15,978  $ 7,580,809  $     --  $(9,918,391)  $(2,321,604)
                                  ============ ========= ============ ============ ============ ========= ============  ============

                                       See accompanying footnotes to the unaudited condensed
                                                consolidated financial information


                                                     TELKONET, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                       (UNAUDITED)

                                                                                                For the period
                                                                                                from November
                                                                                                3, 1999 (date
                                                                                                of inception)
                                                                                                   through
                                                                Six Months Ended June 30,       June 30, 2003
                                                           -----------------------------------  -------------
                                                           2003                2002             (As Restated -
                                                           ----                ----             --------------
                                                                       (As Re-stated - Note F)      Note F)
                                                                       -----------------------      -------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss from development stage operations                $ (3,459,715)      $ (1,475,134)      $ (9,918,891)

Adjustments to reconcile net loss from development stage operations to cash used for operating activities

Amortization of debt discount - beneficial
conversion feature of convertible debentures                   538,425            183,926          1,071,847

Amortization of debt discount - value of warrants
attached to convertible debentures                              72,614             16,452            120,556

Stock options and warrants issued in exchange for
services rendered                                              286,904                 --          1,242,766

Common stock issued in exchange for services
rendered                                                        76,745            138,722            227,047

Common stock issued in exchange for conversion of
interest                                                            --             21,793             21,793

Impairment of property and equipment                                --                 --             39,287

Depreciation and amortization of financing costs                82,133             71,196            219,077

Increase (decrease) in:

Other receivable                                                 1,550                 --                 --

Inventory                                                     (409,696)                --           (449,487)

Prepaid expenses and deposits                                  (71,160)                --            (75,785)

Accounts payable and accrued expenses, net                     462,173            201,051            981,038
                                                          -------------      -------------      -------------

NET CASH USED IN OPERATING ACTIVITIES                       (2,420,027)          (841,994)        (6,520,252)

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures, net of disposals                         (28,957)           (19,499)          (141,459)
                                                          -------------      -------------      -------------

NET CASH USED IN INVESTING ACTIVITIES                          (28,957)           (19,499)          (141,459)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from sale of common stock, net of costs                    --             99,702          1,751,224

Proceeds from (repayments of) stockholder advances            (122,830)                --              7,500
Proceeds  from issuance of  convertible  debentures,
net of costs                                                 2,027,100            715,407          4,067,100
Proceeds from issuance of senior notes, net of costs         5,000,000                 --          5,000,000
Proceeds from exercise of stock options                        166,666            166,666

Repayments of loans                                            (60,000)           166,500           (150,000)

Proceeds from loans                                                 --                 --            400,000
                                                          -------------      -------------      -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                    7,010,935            981,609         11,242,490


NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS              4,561,952            120,116          4,580,779

Cash and cash  equivalents  at the  beginning of the
period                                                          18,827             21,885                 --
                                                          -------------      -------------      -------------
Cash and cash equivalents at the end of the period        $  4,580,779       $    142,001       $  4,580,779
                                                          -------------      -------------      -------------


                                  See accompanying footnotes to the unaudited condensed
                                           consolidated financial information

                                                     TELKONET, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                       (UNAUDITED)

                                                                                                      For the period
                                                                                                      from November
                                                                                                      3, 1999 (date
                                                                                                      of inception)
                                                                                                         through
                                                                        Six Months Ended June 30,      June 30, 2003
                                                                    ---------------------------------  -------------
                                                                       2003             2002           (As Restated -
                                                                       ----             ----           --------------
                                                                              (As Re-stated - Note F)    Note F)
                                                                              -----------------------    -------

Supplemental Disclosures of Cash Flow Information

Cash paid during the period for interest                             $    10,423      $    17,216      $    35,388

Income taxes paid                                                             --               --               --

Non-cash transactions:                                                        --               --               --

Issuance of stock options and warrants in exchange for services
rendered                                                                 286,904               --        1,242,766

Issuance of stock warrants in exchange for financing costs                87,217               --          173,691

Common stock issued for services rendered                                 76,745          138,722          227,047

Common stock issued in exchange for interest                                  --           21,793           21,793

Common stock issued in exchange for conversion of convertible
debenture                                                                 20,000               --           20,000

Notes payable issued in connection with capital lease                     59,291               --           59,291

Beneficial conversion feature on convertible debentures                1,761,675          693,018        3,440,426

Value of warrants attached to convertible debentures                     265,425           56,082          467,356
Acquisition:

   Assets Acquired                                                            --               --                1

   Accumulated Deficit                                                        --               --            2,643

   Liabilities Assumed                                                        --               --           (2,642)
                                                                     ------------     ------------     ------------
                                                                     $        --      $        --      $         1
                                                                     ------------     ------------     ------------

                                 See accompanying footnotes to the unaudited condensed
                                           consolidated financial information

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES
---------------------------------------

General
-------

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the six-month period ended June 30, 2003, are not necessarily indicative of the results that may be expected for the year ended December 31, 2003. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2002 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

Basis of Presentation
---------------------

Telkonet, Inc. (the "Company"), formerly Comstock Coal Company, Inc., was formed on November 3, 1999 under the laws of the state of Utah. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS 7") and is seeking to develop, produce and market proprietary equipment enabling the transmission of voice and data over electric utility lines. From its inception through the date of these financial statements, the Company has recognized no revenues and has incurred significant operating expenses.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Telkonet Communications, Inc. Significant intercompany transactions have been eliminated in consolidation.

Reclassification
----------------

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

Concentrations of Credit Risk
-----------------------------

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Stock Based Compensation
------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES
---------------------------------------

Stock Based Compensation (Continued)
------------------------------------

the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and for the quarter ended June 30, 2003.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note D):

                                                       For the three months ended        For the six months ended
                                                                June 30,                         June 30,
                                                           2003            2002           2003             2002
                                                           ----            ----           ----             ----
Net loss - as reported                                 $(2,018,972)    $  (829,031)    $(3,459,715)    $(1,475,134)
Add: Total stock based employee compensation
expense as reported under intrinsic value method
(APB. No. 25)                                                   --              --              --              --
Deduct: Total stock based employee compensation
expense as reported under fair value based method
(SFAS No. 123)                                          (1,129,199)        (52,708)     (1,291,134)       (105,416)
                                                       ------------    ------------    ------------    ------------
Net loss - Pro Forma                                   $(3,148,171)    $  (881,739)    $(4,750,849)    $(1,580,550)
Net loss attributable to common stockholders - Pro
Forma                                                  $(3,148,171)    $  (881,739)    $(4,750,849)    $(1,580,550)
Basic (and assuming  dilution) loss per share - as
reported                                               $     (0.13)    $     (0.06)    $     (0.22)    $     (0.09)
Basic (and assuming  dilution) loss per share - Pro
forma                                                  $     (0.20)    $     (0.06)    $     (0.30)    $     (0.09)

New Accounting Pronouncements
-----------------------------

In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 will not have a material impact on the Company's results of operations or financial position.

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES
---------------------------------------

New Accounting Pronouncements (Continued)
-----------------------------------------

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 will not have a material impact on the Company's results of operations or financial position.

NOTE B - CONVERTIBLE PROMISSORY NOTES PAYABLE

A summary of convertible promissory notes payable at June 30, 2003 and December 31, 2002 is as follows:

                                                                 June 30, 2003    December 31, 2002
Convertible notes payable ("Debenture-1"), in quarterly
installments of  interest only at 8% per annum, unsecured and due three years from the date of the note with the latest
maturity May 2005; Noteholder has the option to convert
unpaid note principal together with accrued and unpaid interest to the  Company's common stock at a rate of $.50 per
share six months after issuance                                    $ 1,669,100     $ 1,689,100

Debt Discount - beneficial conversion feature, net
of accumulated amortization of $787,014 and
$531,858 at June 30, 2003 and December 31, 2002,
respectively                                                          (743,878)       (999,034)

Debt Discount - value attributable to warrants
attached to notes, net of accumulated amortization
of $69,428 and  $47,216 at June 30, 2003 and
December 31, 2002, respectively                                        (63,908)        (86,120)
                                                                   ------------    ------------
                                                                       861,314         603,946
Convertible notes payable ("Series B Debenture"), in quarterly installments of  interest only at 8% per annum, unsecured and due three years from the date of  the note with the latest
maturity February 2006; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of  $.55 per share six
months after issuance                                                2,500,000         472,900

Debt Discount - beneficial conversion feature, net
of accumulated amortization of $284,833 and $1,564
at June 30, 2003 and December 31, 2002, respectively                (1,624,702)       (146,295)

Debt Discount - value attributable to warrants
attached to notes, net of accumulated amortization
of $51,128 and $726 at June 30, 2003 and December
31, 2002, respectively                                                (282,892)        (67,869)
                                                                   ------------    ------------
                                                                       592,406         258,736
                                                                   ------------    ------------
Total                                                              $ 1,453,720     $   862,682
Less: current portion                                                       --              --
                                                                   ------------    ------------
                                                                   $ 1,453,720     $   862,682
                                                                   ============    ============

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)


NOTE B - CONVERTIBLE PROMISSORY NOTES PAYABLE

Convertible Debentures
----------------------

During the year ended December 31, 2001, the Company issued convertible promissory notes (the "Debenture-1") to Company officers, shareholders, and sophisticated investors in exchange for $940,000, exclusive of placement costs and fees. The Debenture-1 accrues interest at 8% per annum and is payable and due three years from the date of the note with the latest maturity date of November 2004. Noteholder has the option to convert any unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $.50 per share six months after issuance. In accordance with EMERGING ISSUES TASK FORCE ISSUE 98-5, ACCOUNTING FOR CONVERTIBLE SECURITIES WITH A BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Debenture-1 note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $837,874 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Debenture-1. The debt discount attributed to the beneficial conversion feature is amortized over the Debenture-1's maturity period (three years) as interest expense.

In connection with the placement of the Debenture-1 notes, the Company issued non-detachable warrants granting the holders the right to acquire 940,000 shares of the Company's common stock at $1.00 per share. In accordance with EMERGING ISSUES TASK FORCE ISSUE 00-27, APPLICATION OF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS ("EITF - 0027"), the Company recognized the value attributable to the warrants in the amount of $77,254 to additional paid in capital and a discount against the Debenture-1. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 3 years, an average risk free interest rate of 1.25%, a dividend yield of 0%, and volatility of 26%. The debt discount attributed to the value of the warrants issued is amortized over the Debenture-1's maturity period (three years) as interest expense.

During the year ended December 31, 2002, the Company issued convertible promissory notes (the "Debenture-1") to Company officers, shareholders, and sophisticated investors in exchange for $749,100, exclusive of placement costs and fees. The Debenture-1 accrues interest at 8% per annum and is payable and due three years from the date of the note with the latest maturity date of May 2005. Noteholders have the option to convert any unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $.50 per share six months after issuance.

In accordance with EMERGING ISSUES TASK FORCE ISSUE 98-5, ACCOUNTING FOR CONVERTIBLE SECURITIES WITH A BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Debenture-1 note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $693,018 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Debenture-1. The debt discount attributed to the beneficial conversion feature is amortized over the Debenture-1's maturity period (three years) as interest expense.

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)


NOTE B - CONVERTIBLE PROMISSORY NOTES PAYABLE

Convertible Debentures (Continued)
----------------------------------

In connection with the placement of the Debenture-1 notes in 2002, the Company issued non-detachable warrants granting the holders the right to acquire 749,100 shares of the Company's common stock at $1.00 per share. In accordance with EMERGING ISSUES TASK FORCE ISSUE 00-27, APPLICATION OF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS ("EITF -0027"), the Company recognized the value attributable to the warrants in the amount of $56,082 to additional paid in capital and a discount against the Debenture-1. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 3 years, an average risk free interest rate of 1.67%, a dividend yield of 0%, and volatility of 26%. The debt discount attributed to the value of the warrants issued is amortized over the Debenture-1's maturity period (three years) as interest expense.

Series B Debentures
-------------------

In October and December 2002, the Company issued convertible promissory notes (the "Series B Debenture") to Company officers, shareholders, and sophisticated investors in exchange for $472,900, exclusive of placement costs and fees. The Series B Debenture accrues interest at 8% per annum and is payable and due three years from the date of the note with the latest maturity date of December 2005. Noteholders have the option to convert any unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $.55 per share six months after issuance.

In accordance with EMERGING ISSUES TASK FORCE ISSUE 98-5, ACCOUNTING FOR CONVERTIBLE SECURITIES WITH A BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Series B Debenture note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $147,859 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Series B Debenture. The debt discount attributed to the beneficial conversion feature is amortized over the Series B Debenture's maturity period (three years) as interest expense.

In connection with the placement of the Series B Debenture notes in 2002, the Company issued non-detachable warrants granting the holders the right to acquire 472,900 shares of the Company's common stock at $1.00 per share. In accordance with EMERGING ISSUES TASK FORCE ISSUE 00-27, APPLICATION OF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS ("EITF -0027"), the Company recognized the value attributable to the warrants in the amount of $68,595 to additional paid in capital and a discount against the Series B Debenture. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 3 years, an average risk free interest rate of 1.67%, a dividend yield of 0%, and volatility of 26%. The debt discount attributed to the value of the warrants issued is amortized over the Series B Debenture's maturity period (three years) as interest expense.

In January and February 2003, the Company issued convertible promissory notes (the "Series B Debenture") to Company officers, shareholders, and sophisticated investors in exchange for $2,027,100, exclusive of placement costs and fees. The Series B Debenture accrues interest at 8% per annum and is payable and due three years from the date of the note with the latest maturity date of February 2006. Noteholders have the option to convert any unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $.55 per share six months after issuance.

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)


NOTE B - CONVERTIBLE PROMISSORY NOTES PAYABLE

Series B Debentures (Continued)
-------------------------------

In accordance with EMERGING ISSUES TASK FORCE ISSUE 98-5, ACCOUNTING FOR CONVERTIBLE SECURITIES WITH A BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Series B Debenture note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $1,761,675 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Series B Debenture. The debt discount attributed to the beneficial conversion feature is amortized over the Series B Debenture's maturity period (three years) as interest expense.

In connection with the placement of the Series B Debenture notes in January and February 2003, the Company issued non-detachable warrants granting the holders the right to acquire 2,027,100 shares of the Company's common stock at $1.00 per share. In accordance with EMERGING ISSUES TASK FORCE ISSUE 00-27, APPLICATION OF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS ("EITF -0027"), the Company recognized the value attributable to the warrants in the amount of $265,425 to additional paid in capital and a discount against the Series B Debenture. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 3 years, an average risk free interest rate of 1.25%, a dividend yield of 0%, and volatility of 26%. The debt discount attributed to the value of the warrants issued is amortized over the Series B Debenture's maturity period (three years) as interest expense.

The Company amortized the Debenture 1 and the Series B Debenture debt discount attributed to the beneficial conversion feature and the value of the attached warrants and recorded non-cash interest expense of $611,039 and $200,377 for the six month ended June 30, 2003 and 2002, respectively.

NOTE C - SENIOR NOTES PAYABLE

In April, May and June 2003, the Company issued Senior Note to Company officers, shareholders, and sophisticated investors in exchange for $5,000,000, exclusive of placement costs and fees. The Senior Note is in units of $100,000, in quarterly installments of interest at 8% per annum and is due three years from the date of the note with the latest maturity date of June 2006. Attached to each unit of the Senior Note are 125,000 warrants to purchase the common stock of the Company. The warrants have a three-year contractual life and are exercisable immediately after the issuance of the note at exercise price of $1.00 per share. The Senior Notes are secured by a first lien priority security interest in all intellectual property assets of the Company. The Company plans to use the proceeds from Senior Note for expansion of sales, marketing and strategic partnership programs, build of required infrastructure and as working capital.

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)


NOTE D - STOCK OPTIONS AND WARRANTS

Employee Stock Options
----------------------

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

                                Options Outstanding                                     Options Exercisable
                                -------------------                                     -------------------

                                           Weighted Average                                          Weighted
                           Number       Remaining Contractual   Weighted Average      Number         Average
    Exercise Prices     Outstanding          Life (Years)        Exercise Price     Exercisable   Exercise Price
    ---------------     -----------          ------------        --------------     -----------   --------------
       $  1.00               6,775,000          9.19                $  1.00            1,769,935     $  1.00
       $  1.51                 200,000          9.75                $  1.51               16,667     $  1.51
       $  2.35                 465,000          9.75                $  2.35               38,751     $  2.35
       $  3.43                  25,000          9.75                $  3.43                2,083     $  3.43
                      ----------------      --------            -----------            ---------     -------
                             7,465,000          9.27                $  1.11            1,827,436     $  1.04
                      ================      ========            ===========            =========     =======

Transactions involving stock options issued to employees are summarized as follows:

                                                              Weighted Average
                                           Number of Shares   Price Per Share
                                           ----------------   ---------------
         Outstanding at January 1, 2001         840,000                --
            Granted                             215,000          $   1.00
            Exercised                                --                --
            Canceled or expired                      --                --
                                             -----------         ---------
         Outstanding at December 31, 2001     1,055,000              1.00
                                             -----------         ---------
            Granted                           2,835,000              1.00
            Exercised                        (1,000,000)             1.00
            Canceled or expired              (1,440,000)             1.00
                                             -----------         ---------
         Outstanding at December 31, 2002     1,450,000          $   1.00
                                             -----------         ---------
            Granted                           6,098,333              1.11
            Exercised                           (83,333)             1.00
            Canceled or expired                      --                --
                                             -----------         ---------
         Outstanding at June 30, 2003         7,465,000          $   1.11
                                             ===========         =========

The weighted-average fair value of stock options granted to employees during the period ended June 30, 2003 and 2002 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                               2003       2002
                                                               ----       ----
         Significant assumptions (weighted-average):
             Risk-free interest rate at grant date             1.25%      1.67 %
             Expected stock price volatility                    26%        26 %
             Expected dividend payout                            -          -
             Expected option life-years (a)                     10         10

         (a) The expected option life is based on contractual expiration dates.

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)


NOTE D - STOCK OPTIONS AND WARRANTS

Employee Stock Options (Continued
---------------------------------

If the Company recognized compensation cost for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $(4,750,849) and $(0.30) for the period ended June 30, 2003 and $(1,580,550) and $(0.09) for the period ended June 30, 2002, respectively.

Non-Employee Stock Options
--------------------------

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to the Company consultants. These options were granted in lieu of cash compensation for services performed.

                                Options Outstanding                                     Options Exercisable
                                -------------------                                     -------------------
                                           Weighted Average                                          Weighted
                           Number       Remaining Contractual    Weighed Average      Number         Average
    Exercise Prices     Outstanding          Life (Years)        Exercise Price     Exercisable   Exercise Price
    ---------------     -----------          ------------        --------------     -----------   --------------
        $ 1.00           2,871,667               9.18                $ 1.00          1,598,750        $ 1.00

Transactions involving options issued to non-employees are summarized as follows:

                                                                Weighted Average
                                             Number of Shares    Price Per Share
                                             ----------------    ---------------
         Outstanding at January 1, 2001           246,502           $   0.70
            Granted                                    --              --
            Exercised                                  --              --
            Canceled or expired                        --              --
                                               -----------          ---------
         Outstanding at December 31, 2001         246,502               0.70
                                               -----------          ---------
            Granted                             2,455,000               1.00
            Exercised                          (1,146,502)              0.96
            Canceled or expired                        --              --
                                               -----------          ---------
         Outstanding at December 31, 2002       1,555,000           $   1.00
                                               -----------          ---------
            Granted                             1,400,000               1.00
            Exercised                             (83,333)              1.00
            Canceled or expired                        --              --
                                               -----------          ---------
         Outstanding at June 30, 2003           2,871,667           $   1.00
                                               ===========          =========

The estimated value of the options granted to consultants during the period ended June 30, 2003 was determined using the Black-Scholes option pricing model and the following assumptions: contractual term of 10 years, a risk free interest rate of 1.25%, a dividend yield of 0% and volatility of 26%. The amount of the expense charged to operations in connection with granting the options was $286,904 and $226,230 during the period June 30, 2003 and 2002, respectively.

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)


NOTE D - STOCK OPTIONS AND WARRANTS

Warrants
--------

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company. These warrants were granted in lieu of cash compensation for services performed or financing expenses and in connection with placement of convertible debentures.

                                Warrants Outstanding                                   Warrants Exercisable
                                --------------------                                   --------------------
                                            Weighted Average          Weighed                        Weighted
                           Number        Remaining Contractual        Average         Number         Average
    Exercise Prices     Outstanding           Life (Years)        Exercise Price    Exercisable   Exercise Price
    ---------------     -----------           ------------        --------------    -----------   --------------
           $     .50           815,000                  8.00        $     .50        815,000       $     .50
           $     .53           354,460                  3.00        $     .53        354,460       $     .53
           $     .66           229,700                  3.00        $     .66        229,700       $     .66
           $    1.00        10,639,100                  3.00        $    1.00     10,639,100       $    1.00
           $    2.54            50,000                  3.00        $    2.54         50,000       $    2.54
           $    2.97            35,000                  3.00        $    2.97         35,000       $    2.97
                                ------                  ----        ---------   ------------       ---------

                            12,123,260                  3.34        $    0.96     12,123,260       $    0.96
                            ==========                  ====        =========   ============       =========

Transactions involving warrants are summarized as follows:

                                                               Weighted Average
                                             Number of Shares  Price Per Share
                                             ----------------  ---------------
         Outstanding at January 1, 2001          1,210,572       $   1.00
            Granted                              3,528,665           0.67
            Exercised                                   --          --
            Canceled or expired                 (1,210,572)          1.00
                                               ------------      ---------
         Outstanding at December 31, 2001        3,528,665       $   0.67
                                               ------------      ---------
            Granted                              1,667,460           0.87
            Exercised                           (1,650,675)          0.51
            Canceled or expired                    (13,990)          1.00
                                               ------------      ---------
         Outstanding at December 31, 2002        3,531,460       $   0.84
                                               ------------      ---------
            Granted                              8,591,800           1.01
            Exercised                                   --          --
            Canceled or expired                         --          --
                                               ------------      ---------
         Outstanding at June 30, 2003           12,123,260       $   0.96
                                               ============      =========

The estimated value of the compensatory warrants granted to non-employees in exchange for services and financing expenses during the period ended June 30, 2003 was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 3 to 8 years, a risk free interest rate of 1.25%, a dividend yield of 0% and volatility of 26%. The amount of the expense charged to operations for compensatory warrants granted in exchange for financing expenses was $0 and $85,620 during the period ended June 30, 2003 and 2002, respectively. The Company also capitalized financing costs of $87,732 and $39,346 for compensatory warrants granted in connection with placement of convertible debentures for the period ended June 30, 2003 and 2002, respectively. The financing cost was amortized over the life (three years) of the convertible debenture.

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)


NOTE E - CAPITAL STOCK

The Company has authorized 15,000,000 shares of preferred stock, with a par value of $.001 per share. As of June 30, 2003 and December 31, 2002, the Company has no preferred stock issued and outstanding. The company has authorized 100,000,000 shares of common stock, with a par value of $.001 per share. As of June 30, 2003 and December 31, 2002, the Company has 15,977,795 and 15,721,131
shares of common stock issued and outstanding, respectively.

In April 2003, the Company issued 40,000 shares of common stock at $0.50 per share to one of its Debenture-1 noteholder in exchange for $20,000 of conversion of debts.

In April 2003, the Company issued 49,998 shares of common stock at approximately $1.54 per share to consultants in exchange for services rendered, which approximated the fair value of the shares issued during the period the services were completed and rendered. Compensation costs of $76,745 were charged to income during the period ended June 30, 2003.

In June 2003, the Company issued 83,333 shares of common stock to an employee in exchange for exercised employee stock options at $1.00 per share, totaling $83,333. Additionally, the Company issued 83,333 shares of common stock to a consultant in exchange for exercised non-employee stock options at $1.00 per share, totaling $83,333.

Share amounts presented in the consolidated balance sheets and consolidated statements of stockholders' equity reflect the actual share amounts outstanding for each period presented.

NOTE F - RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its financial statements for the year ended December 31, 2001 and for the period ended June 30, 2002 to correct the following errors in the financial statements previously filed:

         o For the year ended December 31, 2001, the Company erroneously recorded the Black-Scholes value of the 940,000 warrants attached to its convertible debentures as an asset (financing cost), and amortized over the maturity period (three year) of the note.
         o For the year ended December 31, 2001, the Company erroneously recorded the beneficial conversion feature of its convertible debentures as an asset (financing cost) and the beneficial conversion feature was erroneously amortized over six-months (from the issuance of the note to the earliest conversion date).
         o For the year ended December 31, 2001, the Company erroneously recorded impairment of property and equipment as research and development expense.
         o For the period ended June 30, 2002, the Company erroneously did not record and amortize the beneficial conversion feature of its convertible debentures and value of warrants attached to the convertible debentures.

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2003
                                   (UNAUDITED)


NOTE F - RESTATEMENT OF FINANCIAL STATEMENTS

The net effect of the correction of these errors was to:

         o Decrease the Company's reported net loss for the year ended December 31, 2001 by $289,645 from $(2,006,140) to
                  $(1,716,495). Increase the Company's reported net loss for the period June 30, 2002 by $231,830 from $(1,243,304) to
                  $(1,475,134).
         o Decrease the loss per share for the year ended December 31, 2001 by $.01 from $(.09) to $(.08) per share. Increase the loss per share for the period ended June 30, 2002 by $.02 from $(.07) to $(.09) per share.
         o Decrease the deficiency accumulated during the development stage from November 3, 1999 to June 30, 2002, by $57,815 from $(4,213,137) to $(4,155,322).
         o Decrease other assets (financing costs) as of June 30, 2002, by $507,728 from $628,525 to $120,797.
         o Increase debt discount as of June 30, 2002, by $1,362,523 from $0 to $1,362,523.
         o Increase additional paid in capital as of June 30, 2002, by $771,979 from $3,466,421 to $4,238,400.

NOTE G - SUBSEQUENT EVENTS

Subsequent to the date of the financial statements, the Debenture-1 Noteholders (see Note B) put forth to the Company its demand registration request for the registration of common shares of the Company sufficient to cover the conversion of their debentures and exercise of the attached warrants. Accordingly, the Company notified the Series B Debenture Noteholder (Note B), Senior Noteholders (Note C) and Warrant holders with piggy-back registration rights requesting their exercise of the warrants; however, the amount of funding cannot be determined until September 12, 2003 at which time the exercise price is required to be paid to the Company. In August 2003, the Company issued an aggregate of 7,514,541 shares of common stock in connection with the conversion of Debenture-1 of $1,517,100 and Series B Debentures of $2,180,000 and the issuance of common stock related accrued interest of $187,039 and $85,586, respectively. The pro forma balance sheet below represents the effect of the conversion of the debentures as if it had occurred as of June 30, 2003.

                                             UNAUDITED                PROFORMA ADJUSTMENTS            PROFORMA
                                           JUNE 30, 2003                DR.          CR.           JUNE 30, 2003
  ASSETS:
  Cash                                          4,580,779             3,000,000                         7,580,779
  Other current assets                            525,272                                                 525,272
                                          ----------------         -------------------------    ------------------
  Total current assets                          5,106,051             3,000,000                         8,106,051
  Other assets                                    323,893                                                 323,893
                                          ----------------         -------------------------    ------------------
  Total Assets                                  5,429,945             3,000,000                         8,429,945
                                          ================         =========================    ==================

  LIABILITIES & SHAREHOLDERS EQUITY:
  Current liabilities                           1,297,829               272,625           -             1,025,204
  Convertible debentures - net of
  discounts                                     1,453,720             1,453,720                                 -
  Senior notes                                  5,000,000                                               5,000,000

  Shareholders' (deficiency) equity           (2,321,604)                         4,726,345             2,404,741
                                          ----------------         -------------------------    ------------------

  Total  liabilities &  shareholders'
  equity                                        5,429,945             1,726,345   4,726,345             8,429,945
                                          ================         =========================    ==================

NOTES TO PROFORMA BALANCE SHEET:
(1) Conversion of convertible debentures.
(2) Assumes 30% exercise warrants.
(3) Stock issuance for debenture interest.

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                        --------------------------------

Board of Directors
Telkonet, Inc.
Annapolis, MD

         We have audited the accompanying consolidated balance sheets of Telkonet, Inc. and its wholly-owned subsidiary (the "Company"), a development stage company, as of December 31, 2002 and 2001 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001 and for the period November 3, 1999 (date of inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telkonet, Inc. and its wholly-owned subsidiary as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the two years then ended, and from November 3, 1999 (date of inception), to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note K. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         As discussed in Note L, the Company restated its Consolidated Balance Sheet as of December 31, 2001, and the related Statements of Losses, Deficiency in Stockholders' Equity and Cash Flows for the year ended December 31, 2001 and the period November 3, 1999 (date of Inception) to December 31, 2001.

                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                    Russell Bedford Stefanou Mirchandani LLP
                                    Certified Public Accountants
McLean, Virginia
February 27, 2003


                                                     TELKONET, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                               CONSOLIDATED BALANCE SHEETS
                                               DECEMBER 31, 2002 AND 2001

                                                                                        2002          (As Restated -
                                                                                                          Note L)
                                                                                                           2001
                                                                                    ------------      ------------
ASSETS
CURRENT ASSETS:
     Cash and equivalents                                                           $    18,827       $    21,885
     Inventory, net (Note A)                                                             39,790                --
     Other receivable                                                                     1,550                --
     Prepaid expenses and deposits                                                        4,625                --
     Total current assets                                                                64,792            21,885

PROPERTY AND EQUIPMENT (Note B):
     Furniture and equipment, at cost                                                    73,215            54,950
     Less: accumulated depreciation                                                      35,252            28,108
                                                                                         37,963            26,842
OTHER ASSETS:
     Financing costs, less accumulated  amortization of $76,923 and
     $24,769 at December 31, 2002 and 2001, respectively                                192,600           183,049
     Prepaid expenses and deposits                                                           --             4,625
                                                                                        192,600           187,674
                                                                                    $   295,355       $   236,401
                                                                                    ============      ============

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                                          $   518,865       $   116,741
     Notes payable (Note D)                                                             310,000           400,000
     Due to shareholders (Note C)                                                       130,330             7,500
     Total current liabilities                                                          959,195           524,241

Convertible debentures, net of discounts - including related
parties (Note E)                                                                        862,682           126,200

COMMITMENTS AND CONTINGENCIES (Note I)                                                       --                --

DEFICIENCY IN STOCKHOLDERS' EQUITY (Note F)
     Preferred stock, par value $.001 per share; 15,000,000 shares authorized;
     none issued and outstanding at December 31, 2002
     and 2001                                                                                --                --
     Common stock, par value $.001 per share; 100,000,000 shares authorized; 15,721,131 and 22,115,371 shares issued and
     outstanding at December 31, 2002 and 2001, respectively                             15,721            22,115
     Additional paid-in-capital                                                       4,916,433         2,244,033
     Accumulated deficit during development stage                                    (6,458,676)       (2,680,188)
     Deficiency in stockholders' equity                                              (1,526,522)         (414,040)

                                                                                    $   295,355       $   236,401
                                                                                    ============      ============


                               See accompanying notes to consolidated financial statements


                                               TELKONET, INC.
                                        (A DEVELOPMENT STAGE COMPANY)
                                      CONSOLIDATED STATEMENTS OF LOSSES

                                                                                     For the period from
                                                  For the Year        For the Year    November 3, 1999
                                                     Ended                Ended           (date of
                                                  December 31,        December 31,   inception) through
                                                      2002                2001        December 31, 2002
                                                                     (As restated -    (As restated -
                                                                         Note L)           Note L)
                                                  -------------      -------------      -------------
Cost and expenses:
     Research and development                     $    280,450       $    120,828       $    520,278
     Selling, general and administrative             2,790,819          1,386,222          4,984,078
     Impairment of property and equipment
       (Note B)                                             --             39,287             39,287
     Depreciation and amortization                      84,067             30,797            136,944

Total operating expense                              3,155,336          1,577,134          5,680,587

Loss from operations                                (3,155,336)        (1,577,134)        (5,680,587)

Other income                                             3,322              1,257              4,579

Interest income (expense)                             (626,474)          (140,618)          (782,668)

Provision for income tax                                    --                 --                 --

                                                      (623,152)          (139,361)          (778,089)

Net loss                                          $ (3,778,488)      $ (1,716,495)      $ (6,458,676)
                                                  =============      =============      =============

Loss per common  share  (basic and  assuming
dilution) (Note J)                                $      (0.22)      $      (0.08)      $      (0.40)
                                                  =============      =============      =============

Weighted average common shares outstanding          17,119,639         21,974,439         16,050,030


                          See accompanying notes to consolidated financial statements


                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                             FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2002

                                                                                                              Deficit
                                                                                                             Accumulated
                                              Preferred                    Common    Additional    Common      During
                                    Preferred   Stock                      Stock      Paid in      Stock     Development
                                     Shares     Amount   Common Shares     Amount     Capital   Subscription    Stage       Total

Net Loss                                 --    $   --             --     $     --     $     --    $   --    $ (33,973)    $ (33,973)
                                    --------   -------    -----------    ---------    ---------   -------   ----------    ----------

Balance at December 31, 1999             --        --             --           --           --        --      (33,973)      (33,973)

Shares issued to founders
January 2000, in exchange
for services and costs
valued at $ 0.60 per share               --        --         19,300          193       11,387        --           --        11,580

Shares issued in June 2000,
for cash in connection with
private placement at $375
per share, net of costs                  --        --          1,735           17      644,219        --           --       644,236

Shares issued in July 2000,
for warrants exercised at a
price of $375 per share                  --        --            190           --       71,250        --           --        71,250

Shares issued in August 2000,
in connection with the merger
of Comstock Coal and Telkonet
Communications, Inc                      --        --     21,775,335       21,775           --        --           --        21,775

August 2000, retirement of
Telkonet Communications, Inc
shares                                   --        --        (21,225)        (210)          --        --           --          (210)
Shares issued in October 2000,
in exchange for warrants
exercised at a price of $1
per share                                --        --         29,145           29       29,115        --           --        29,144

Shares issued in October 2000,
in exchange for warrants
exercised at a price of $0.40
per share                                --        --         10,891           11        4,345        --           --         4,356

Net loss                                 --        --             --           --           --        --     (929,720)     (929,720)
 BALANCE AT DECEMBER 31, 2000            --    $   --     21,815,371     $ 21,815     $760,316    $   --    $(963,693)    $(181,562)
                                    --------   -------    -----------    ---------    ---------   -------   ----------    ----------

Shares issued in June 2001, for
cash in connection with a private
placement, shares issued at $.50 a
share, net of costs                      --        --        260,000          260      129,740        --           --       130,000

                                                               F-24

                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                             FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2002

1,839,378 warrants issued in
June 2001, valued at $0.13 per
warrant, in exchange for services           --       --           --        --      237,035       --            --        237,035

72,668 stock options issued in
June 2001, valued at $ 0.09 per
stock option, in exchange for
services                                    --       --           --        --        6,375       --            --          6,375

245,287 warrants issued in July
2001, valued at $0.08 per warrant,
in exchange for services                    --       --           --        --       18,568       --            --         18,568

36,917 stock options issued in
July 2001, valued at $ 0.08 per
warrant, in exchange for services           --       --           --        --        2,795       --            --          2,795

Shares issued in August 2001, for
cash in connection with a private
placement, shares issued at $.50
a share, net of costs                       --       --       40,000        40       19,960       --            --         20,000

241,000 warrants issued in August
2001, valued at $ 0.39 per warrant
in exchange for financing costs             --       --           --        --       85,818       --            --         85,818

150,000 warrants issued in August
2001, valued at $ 0.16 per warrant,
in exchange for services                    --       --           --        --       23,340       --            --         23,340

36,917 stock options issued in
August 2001, valued at $ 0.06 per
stock option, in exchange for services      --       --           --        --        2,422       --            --          2,422

25,000 warrants issued in September
2001, valued at $0.30 per warrant in
exchange for services                       --       --           --        --        7,380       --            --          7,380

95,000 warrants issued in October
2001, valued at $ 0.21 per warrant,
in exchange for services                    --       --           --        --       19,558       --            --         19,558

25,000 warrants issued in November
2001, valued at $ 0.33 per warrant,
in exchange for services                    --       --           --        --        8,218       --            --          8,218

                                                               F-25

                                                          TELKONET, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                             FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2002

25,000 warrants issued in December
2001, valued at $ 0.30 per warrant,
in exchange for services                    --       --           --        --        7,380       --            --          7,380

Beneficial conversion feature of
convertible debentures (Note E)             --       --           --        --      837,874       --            --        837,874

Value of warrants attached to
convertible debentures (Note E)             --       --           --        --       77,254       --            --         77,254

Net loss                                    --       --           --        --           --       --    (1,716,495)    (1,716,495)
                                       --------  -------  -----------  --------  -----------  -------  ------------   ------------
BALANCE AT DECEMBER 31, 2001
(AS RESTATED- NOTE L)                       --   $   --   22,115,371   $22,115   $2,244,033   $   --   $(2,680,188)   $  (414,040)
                                       ========  =======  ===========  ========  ===========  =======  ============   ============

 Balance Forward                         --  $   --   22,115,371   $ 22,115   $ 2,244,033   $        --   $(2,680,188)  $  (414,040)

Shares issued in February 2002,
in exchange for convertible
debentures interest, at $.50
per share                                --      --       43,586         44        21,749            --            --        21,793

Shares issued in March 2002,
to a founder in exchange for
shares canceled                          --      --    5,250,000      5,250        (5,250)           --            --            --


Shares canceled in March 2002
in connection with capital
restructure                              --      --  (13,480,961)   (13,481)       13,481            --            --            --

Shares issued in June 2002,
for warrants exercised at $1.00
per share for services rendered          --      --       47,906         48        47,857            --            --        47,906

Shares issued in June 2002, for
warrants exercised at $.40 per
share for services rendered              --      --       26,443         26        10,551            --            --        10,577

Shares issued in June 2002 to
founders, for options exercised
at $1.00 per share                       --      --    1,000,000      1,000       999,000            --            --     1,000,000

Shares issued in June 2002, for
warrants exercised at $1.0025
per share, for services rendered         --      --       80,039         80        80,158            --            --        80,238

Shares issued in June 2002, for
warrants exercised at $.41, in
connection with original private
placement                                --      --      189,327        189        77,720            --            --        77,910

Shares issued in July 2002, for
warrants exercised at $.40, in
connection with original private
placement                                --      --       41,970         42        16,830            --            --        16,872

                                                               F-26

                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                             FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2002

Shares issued in July 2002 to
founders, for options exercised
at $1.00 per share                       --      --    1,000,000      1,000       999,000            --            --     1,000,000

Shares issued in August 2002,
for warrants exercised at $.43,
in connection with original
private placement                        --      --      542,500        543       232,459            --            --       233,001

Shares issued in August 2002,
for warrants exercised at $.40,
in connection with original
private placement                        --      --      193,302        193        77,127            --            --        77,320

Shares issued in October 2002,
for warrants exercised at $.40,
in connection with original
private placement                        --      --       77,048         77        30,896            --            --        30,973

Shares issued in October 2002,
for warrants exercised at $0.50
per share in connection with
original private placement               --      --      400,000        400       199,600            --            --       200,000

Common stock subscription                --      --           --         --            --    (1,805,400)           --    (1,805,400)

Return of founders shares in
connection with stock subscription       --      --   (1,805,400)    (1,805)   (1,803,595)    1,805,400            --            --

Stock based compensation for the
issuance of stock options to
consultants in exchange for
services (Note G)                        --      --           --         --       452,459            --            --       452,459

Stock based compensation for the
issuance of warrants to consultants
in exchange for services (Note G)        --      --           --         --       170,330            --            --       170,330

Stock based compensation for the
issuance of warrants to consultants
in exchange for financing costs
(Note G)                                 --      --           --         --        86,474            --            --        86,474

Beneficial conversion feature of
convertible debentures (Note E)          --      --           --         --       840,877            --            --       840,877

Value of warrants attached to
convertible debentures (Note E)          --      --           --         --       124,677            --            --       124,677

                                                               F-27

                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                             FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2002




Net Loss                              --           --           --          --           --           --    (3,778,488)  (3,778,488)
                              ----------  -----------  ----------- -----------  -----------  -----------   ------------ ------------

BALANCE AT DECEMBER 31, 2002          --  $       --    15,721,131 $    15,721  $ 4,916,433  $        --   $(6,458,676) $(1,526,522)
                              ==========  ===========  =========== ===========  ===========  ===========   ============ ============




                                    See accompanying notes to consolidated financial statements


                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          For the Year    For the Period
                                                                                             Ended        November 3, 1999
                                                                         For the Year     December 31,  (Date of Inception)
                                                                             Ended            2001               to
                                                                         December 31,     (As Restated   December 31, 2002
                                                                             2002          - Note L)    (As Restated - Note L)
                                                                         ------------     ------------- ----------------------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss from development stage operations                      $(3,778,488)      $(1,716,495)      $(6,458,676)
     Adjustments to reconcile net loss from development stage
     operations to cash used for operating activities                             --                --                --
     Amortization of debt discount - beneficial conversion
     feature of convertible debentures (Note E)                              440,646            92,776           533,422
     Amortization of debt discount - value of warrants
     attached to convertible debentures (Note E)                              39,390             8,552            47,942
     Stock options and warrants issued in exchange for
     services (Note G)                                                       622,790           333,072           955,862
     Common stock issued in exchange for services rendered
     (Note F)                                                                138,722                --           150,302
     Common stock issued in exchange for debenture  interest
     (Note F)                                                                 21,793                --            21,793
     Impairment of property and equipment, net (Note B)                           --            39,287            39,287
     Depreciation and amortization                                            84,067            30,797           136,944
     Increase (decrease) in:
         Other receivable                                                     (1,550)               --            (1,550)
         Inventory                                                           (39,790)               --           (39,790)
         Deposits                                                                 --                --            (4,625)
         Accounts payable and accrued expenses, net                          402,124          (136,846)          518,864

NET CASH USED BY OPERATING ACTIVITIES                                     (2,070,296)       (1,348,857)       (4,100,225)

CASH FLOWS USED IN INVESTING ACTIVITIES:
     Capital expenditures, net                                               (18,265)           (5,208)         (112,502)

NET CASH USED IN INVESTING ACTIVITIES                                        (18,265)           (5,208)         (112,502)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of common stock, net of costs                        830,673           150,000         1,751,224
     Proceeds from (repayments to) stockholder advances                      122,830            (2,500)          130,330
     Proceeds from issuance of convertible debentures, net of costs        1,222,000           818,000         2,040,000
     Repayment of loans                                                      (90,000)               --           (90,000)
     Proceeds from loans                                                          --           400,000           400,000
NET CASH PROVIDED BY FINANCING ACTIVITIES                                  2,085,503         1,365,500         4,231,554

NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS                               (3,058)           11,435            18,827
Cash and cash equivalents at the beginning of the period                      21,885            10,450                --

Cash and cash equivalents at the end of the period                       $    18,827       $    21,885       $    18,827
                                                                         ===========       ===========       ===========

                                    See accompanying notes to consolidated financial statements

                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                               CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                          For the Year           For the Period
                                                                                             Ended             November 3, 1999
                                                                     For the Year         December 31,        (Date of Inception)
                                                                         Ended                2001                     to
                                                                     December 31,         (As Restated         December 31, 2002
                                                                         2002              - Note L)          (As Restated - Note L)
                                                                    ----------------     -----------------     ---------------------
Supplemental Disclosures of Cash Flow Information:
Cash transaction:
     Cash paid during the period for interest                         $      30,885        $       24,965       $            55,850
     Income taxes paid                                                           --                    --                        --

Non-cash transactions:
     Issuance of warrants and options for services rendered                 622,790               333,072                   955,862
     Common stock issued in exchange for services rendered                  138,722                    --                   150,302
     Common stock issued in exchange for debenture interest                  21,793                    --                    21,793
     Beneficial conversion feature on convertible debentures                840,877               837,874                 1,678,751
     Value of warrants attached to convertible debentures                   124,677                77,254                   201,931

Acquisition:
     Assets acquired                                                             --                    --                         1
     Accumulated deficit                                                         --                    --                     2,643
     Liabilities assumed                                                         --                    --                   (2,642)

                                                                      $          --        $           --       $                 1

                                    See accompanying notes to consolidated financial statements

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation
----------------------------------

Telkonet, Inc. (the "Company"), formerly Comstock Coal Company, Inc., was formed on November 3, 1999 under the laws of the state of Utah. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS 7") and is seeking to develop, produce and market proprietary equipment enabling the transmission of voice and data over electric utility lines. From its inception through the date of these financial statements the Company has recognized no revenues and has incurred significant operating expenses.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Telkonet Communications, Inc. Significant intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents
-------------------------

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment
----------------------

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Long-Lived Assets
-----------------

The Company has adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Inventories
-----------

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories consist of Internet applications, routers and related products available for sale to distributors and retailers. Components of inventories as of December 31, 2002 and 2001 are as follows:

                                                      2002             2001
                                                      ----             ----
                    Finished Goods                  $ 39,790           $ --


Income Taxes
------------

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the future effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Net Loss Per Common Share
-------------------------

The Company computes earnings per share under Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During 2002 and 2001, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

Revenue Recognition
-------------------

The Company follows a policy of recognizing revenues as services are rendered or at the time the product is shipped to or picked up by customers.

Advertising
-----------

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred no advertising costs during the years ended December 31, 2002 and 2001, and for the period from November 3, 1999 (date of inception) to December 31, 2002.

Research and Development
------------------------

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expenses as incurred. Third-party research and developments costs are expenses when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expenses in the period incurred. Total expenditures on research and product development for 2002, 2001, and the period from November 3, 1999 (date of inception) to December 31, 2002 were $280,450, $120,828, and $520,278, respectively.

Liquidity
---------

As shown in the accompanying financial statements, the Company has incurred a net loss of $6,458,676 from its inception through December 31, 2002. The Company's current liabilities exceeded its current assets by $894,403 as of December 31, 2002.

Concentrations of Credit Risk
-----------------------------

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $0 at December 31, 2002 and 2001.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Stock Based Compensation
------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measures as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and will adopt the interim disclosure provisions for its financial reports for the quarter ended March 31, 2003.

------------------------------------

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note G):

                                                                            2002                    2001
                                                                            ----                    ----

Net loss - as reported                                              $      (3,778,488)      $      (1,716,495)
Add:  Total stock  based  employee  compensation  expense as
reported under intrinsic value method (APB. No. 25)                                 --                      --
Deduct:  Total stock based employee  compensation expense as
reported under fair value based method (SFAS No. 123)                        (210,833)                (81,852)

Net loss - Pro forma                                                $      (3,989,321)      $      (1,798,347)
Net loss attributable to common stockholders - Pro forma            $      (3,989,321)      $      (1,798,347)
Basic (and assuming dilution) loss per share - as reported          $           (0.22)      $           (0.08)
Basic (and assuming dilution) loss per share - Pro forma            $           (0.23)      $           (0.08)


Segment Information
-------------------

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

Reclassification
----------------

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year (see Note L).

New Accounting Pronouncements
-----------------------------

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No.
141), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets: (SFAS No. 142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) in August and October 2001, respectively.

SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's consolidated financial statements.

-----------------------------------------

Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, the write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six month from the date of adoption. Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on the Company's consolidated financial statements

SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on Company's consolidated financial statements.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations. In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

-----------------------------------------

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

NOTE B - PROPERTY, PLANT AND EQUIPMENT

The Company's property and equipment at December 31, 2002 and 2001 consists of the following:

                                                 2002                  2001
                                                 ----                  ----

Office Equipment                           $         58,514     $        42,005
Office Fixtures and Furniture              $         14,701     $        12,945

Total                                                73,215              54,950
Accumulated Depreciation                            (35,252)            (28,108)

                                           $         37,963     $        26,842
                                           =================    ================


Depreciation expense included as a charge to income amounted to $7,144, $,6,028, and $35,252 for the year ended December 31, 2002, 2001, and from inception to December 31, 2002, respectively.

Impairment of Property and Equipment
------------------------------------

During the year ended December 31, 2001, the Company recorded a charge for the impairment of certain property and equipment held and used by the Company because the estimated fair value of the assets was less than the carrying value. Considerable management judgment is necessary to estimate fair value. Accordingly, actual results could very significantly from managements' estimates. Based upon the evaluation, the Company recognized as asset impairment loss of $39,287 or $ (.00) per share during the year ended December 31, 2001.


NOTE C - RELATED PARTY TRANSACTIONS

A company officer has advanced funds to the Company for working capital purposes. No formal repayment terms or arrangements exist. The net amount of advances due the officer at December 31, 2002 was $4,830.

Significant shareholders of the Company have advanced funds to the Company for working capital purposes. The amount of the advances at December 31, 2002 and 2001 is $125,500 and $7,500, respectively. Nor formal repayment terms or arrangements exist.

NOTE D - NOTES PAYABLE


Notes payable at December 31, 2002 and 2001 consists of the following:

                                                                         2002                   2001
                                                                         ----                   ----
Note payable in monthly installments of interest only at
7.5% per annum, unsecured and guaranteed by a Company shareholder.
Maturity date is in September 2002; the Company paid the debt in
fully in February 2003                                              $       60,000         $     150,000

Note payable in monthly installments of interest only at the prime lending rate plus 1%, unsecured and guaranteed by a
Company shareholder. The original maturity sate of the
loan was extended from March 2002 to March 2003                             250,000               250,000

                                                                            310,000               400,000
Less: current portion                                                      (310,000)             (400,000)
                                                                     $           --         $          --
                                                                     ===============        ===============

NOTE E - CONVERTIBLE PROMISSORY NOTES PAYABLE

A summary of convertible promissory notes payable at December 31, 2002 and 2001 is as follows:

                                                                                        2002                       2001
                                                                                        ----                       ----
Convertible notes payable ("Debenture-1"), in quarterly installments of interest only at 8% per annum, unsecured and due three years from the date of the note with the latest maturity May 2005; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $.50 per
share six months after issuance                                                $        1,689,100        $         940,000

Debt Discount - beneficial  conversion feature,  net of amortization of
$439,082 in 2002 and $92,776 in 2001                                                    (999,034)                (745,098)

Debt Discount - value  attributable to warrants  attached to notes, net
of amortization of $38,664 in 2002 and $8,552 in 2001                                    (86,120)                 (68,702)
                                                                                          603,946                  126,200

Convertible notes payable ("Series B Debenture"), in quarterly installments of interest only 8% per annum, unsecured and due three years from the date of the note with the latest maturity December 2005; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $.55 per share six months after
issuance                                                                                 472,900                       --

Debt Discount - beneficial conversion feature, net of amortization of
$1,564 in 2002                                                                          (146,295)                       --

Debt Discount - value attributable to warrants attached to notes, net
of amortization of $726                                                                  (67,869)                       --
                                                                                          258,736                       --

Total                                                                          $          862,682        $         126,200
                                                                               -------------------       ------------------
Less: current portion                                                                          --                       --
                                                                               $          862,682        $         126,200
                                                                               ===================       ==================

Convertible Debentures
----------------------

During the year ended December 31, 2001, the Company issued convertible promissory notes (the "Debenture-1") to Company officers, shareholders, and sophisticated investors in exchange for $940,000, exclusive of placement costs and fees. The Debenture-1 accrues interest at 8% per annum and is payable and due three years from the date of the note with the latest maturity date of November 2004. Noteholder has the option to convert any unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $.50 per share six months after issuance. In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Debenture-1 note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $837,874 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Debenture-1. The debt discount attributed to the beneficial conversion feature is amortized over the Debenture-1's maturity period (three years) as interest expense.

In connection with the placement of the Debenture-1 notes, the Company issued non-detachable warrants granting the holders the right to acquire 940,000 shares of the Company's common stock at $1.00 per share. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments ("EITF - 0027"), the Company recognized the value attributable to the warrants in the amount of $77,254 to additional paid in capital and a discount against the Debenture-1. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 3 years, an average risk free interest rate of 4.25%, a dividend yield of 0%, and volatility of 21%. The debt discount attributed to the value of the warrants issued is amortized over the Debenture-1's maturity period (three years) as interest expense.

During the year ended December 31, 2002, the Company issued convertible promissory notes (the "Debenture-1") to Company officers, shareholders, and sophisticated investors in exchange for $749,100, exclusive of placement costs and fees. The Debenture-1 accrues interest at 8% per annum and is payable and due three years from the date of the note with the latest maturity date of May 2005. Noteholders have the option to convert any unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $.50 per share six months after issuance.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Debenture-1 note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $693,018 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Debenture-1. The debt discount attributed to the beneficial conversion feature is amortized over the Debenture-1;s maturity period (three years) as interest expense.

----------------------------------

In connection with the placement of the Debenture-1 notes in 2002, the Company issued non-detachable warrants granting the holders the right to acquire 749,100 shares of the Company's common stock at $1.00 per share. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments ("EITF 00-27"), the Company recognized the value attributable to the warrants in the amount of $56,082 to additional paid in capital and a discount against the Debenture-1. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 3 years, an average risk free interest rate of 1.67%, a dividend yield of 0%, and volatility of 26%. The debt discount attributed to the value of the warrants issued is amortized over the Debenture-1's maturity period (three years) as interest expense.

Series B Debentures
-------------------

In October and December 2002, the Company issued convertible promissory notes (the "Series B Debenture") to Company officers, shareholders, and sophisticated investors in exchange for $472,900, exclusive of placement costs and fees. The Series B Debenture accrues interest at 8% per annum and is payable and due three years from the date of the note with the latest maturity date of December 2005. Noteholders have the option to convert any unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $.55 per share six months after issuance.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Series B Debenture note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $147,859 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Series B Debenture. The debt discount attributed to the beneficial conversion feature is amortized over the Series B Debenture's maturity period (three years) as interest expense.

In connection with the placement of the Series B Debenture notes in 2002, the Company issued non-detachable warrants granting the holders the right to acquire 472,900 shares of the Company's common stock at $1.00 per share. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue no. 98-5 to Certain Convertible Instruments ("EITF -0027"), the Company recognized the value attributable to the warrants in the amount of $68,595 to additional paid in capital and a discount against the Series B Debenture. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 3 years, an average risk free interest rate of 1.67%, a dividend yield of 0%, and volatility of 26%. The debt discount attributed to the value of the warrants issued is amortized over the Series B Debenture's maturity period (three years) as interest expense.

The Company amortized the Debenture-1 and the Series B Debenture debt discount attributed to the beneficial conversion feature and the value of the attached warrants and recorded non-cash interest expense of $480,036 and $101,328 for the years ended December 31, 2002 and 2001, respectively.

NOTE F - CAPITAL STOCK

The Company has authorized 15,000,000 shares of preferred stock, with a par value of $.001 per share. As of December 31, 2002, the Company has no preferred stock issued and outstanding. The Company has authorized 100,000,000 shares of common stock, with a par value of $.001 per share. As of December 31, 2002, the Company has 15,721,131 shares of common stock issued and outstanding.

In January 2000, the Company issued 19,300 shares to its founders, in exchange for costs and services, valued at $11,580.

In June 2000, the Company issued a total of 1,735 shares of common stock in a private placement to sophisticated investors, primarily in the United States in exchange for $644,236 net of costs and fees. In July 2000 the Predecessor issued 190 shares of common stock in exchange for exercised warrants at $375 per share, totaling $71,250

In August 2000, the Company issued 21,775,345 shares of common stock in conjunction with the merger of Comstock Coal Company, Inc. In connection with the transaction, the Company retired 21,225 shares of previously issued Telkonet Communications, Inc. common stock.

In October 2000, the Company issued 29,145 and 10,881 shares of common stock in exchange for exercised warrants with exercise prices of $1.00 and $0.40 per share, respectively.

In June 2001 and August 2001, the Company issued 260,000 and 40,000 shares of its common stock, respectively, in a private placement to sophisticated investors in exchange for $150,000, net of costs and fees.

In January 2002, the Company re-organized its capital structure, whereby the Company agreed to purchase 8,936,244 shares of the Company's common stock held by the Founders and cancel certain vested options held by the Founders to purchase the Company's common stock, in exchange for the issuance of newly issued options to purchase 3,500,000 shares of the Company's common stock. The new stock options expire in January 2012, and have an exercise price of $1.00 per share ,which is in excess of the weighted average fair value of the Company's common stock at the grant dates. The canceled options had no intrinsic value at the award date and as a result, the Company did not incur a compensation cost in connection with the cancellation of the options. In connection with this transaction, the Company issued 5,250,000 shares of common stock to founders and cancelled 13,480,961 shares of previously issued common stock.

In June and July 2002, two of the Founders exercised the stock options to purchase 2,000,000 shares of the Company's common stock. The Company entered into four promissory notes with principal amounts of $250,000 each and two promissory notes with principal amounts of $500,000 each with the two Founders to ensure payments for issued stock. The notes are due one year from the date of issuance. Interest will begin to accrue from and after the maturity dates on any unpaid principal balance at an interest rate of 6.0% per annum. During the year 2002, the Company received $194,600 proceeds from the stock subscription. In December 2002, the Founders returned a total of 1,805,400 shares of common stock to the Company and the unpaid principal amount of the promissory notes was canceled accordingly.

In February 2002, the Company issued 43, 586 shares of common stock to its convertible debenture holders in exchange for interest of $21,793.

In June 2002, the Company issued 154,388 shares of common stock to consultants for warrants exercised at prices ranging from $.40 to $1.00 per share in exchange for services, totaling $138,722, which approximated the fair value of the shares issued during the period the services were completed and rendered. Compensation costs of $138,722 were charged to income during the year ended December 31, 2002. In 2002, the Company issued 1,444,147 shares of common stock, or $636,076 to sophisticated investors for warrants exercised at prices ranging from $.40 to $.50 per share.

Share amounts presented in the consolidated balance sheets and consolidated statements of stockholders' equity reflect the actual share amounts outstanding for each period presented.

NOTE G - STOCK OPTIONS AND WARRANTS

Employee Stock Options
----------------------

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

                                 Options Outstanding                                       Options Exercisable
                                 -------------------                                       -------------------

                                          Weighted Average          Weighted                              Weighted
                           Number       Remaining Contractual        Average            Number             Average
                        Outstanding         Life (Years)         Exercise Price       Exercisable      Exercise Price
                        -----------         ------------         --------------       -----------      --------------
  Exercise Prices:
    $       1.00         1,450,000              9.08                 $ 1.00             649,935            $ 1.00


Transactions involving options issued to employees are summarized as follows:

                                                                                          Weighted Average
                                                            Number of Shares               Price Per Share
                                                         ------------------------     ------------------------
      Outstanding at January 1, 2001                                     840,000                           --
               Granted                                                   215,000      $                  1.00
               Exercised                                                      --                           --
               Canceled or expired                                            --                           --

      Outstanding at December 31, 2001                                 1,055,000                         1.00
               Granted                                                 2,835,000                         1.00
               Exercised                                             (1,000,000)                         1.00
               Canceled or expired                                   (1,440,000)                         1.00

      Outstanding at December 31, 2002                                 1,450,000      $                  1.00
                                                         ========================     ========================

----------------------------------

The weighted-average fair value of stock options granted to employees during the years ended December 31, 2002 and 2001 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                               2001       2000
                                                               ----       ----
          Significant assumptions (weighted-average):
                   Risk-free interest rate at grant date       1.67%      4.25%
                   Expected stock price volatility              26%        21%
                   Expected dividend payout                     --         --
                   Expected option life-years (a)               10         10
                   (a) The expected option life is based on contractual expiration dates.


If the Company recognized compensation cost for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $(3,989,321) and $(0.23) in 2002 and $(1,798,347) and $(0.08) in 2001, respectively.

Non-Employee Stock Options
--------------------------

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to the Company consultants. These options were granted in lieu of cash compensation for services performed.

                                 Options Outstanding                                        Options Exercisable
                                 -------------------                                        -------------------

                                           Weighted Average            Weighted                            Weighted
                           Number       Remaining Contractual          Average            Number           Average
   Exercise Prices       Outstanding         Life (Years)           Exercise Price     Exercisable      Exercise Price
   ---------------       -----------         ------------           --------------     -----------      --------------
        $1.00             1,555,000              8.93                   $1.00           1,298,829           $1.00


Transactions involving options issued to non-employees are summarized as follows:

                                                                                          Weighted Average
                                                          Number of Shares                Price Per Share
                                                         ------------------            ---------------------
      Outstanding at January 1, 2001
               Granted                                             246,502             $         0.70
               Exercised                                                --                         --
               Canceled or expired                                      --                         --

      Outstanding at December 31, 2001                             246,502                       0.70
               Granted                                           2,455,000                       1.00
               Exercised                                       (1,146,502)                       0.96
               Canceled or expired                                      --                         --
      Outstanding at December 31, 2002                           1,555,000             $         1.00

--------------------------------------

The estimated value of the options granted to consultants was determined using the Black-Scholes option pricing model and the following assumptions: contractual term of 10 years, a risk free interest rate of 1.67%, a dividend yield of 0% and volatility of 26%. The amount of the expense charged to operations in connection with granting the options was $452,459 and $11,592 during 2002 and 2001, respectively.

Warrants
--------

The following table summarized the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company. These warrants were granted in lieu of cash compensation for services performed or financing expenses and in connection with placement of convertible debentures.


                               Warrants Outstanding                                     Warrants Exercisable
                               --------------------                                     --------------------

                                         Weighted Average         Weighted                             Weighted
                          Number      Remaining Contractual       Average            Number             Average
   Exercise Prices      Outstanding        Life (Years)        Exercise Price      Exercisable      Exercise Price
   ---------------      -----------        ------------        --------------      -----------      --------------
    $    .50                 815,000           8.00               $   .50                 815,000    $    .50
    $    .53                 354,460           3.00               $   .53                 354,460    $    .53
    $   1.00               2,362,000           3.00               $  1.00               2,362,000    $   1.00
                       --------------                                           ------------------
                           3,531,460                                                    3,531,460
                       ==============                                           ==================


Transactions involving warrants are summarized as follows:

                                                                                            Weighted Average
                                                            Number of Shares                 Price Per Share
                                                         ------------------------      ------------------------
      Outstanding at January 1, 2001                                   1,210,572       $            1.00
               Granted                                                 3,528,665                    0.67
               Exercised                                                      --                      --
               Canceled or expired                                   (1,210,572)                    1.00

      Outstanding at December 31, 2001                                 3,528,665       $           0.67
               Granted                                                 1,667,460                    0.87
               Exercised                                             (1,650,675)                    0.51
               Canceled or expired                                      (13,990)                    1.00

      Outstanding at December 31, 2002                                 3,531,460       $            0.84

--------------------

The estimated value of the compensatory warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and he following assumptions: contractual term of 3 to 8 years, a risk free interest rate of 1.67%, a dividend yield of 0% and volatility of 26%. The amount of the expense charged to operations for compensatory warrants granted in exchange for services and services was $170,330 and $321,479 during 2002 and 2001, respectively. The Company also capitalized financing costs of $86,474 and $85,818 for compensatory warrants granted in connection with placement of convertible debentures for the year ended December 31, 2002 and 2001, respectively. The financing cost was amortized over the life (three years) of the convertible debenture.

NOTE H - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $6,450,000 which expire through 2022, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $2,193,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, because in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2002 are as follows:

             Non Current:
                      Net operating loss carryforward        $      2,193,000
                      Valuation allowance                          (2,193,000)
                                                             -----------------
                      Net deferred tax asset                 $             --
                                                             =================

NOTE I - COMMITMENTS AND CONTINGENCIES

Lease Commitments
-----------------

The Company leases office space on a year to year basis in Annapolis, Maryland for its corporate offices. Commitments for minimum rentals under non-cancelable leases at December 31, 2002 are as follows:

                        2003                           44,746
                                                 -------------------
                                                 $     44,746
                                                 ===================

Employment and Consulting Agreements
------------------------------------

The Company has an employment agreements with the Company's employees. In addition to salary and benefit provisions, the agreements include defined commitments should the employer terminate the employment with or without cause.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Litigation
----------

The Company is subject to other legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE J - LOSSES PER COMMON SHARE

The following table presents the computations of basic and dilutive loss per share:

                                                                                             For the period from
                                                                                               November 3, 1999
                                                                                             (date of inception)
                                                                                            through December 31,
                                                            2002                   2001              2002
                                                            ----                   ----              ----
Net loss available to common shareholders           $     (3,778,488)      $     (1,716,495)    $ (6,458,676)

Basic and fully diluted loss per share              $          (0.22)      $          (0.08)    $      (0.40)

Weighted average common shares outstanding          $     17,119,639             21,974,439       16,050,030

NOTE K - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements from November 3, 1999 (date of inception of Company), the Company incurred loses from operations of $6,458,676. This factor among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve it's liquidity problems. Management anticipates the Company will attain profitable status and improve it liquidity through the continued developing of its products, establishing a profitable market for the Company's products and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

NOTE L - RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its financial statements for the year ended December 31, 2001 to correct the following errors in the financial statements previously filed:

         o The Company erroneously recorded the Black-Scholes value of the 940,000 warrants attached to its convertible debentures as an asset (financing cost), and amortized over the maturity period (three year) of the note.

         o The Company erroneously recorded the beneficial conversion feature of its convertible debentures as an asset (financing cost) and the beneficial conversion feature was erroneously amortized over six-months (from the issuance of the note to the earliest conversion date).

         o The Company erroneously recorded impairment of property and equipment as research and development expense.

     The net effect of the correction of these errors was to:

         o Decrease the Company's reported net loss for the year ended December 31, 2001 by $289,645 from $(2,006,140) to
                  $(1,716,495).

         o Decrease the loss per share by $.01 from $(.09) to $(.08) per share.

         o Decrease the deficiency accumulated during the development stage by $289,645 from $(2,969,833) to $(2,680,188).

         o        Decrease other assets by $501,276 from $688,950 to $187,674.

         o        Increase debt discount by $813,800 from $0 to $813,800 (Note
                  E).

         o Increase additional paid in capital by $22,879 from $2,221,154 to $2,244,033.

Following are reconciliations of the Company's restatement of the Consolidated Balance Sheet as of December 31, 2001 and Consolidated Statement of Losses for the year ended 2001.



NOTE L - RESTATEMENT OF FINANCIAL STATEMENTS (CONTINUED)

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001


                                                                 As Reported         Adjustment            Restated
                                                               --------------      --------------      ---------------

                         ASSETS
CURRENT ASSETS:
     Cash and equivalents                                      $      21,885                           $       21,885
         Total Current Assets                                         21,885                                   21,885

PROPERTY AND EQUIPMENT:
     Furniture and equipment, at cost                                 54,950                                   54,950
     Less: accumulated depreciation                                   28,108                                   28,108
                                                                      26,842                                   26,842
OTHER ASSETS:
     Financing Costs, net amortization                               684,325       $    (501,276)             183,049
     Prepaid expenses and deposits                                     4,625                                    4,625
                                                                     688,950                                  187,674
                                                               $     737,677       $    (501,276)      $      236,401
                                                               --------------      --------------      ---------------

   LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                     $     116,741                           $      116,741
     Notes payable                                                   400,000                                  400,000
     Due to shareholders                                               7,500                                    7,500

           Total current liabilities                                 524,241                                  524,241

Convertible  Debentures,  net of  discounts  - including
Related parties                                                      940,000       $    (813,800)             126,200

COMMITMENTS AND CONTINGENCIES                                             --                                       --

DEFICIENCY IN STOCKHOLDERS' EQUITY
     Common   stock,   par  value   $.001   per   share;
     100,000,000  shares  authorized;  21,115,371 shares
     issued and outstanding at December 31, 2001                      22,115                                   22,115
     Additional paid-in-capital                                    2,221,154              22,879            2,244,033
     Accumulated deficit during development stage                (2,969,833)             289,645          (2,680,188)

     Deficiency in stockholders' equity                            (726,564)             312,524            (414,040)

                                                               $     737,677       $    (501,276)      $      236,401
                                                               --------------      --------------      ---------------


NOTE L - RESTATEMENT OF FINANCIAL STATEMENTS (CONTINUED)

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED STATEMENTS OF LOSSES
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                        As Reported           Adjustments         Restated
                                                      -----------------    -----------------    -----------------
Costs and expenses:
     Research & Development                           $        160,115     $       (39,287)     $        120,828
     Selling, General and Administrative                     1,386,222                                 1,386,222
     Impairment of Property and Equipment                           --               39,287               39,287
     Depreciation and Amortization                              43,557             (12,760)               30,797

Total Operating Expense                                      1,589,894                                 1,577,134

Loss from Operations                                       (1,589,894)                               (1,577,134)

Other Income                                                     1,257                                     1,257

Interest Income (Expense)                                    (417,503)              276,885            (140,618)

Provision for Income Tax                                            --                                        --

                                                             (416,246)                                 (139,361)

Net Loss                                              $    (2,006,410)     $        289,645     $    (1,716,495)
                                                      =================    =================    =================

Loss  per  common   share   (basic  and  assuming
dilution)                                             $         (0.09)     $           0.01     $         (0.08)
                                                      =================    =================    =================

Weighted average Common shares outstanding                  21,974,439           21,974,439           21,947,439


                             STEFANOU & COMPANY, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                                1360 Beverly Road
                                    Suite 305
                              McLean, VA 22101-3621
                                  703-448-9200
                               703-448-3515 (fax)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                -------------------------------------------------

Board of Directors
Telkonet, Inc.
Annapolis, MD

         We have audited the accompanying consolidated balance sheets of Telkonet, Inc. (a development stage company) as of December 31, 2001 and 2000 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for the years ended December 31 ,2001 and 2000 and for the period November 3, 1999 (date of inception) to December 31, 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telkonet, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the two years then ended, and from November 3, 1999 (date of inception), to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note K. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    /s/ STEFANOU & COMPANY, LLP
                                                    ---------------------------
                                                    Stefanou & Company, LLP
                                                    Certified Public Accountants

McLean, Virginia
February 14, 2002


                                                TELKONET, INC.
                                         (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED BALANCE SHEETS
                                          DECEMBER 31, 2001 AND 2000
                                                                                    2001               2000
                                                                                    ----               ----
                                    ASSET

CURRENT ASSETS:
   Cash and equivalents                                                          $    21,885       $    10,450
                                                                                 ------------      ------------
      Total Current Assets                                                            21,885            10,450

PROPERTY AND EQUIPMENT AT COST:
   Furniture, equipment and leasehold improvements                                    54,950            89,029
   Less accumulated depreciation                                                      28,108            22,080
                                                                                 ------------      ------------
                                                                                      26,842            66,949


Financing Costs, less amortization costs of $415,742 and $0 in 2001 and
2000, respectively                                                                   684,325                --
Deposits                                                                               4,625             4,625
                                                                                 ------------      ------------

                                                                                 $   737,677       $    82,024
                                                                                 ============      ============

              LIABILITIES AND DEFICIENCY IN STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                         $   116,741       $   253,586

    Notes payable (Note D)                                                           400,000                --
    Due to shareholder (Note C)                                                        7,500            10,000
                                                                                 ------------      ------------
      Total current liabilities                                                      524,241           263,586

Convertible Debentures ( Notes D & E)                                                940,000


COMMITMENTS AND CONTINGENCIES (Note H)                                                    --                --

DEFICIENCY IN STOCKHOLDER'S EQUITY (Note  E)
Common  stock,  par value $ 0.001 per share; 100,000,000 shares authorized;
22,115,371 and 21,815,371 issued at December 31, 2001 and 2000                        22,115            21,815
Additional Paid in Capital                                                         2,221,154           760,316
Deficit accumulated during development stage                                      (2,969,833)         (963,693)
                                                                                 ------------      ------------
   Deficiency in stockholder's equity                                               (726,564)         (181,562)
                                                                                 $   737,677       $    82,024
                                                                                 ============      ============


                          See accompanying notes to consolidated financial statements



                                                TELKONET, INC.
                                         (A DEVELOPMENT STAGE COMPANY)
                                       CONSOLIDATED STATEMENT OF LOSSES

                                                                                        For the Period
                                                                                    November 3, 1999 (Date
                                             For the Year Ended  For the Year Ended   of Inception) to
                                             December 31, 2001    December 31, 2000   December 31, 2001

Cost and expenses:
   Research and development                     $    160,115       $    119,000       $    279,115
   General and administrative                      1,386,222            773,336          2,193,259
   Interest                                          417,503             15,576            433,079
   Depreciation and amortization                      43,557             21,808             65,637
                                                -------------      -------------      -------------

Loss from Operations                              (2,007,397)          (929,720)        (2,971,090)


Other Income                                           1,257                 --              1,257
                                                -------------      -------------      -------------

Net Loss                                        $ (2,006,140)      $   (929,720)      $ (2,969,833)
                                                =============      =============      =============

Loss per common share (basic and assuming
dilution)                                       $      (0.09)      $      (0.04)      $      (0.14)
                                                =============      =============      =============

Weighted average Common shares outstanding
(Note I)                                          21,974,439         20,891,349         21,435,998


                          See accompanying notes to consolidated financial statements


                                                          TELKONET, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                             FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2001

                                                                                      Deficit
                                                                                    Accumulated
                                                     Stock        Additional Paid      During
                                     Common Shares   Amount         in Capital     Development Stage     Total

Net Loss                                        -   $      -        $        -       $   (33,973)     $  (33,973)
                                      ------------  ---------       -----------      ------------     -----------
Balance at December 31, 1999                    -          -                 -           (33,973)        (33,973)
Shares issued to founders January
2000, in exchange for services and
costs valued at $ 0.60 per share           19,300        193            11,387                 -          11,580

Shares issued in June 2000, for
cash in connection with private
placement at $375 per share, net
of costs                                    1,735         17           644,219                 -         644,236

Shares issued in July 2000, for
warrants exercised at a price of
$375 per share                                190          -            71,250                 -          71,250

Shares issued in August 2000, in
connection with the merger of
Comstock Coal and Telkonet
Communications, Inc                    21,775,345     21,775                 -                 -          21,775

August 2000, retirement of
Telkonet Communications, Inc shares       (21,225)      (210)                -                 -            (210)

Shares issued in October 2000, in
exchange for warrants exercised at
a price of $1 per share                    29,145         29            29,115                 -          29,144

Shares issued in October 2000, in
exchange for warrants exercised at
a price of $ 0.40 per share                10,881         11             4,345                 -           4,356

Net loss                                        -          -                 -          (929,720)       (929,720)
                                      ------------  ---------       -----------      ------------     -----------
Balance at December 31, 2000           21,815,371     21,815           760,316          (963,693)       (181,562)

Shares issued in June 2001, for
cash in connection with a private
placement , shares issued at $.50
a share, net of costs                     260,000        260           129,740                 -         130,000

1,839,378 Warrants issued in June
2001, valued at $ .13 per
warrant,  in exchange for services              -          -           237,036                 -         237,036

72,668 Stock options issued in
June 2001, valued at $ .09 per
option,  in exchange for services               -          -             6,375                 -           6,375

245,287 Warrants issued in July
2001, valued at $ .08 per
warrant,  in exchange for services              -          -            18,568                 -          18,568

36,917 Stock options issued in
July 2001, valued at $ .08 per
option, in exchange for services                -          -             2,795                 -           2,795

Shares issued in August 2001, for
cash in connection with a private
placement , shares issued at $.50
a share, net of costs                      40,000         40            19,960                 -          20,000

                                    See accompanying notes to consolidated financial statements


                                                  TELKONET, INC.
                                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                     FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2001


                                                                                      Deficit
                                                                                    Accumulated
                                                     Stock        Additional Paid      During
                                     Common Shares   Amount         in Capital     Development Stage     Total

241,000 Warrants issued in August
2001, valued at $ .39 per warrant,
in exchange for financing costs                 -          -            94,687                 -          94,687

114,000 Warrants issued in August
2001, valued at $ .43 per
warrant, in exchange for interest               -          -            49,020                 -          49,020

150,000 Warrants issued in August
2001, valued at $ .16 per
warrant, in exchange for services               -          -            23,340                 -          23,340

36,917 Stock options issued in
August 2001, valued at $ .06 per
option, in exchange for services                -          -             2,422                 -           2,422

818,000 Warrants issued in
September 2001, valued at $ .14
per warrant, in exchange for
financing costs                                 -          -           112,230                 -         112,230

1,636,000 Warrants issued in
September 2001, valued at $ .40
per warrant, in exchange for
interest                                        -          -           654,400                 -         654,400

25,000 Warrants issued in
September 2001, valued at $ .30
per warrant, in exchange for
services                                        -          -             7,380                 -           7,380

60,000 Warrants issued in October
2001, valued at $ .16 per
warrant, in exchange for
financing costs                                 -          -             9,720                 -           9,720

120,000 Warrants issued in October
2001, valued at $ .44 per
warrant, in exchange for interest               -          -            52,800                 -          52,800

95,000 Warrants issued in October
2001, valued at $ .21 per
warrant, in exchange for services               -          -            19,558                 -          19,558

5,000 Warrants issued in November
2001, valued at $.16 per warrant,
in exchange for financing costs                 -          -               810                 -             810

10,000 Warrants issued in November
2001, valued at $.44 per warrant,
in exchange for interest                        -          -             4,400                 -           4,400

25,000 Warrants issued in November
2001, valued at $ .33 per
warrant,  in exchange for services              -          -             8,218                 -           8,218

25,000 Warrants issued in December
2001, valued at $.30 per
warrant, in exchange for services               -          -             7,380                 -           7,380

Net loss                                        -          -                 -        (2,006,140)     (2,006,140)
                                      ------------  ---------       -----------      ------------     -----------

Balance at December 31, 2001           22,115,371     22,115         2,221,155        (2,969,833)       (726,563)

                           See accompanying notes to consolidated financial statements

                                                      F-55

                                                       TELKONET, INC.
                                               (A DEVELOPMENT STAGE COMPANY)
                                            CONSOLIDATED STATEMENT OF CASH FLOWS
                                    FOR THE PERIOD ENDING DECEMBER 31, 2001 AND 2000 AND
                          FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2001

                                                                                                           For the Period
                                                                    For the year        For the year      November 3, 1999
                                                                       ended               ended              (Date of
                                                                    December 31,        December 31,        Inception) to
                                                                        2001                2000          December 31, 2001
INCREASE (DECREASE) IN CASH AND EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss from development stage operations                  $(2,006,140)        $  (929,720)        $(2,969,833)
Adjustments to reconcile net loss from development stage
operations to cash used for operating activities
     Warrants issued in exchange for financing and interest             378,213                  --             378,213
     Warrants issued in exchange for services rendered                  333,072                  --             333,072
     Common stock issued in exchange for services rendered                   --              11,580              11,580
     Depreciation and amortization                                       43,557              22,080              65,637
     Increase (decrease) in:
          Deposits                                                           --              (4,625)             (4,625)
          Accounts payable and accrued expenses, net                   (136,845)            241,388             138,516
                                                                    ------------        ------------        ------------

NET CASH USED BY OPERATING ACTIVITIES                                (1,388,143)           (659,297)         (2,047,440)

CASH FLOWS USED IN INVESTING ACTIVITIES :
          Capital expenditures, net of disposals                         34,079             (89,029)            (54,950)
                                                                    ------------        ------------        ------------

NET CASH USED IN INVESTING ACTIVITIES                                    34,079             (89,029)            (54,950)

CASH FLOWS FROM FINANCING ACTIVITIES:
          Proceeds from sale of common stock, net of costs              150,000             748,776             898,776
          Proceeds from (repayments to) stockholder advances             (2,500)             10,000               7,500
          Proceeds from issuance of convertible debentures,
             net of costs                                               818,000                  --             818,000
          Proceeds from bank loans                                      400,000                  --             400,000
          Proceeds from shareholder loans                                    --             235,000             235,000
          Repayment of shareholder loans                                     --            (235,000)           (235,000)
                                                                    -----------         -----------         -----------

NET CASH PROVIDED (USED) IN FINANCING ACTIVITIES                      1,365,500             758,776           2,124,276

NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS                          11,435              10,450              21,885

Cash and equivalents at beginning of period                              10,450                  --                  --
                                                                    ------------        ------------        ------------
CASH AND EQUIVALENTS AT END OF PERIOD                               $    21,885         $    10,450         $    21,885
                                                                    ============        ============        ============

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest                            $    24,965         $        --         $    24,965
Income taxes paid                                                            --                  --                  --
Issuance of warrants for financing and interest                       1,278,983                  --           1,278,983
Issuance of warrants and options for services                           333,072                  --             333,072
Common stock issued for services                                             --              11,580              11,580

Acquisition:
     Assets Acquired                                                         --                   1                   1
     Accumulated deficit                                                     --               2,643               2,643
     Liabilities Assumed                                                     --              (2,642)             (2,642)
                                                                    ------------        ------------        ------------
                                                                    $        --         $         1         $         1

                                See accompanying notes to consolidated financial statements

                                                           F-56

                                 TELKONET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000


NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation
----------------------------------

Telkonet, Inc. ("Company"), formerly Comstock Coal Company, Inc, was formed on November 3, 1999 under the laws of the state of Utah. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS 7") and is seeking to develop, produce and market proprietary equipment enabling the transmission of voice and data over electric utility lines. From its inception through the date of these financial statements the Company has recognized no revenues and has incurred significant operating expenses.

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiary, Telkonet Communications, Inc. Significant intercompany transactions have been eliminated in consolidation.

Advertising
-----------

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred no advertising costs during the year ended December 31, 2001 and for the period November 3, 1999 (date of inception) through December 31, 2001.

Property and Equipment
----------------------

For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (three to five years for furniture, fixtures and equipment). The straight-line method of depreciation is also used for tax purposes.

Marketable Securities
---------------------

Marketable securities consist primarily of corporate equity securities. The Company's marketable securities are considered to be "available for sale" and accordingly, are carried on the balance sheet at fair market value, which approximates cost. Gains and losses from securities have not been material.

Income Taxes
------------

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes." Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date.

Cash Equivalents
----------------

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Impairment of Long-Lived Assets
-------------------------------

The Company has adopted Statement of Financial Accounting Standards No. 121 (SFAS 121). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

Research and Development
------------------------

Company-sponsored research and development costs related to both present and future products are expended in the period incurred. Total expenditures on research and product development for 2001 and 2000 were $160,115 and $119,000, respectively.

Concentrations of Credit Risk
-----------------------------

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company currently has no customers.

Stock Based Compensation
------------------------

The Company accounts for stock transactions in accordance with APB Opinion 25, "Accounting for Stock Issued to Employees." In accordance with statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company has adopted the proforma disclosure requirements. From time to time, the Company grants options or warrants to non employees in return for services rendered. The Company recognizes a charge or the fair value ascribed to such options and warrants over the service or vesting period.

Liquidity
---------

As shown in the accompanying financial statements, the Company has incurred losses of $2,969,833 from its inception through December 31, 2001. The Company's current liabilities exceed its current assets by $502,356 at December 31, 2001.

Reclassifications
-----------------

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

Comprehensive Income
--------------------

The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information
-------------------

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") in the year ended December 31, 1998. SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

New Accounting Pronouncements

In March 2000, the FASB issued interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB No. 25 for (a) the definition of employee for purposes of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 2, 2000 but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. The adoption of FIN 44 did not have an affect on the Company's financial statements but may impact the accounting for grants or awards in future periods.

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations (FAS 141), and FAS 142, Goodwill and Other Intangible Assets (FAS 142). FAS 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. FAS 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination, whether acquired individually or with a group of other assets, and the accounting and reporting for goodwill and other intangibles subsequent to their acquisition. These standards require all future business combinations to be accounted for using the purchase method of accounting. Goodwill will no longer be amortized but instead will be subject to impairment tests at least annually. The Company is required to adopt FAS 141 and FAS 142 on a prospective basis as of January 1, 2002; however, certain provisions of these new standards may also apply to any acquisitions concluded subsequent to June 30, 2001. As a result of implementing these new standards, the Company will discontinue the amortization of goodwill as of December 31, 2001. The

Company does not believe that the adoption of FAS 141 or 142 will have a material impact on its consolidated financial statements.

In October 2001, the Financial Accounting Standards Board issued FAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (FAS 144). FAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (FAS 121) and related literature and establishes a single accounting model, based on the framework established in FAS 121, for long-lived assets to be disposed of by sale. The Company is required to adopt FAS 144 no later than January 1, 2002. The Company does not believe that the adoption of FAS 144 will have a material impact on its consolidated financial statements.

NOTE B - MERGER

On August 25, 2000, Telkonet Communications, Inc ("TCI") completed an Agreement and Plan of Reorganization ("Agreement") with Comstock Coal Company, Inc. ("Comstock") in a transaction accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of Comstock was $1. From Comstock's inception, until the date of the merger, Comstock was an inactive corporation with no assets and liabilities. As a result of the acquisition, there was a change in control of the public entity. Subsequent to the date of the merger, Comstock Coal Company, Inc. changed its name to Telkonet, Inc. ("Company"), with Telkonet Communications, Inc becoming a wholly owned subsidiary of the Company.

Effective with the Agreement, all previously outstanding common stock, preferred stock, options and warrants owned by former Comstock stockholders were exchanged for an aggregate of 1,980,000 shares of Telkonet Communications, Inc.'s common stock. The value of the stock that was issued was the historical cost of Comstock's net tangible assets, which did not differ materially from their fair value. The results of operations subsequent to the date of acquisition are included in the Company's consolidated statement of losses. In accordance with Accounting Principles Opinion No. 16, Telkonet Communications, Inc. is the acquiring entity.

The total purchase price and carrying value of net assets acquired of Comstock was $1. The net assets acquired were as follows:

                         Net Assets                                $        1
                         Accumulated Deficit                            2,643
                         Net Liabilities                               (2,642)
                                                                   -----------
                                                                   $        1
                                                                   ===========

NOTE C - DUE TO SHAREHOLDER

Significant shareholders of the Company have advanced funds to the Company for working capital purposes. The amount of the advances at December 31, 2001 and 2000 are $7,500 and $10,000, respectively. No formal repayment terms exist.

NOTE D - NOTES PAYABLE

Notes payable at December 31, 2001 and 2000 consists of the following:

                                                                                         2001                2000
                                                                                     -----------         ------------

Note payable in monthly installments of interest only at 7.5% per annum,
unsecured and guaranteed by a Company shareholder.                                   $  150,000          $        --


Note payable in monthly  installments of interest only at the prime lending
rate plus 1% unsecured and guaranteed by a Company shareholder.                         250,000                   --

Convertible notes payable, in quarterly installments of interest only at 8% per annum, unsecured and due three years from the date of the note with the latest maturity November, 2004; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $.50 per share six months after
issuance.                                                                               940,000                   --
                                                                                     -----------         ------------
                                                                                      1,340,000                   --
Less:  current portion                                                                 (400,000)                  --
                                                                                     -----------         ------------
                                                                                     $  940,000          $        --
                                                                                     ===========         ============

Aggregate maturities of long-term debt as of December 31, 2001 are as follows:


                      Year                                        Amount
                      ----                                        ------

                      2002                                    $     400,000
                      2003                                               --
                      2004                                          940,000
                      2005                                               --
                      2006 and after                                     --
                                                              --------------
                                                              $   1,340,000
                                                              --------------

The Company incurred an aggregate of $339,447 of financing costs associated with the placement of the convertible debentures. The costs have been capitalized and are being amortized over a term of the convertible debentures. Financing costs amortized in 2001 were $37,529 and have been charged to operations.

In addition, the Company recognized the imbedded beneficial conversion feature in the convertible debenture by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized an aggregate of $760,620 of imbedded beneficial conversion feature and has amortized that cost over six months after the issuance of the debentures. Costs associated with this beneficial conversion features amortized in 2001 were $278,213 and have been charged to interest expense in the current year.

NOTE E - CAPITAL STOCK

The Company was incorporated under the laws of the State of Utah on November 3, 1999 under the name of Telkonet Communications, Inc. The Company is a successor to Telkonet Communications, Inc., a company formed under the laws of the State of Maryland ("Predecessor"). The Predecessor was an inactive corporation entity with no significant assets or operations.

The Company has authorized 100,000,000 shares of common stock , with a par value of $.001 per share.

In January 2000, the Company issued 19,300 shares to its founders, in exchange for costs and services, valued at $11,387.

In June 2000, the Company issued a total of 1,735 shares of common stock in a private placement to sophisticated investors, primarily in the United States in exchange for $644,219 net of costs and fees. In July, 2000 addition, the Predecessor issued 190 shares of common stock in exchange for exercised warrants at $375 per share, totaling $71,250.

In August 2000, the Company issued 21,775,345 shares of common stock in conjunction with the merger of Comstock Coal Company, Inc (Note B). In connection with the transaction, the Company retired 21,225 shares of previously issued Telkonet Communications, Inc common stock.

In October 2000, the Company issued 29,145 and 10,891 shares of common stock in exchange for exercised warrants, with an exercise price of $1.00 and $0.40 per share, respectively.

In June 2001 and August 2001, the Company issued 260,000 and 40,000 shares of its common stock, respectively, in a private placement to sophisticated investors in exchange for $150,000, net of costs and fees.

In 2001, the Company issued $940,000 of 8% Convertible Debentures (see Note D). The debentures are due three years from date of issuance, and can be converted to the Company's common stock at the rate of $.50 per share six months after issuance.

Share amounts presented in the consolidated balance sheets and consolidated statements of stockholders' equity reflect the actual share amounts outstanding for each period presented.

NOTE F - STOCK OPTIONS AND WARRANTS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

                    Options Outstanding                                        Options Exercisable
                    -------------------                                        -------------------

                                         Weighted Average        Weighted                              Weighted
                           Number          Contractual           Average             Number             Average
                        Outstanding        Life (Years)       Exercise Price      Exercisable       Exercise Price
                        -----------        ------------       --------------      -----------       --------------
  Exercise Prices:
        1.00             1,055,000              10                 1.00              23,334              1.00

Transactions involving options issued to employees are summarized as follows:

                                                                              Weighted Average
                                                         Number of Shares     Price Per Share
                                                         ----------------     ----------------
      Outstanding at January 1, 2000                                  --                   --
               Granted                                           840,000       $         1.00
               Exercised                                              --                 1.00
               Canceled or expired                                    --                 1.00
                                                         ----------------     ----------------
                                                         ----------------     ----------------

      Outstanding at December 31, 2000                           840,000                 1.00
               Granted                                           215,000                 1.00
               Exercised                                              --                 1.00
               Canceled or expired                                    --                 1.00
                                                         ----------------     ----------------
                                                         ----------------     ----------------

      Outstanding at December 31, 2001                         1,055,000       $         1.00
                                                         ================     ================

The weighted-average fair value of stock options granted to employees during the years ended December 31, 2001 and 2000 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                                                  2001              2000
                                                                               ----------        ---------
          Weighted average grant date fair value per share:                    $   1.15          $  1.00
          Significant assumptions (weighted-average):
                   Risk-free interest rate at grant date                           1.67%            4.25%
                   Expected stock price volatility                                   26%              21%
                   Expected dividend payout                                          --               --
                   Expected option life-years (a)                                    10               10
                   (a) The expected option life is based on contractual expiration dates.

If the Company recognized compensation cost for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $(2,015,040) and $(0.09) in 2001 and $(929,720) and $(0.04) in 2000, respectively.

The Company incurred costs and expenses in connection with granting certain stock warrants and options to non-employees. These warrants and options were granted in lieu of cash compensation for services performed and in connection with placement of convertible debentures (see Note D).

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company.

                   Warrants Outstanding                                       Warrants Exercisable
                   --------------------                                       --------------------

                                         Weighted Average        Weighted                              Weighted
                           Number          Contractual           Average             Number             Average
                        Outstanding        Life (Years)       Exercise Price      Exercisable       Exercise Price
                        -----------        ------------       --------------      -----------       --------------

Exercise Prices:
   $     .50                1,100,000           8               $     .50               1,100,000     $     .50
         .53                  184,000           3                     .53                 184,000           .53
        1.00                4,124,665           2                    1.00               4,124,665          1.00
                       ---------------                                         -------------------
                            5,408,665                                                   5,408,665
                       ===============                                         ===================

Transactions involving warrants issued to non-employees are summarized as follows:

                                                                                Weighted Average
                                                     Number of Shares           Price Per Share
                                                     ----------------           ----------------
      Outstanding at January 1, 2000
               Granted                                     1,210,572            $        1.00
               Exercised                                          --                     1.00
               Canceled or expired                                --                     1.00
                                                     ----------------           --------------

      Outstanding at December 31, 2000                     1,210,572                     1.00
               Granted                                     5,408,665                      .67
               Exercised                                          --                      .67
               Canceled or expired                        (1,210,572)                    1.00
                                                     ----------------           --------------
      Outstanding at December 31, 2001                     5,408,665            $        0.78
                                                     ================           ==============

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company.

                    Options Outstanding                                        Options Exercisable
                    -------------------                                        -------------------

                                         Weighted Average        Weighted                              Weighted
                           Number          Contractual           Average             Number             Average
                        Outstanding        Life (Years)       Exercise Price      Exercisable       Exercise Price
                        -----------        ------------       --------------      -----------       --------------
Exercise Prices:

   $    1.00                  210,751           3              $    1.00                  210,751   $    1.00
         .40                   35,751           1                    .40                   35,751         .40
                       ---------------                                         -------------------
                              246,502                                                     246,502
                       ===============                                         ===================

Transactions involving stock options issued to non-employees are summarized as follows:

                                                                              Weighted Average
                                                         Number of Shares      Price Per Share
                                                         ----------------     ----------------
      Outstanding at January 1, 2000                                  --                  --
               Granted                                           286,528      $         0.70
               Exercised                                         (40,026)                .70
               Canceled or expired                                    --                 .70
                                                         ----------------     ---------------

      Outstanding at December 31, 2000                           246,502                 .70
               Granted                                                --                  --

               Exercised                                              --                  --

               Canceled or expired                                    --                  --
                                                         ----------------     ---------------

      Outstanding at December 31, 2001                           246,502      $         0.70
                                                         ================     ===============

The amount of the expense charged to operations in connection with granting the warrants and options to non-employees was $550,518 and $0 during 2001 and 2000, respectively. The amount incurred in connection with placement of the convertible debentures was $217,447 in 2001 and is included in the costs of financing and amortized over the term of the debentures.

NOTE G - INCOME TAXES

The Company has adopted Financial Accounting Standard number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $2,900,000 which expire through 2021, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $986,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will be realized.

Components of deferred tax assets as of December 31, 2001 are as follows:

             Non Current:
                      Net operating loss carryforward             $    986,000
                      Valuation allowance                             (986,000)
                                                                  -------------
                      Net deferred tax asset                      $         --
                                                                  =============

NOTE H - COMMITMENTS AND CONTINGENCIES

Lease Commitments
-----------------

The Company leases office space on a year to year basis in Annapolis, Maryland for its corporate offices. Rental expense charged to operations in 2001 and 2000 was $56,911 and $37,000, respectively.

Commitments for minimum rentals under non cancelable leases at the end of 2001 are as follows:

                        2002                                      $    58,000
                        2003                                           44,746
                                                                  ------------
                                                                  $   102,746
                                                                  ============

Employment and Consulting Agreements
------------------------------------

The Company has an employment agreement with the Company's Chief Executive Officer and Chief Operating Officer. In addition to salary and benefit provisions, the agreement includes defined commitments should the employee terminate the employment with or without cause.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE I - LOSSES PER COMMON SHARE

The following table presents the computations of basic and dilutive loss per share:

                                                                      2001               2000
                                                                      ----               ----
         Net loss available to common shareholders               $ (2,006,140)      $   (929,720)
                                                                 =============      =============
         Basic and fully diluted loss per share                  $      (0.09)      $      (0.04)
                                                                 =============      =============
         Weighted average common shares outstanding              $ 21,974,439       $ 20,891,349
                                                                 =============      =============

NOTE J - SUBSEQUENT EVENTS

Subsequent to the date of the financial statements, the Company re-organized its capital structure, whereby the Company agreed to purchase 8,936,244 shares of the Company's common stock held by the Founders and cancel certain vested options held by the Founders to purchase the Company's common stock, in exchange for the issuance of newly issued options to purchase 3,500,000 of the Company's common stock. The new stock options expire in January 2012, and have an exercise price of $1.00 per share.

Subsequent to the date of the financial statements, the Company has received an additional $92,000 in convertible debentures (see Note D).

NOTE K - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements from November 3, 1999 (date of inception of Company), the Company incurred loses from operations of $2,969,833. This factor among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve it's liquidity problems. Management anticipates the Company will attain profitable status and improve it liquidity through the continued developing of its products, establishing a profitable market for the Company's products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the registrant.

Securities and Exchange Commission Registration Fee.............   $ _________
Accounting Fees and Expenses....................................   $ _________
Legal Fees and Expenses.........................................   $ _________
Printing Fees and Expenses......................................   $ _________
Miscellaneous...................................................   $ _________
TOTAL...........................................................   $ _________

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 16-10a-902 of the Utah Business Corporation Act, which enables Telkonet to indemnify an individual made a party to a proceeding because he is or was a director of Telkonet if (i) his conduct was in good faith, (ii) he reasonably believed his conduct was in, or not opposed to, Telkonet's best interests, and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, Telkonet may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. The Utah Business Corporation Act also permits Telkonet to purchase insurance on behalf of any person that is or was a director, officer, employee, fiduciary or agent of Telkonet. Telkonet's amended and restated articles of incorporation provide in effect for the elimination of the personal liability of Telkonet's directors and for the indemnification by Telkonet of each director and officer of Telkonet, in each case, to the fullest extent permitted by applicable law. Telkonet purchases and maintains insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Telkonet against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Telkonet would have the power or the obligation to indemnify him or her against such liability under the provisions of Telkonet's amended and restated articles of incorporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         On June 6, 2000, we issued warrants to purchase 93,264 shares of our common stock to Jorel, Inc. as consideration for certain general business services provided by Jorel, Inc. These warrants expired on June 5, 2003.

         On July 1, 2000, we issued warrants to purchase 46,632 shares of our common stock to Hayden Communications, Inc. as consideration for certain general business services provided by Hayden Communications, Inc. These warrants expired on June 30, 2001.

         On July 1, 2000, we issued warrants to purchase 186,528 shares of our common stock to Attkisson, Carter & Akers, Inc. as consideration for the preparation of a research report by Attkisson, Carter & Akers, Inc.

         On August 1, 2000, we issued warrants to purchase 46,632 shares of our common stock to Howard Bronson as consideration for certain general business services provided by Mr. Bronson. These warrants expired on July 31, 2001.

         On October 15, 2000, we granted options to purchase 100,000 shares of our common stock to Susquehanna Development, LLC as consideration for certain management services provided by Susquehanna Development, LLC. Susquehanna Development, LLC is an affiliate of Telkonet.

         On March 9, 2001, we issued A. Hugo DeCesaris a warrant to purchase 1,000,000 shares of our common stock as consideration for his personal guaranty of Telkonet's line of credit with a third party financial institution in the aggregate amount of $250,000. Mr. DeCesaris is an affiliate of Telkonet.

         In June 2001, we commenced an offering of up to $1,500,000 of investment units consisting of 1 share of our common stock valued at $0.50 and 1 warrant to purchase 0.5 shares of our common stock at any time during the three years following the date of puchase for an exercise price of $1.00 per share. This offering was concluded on June 30, 2001.

         During the third quarter of 2001, we commenced an offering of up to $1,689,100 principal amount of Series A Debentures. The Series A Debentures each accrue interest at 8.0% per annum and mature three years from the date of purchase. Each Series A Debenture is convertible at any time following the six month anniversary of the date of issuance of such Series A Debenture into shares of Telkonet common stock at a conversion price equal to $0.50 per share for each $10,000 principal amount plus interest of the Series A Debenture converted. In connection with the placement of the Series A Debentures, Telkonet issued non-detachable warrants granting holders the right to acquire 1,689,100 share of our common stock at $1.00 per share. On August 24, 2001, in connection with the Series A Debenture offering, we entered into a placement agent agreement with Attkisson, Carter & Akers, Incorporated pursuant to which we agreed to pay Attkisson, Carter & Akers, Incorporated a commission equal to 10.0% of the aggregate value of Series A Debentures placed by Attkisson, Carter & Akers, Incorporated in the offering and issue to Attkisson, Carter & Akers, Incorporated warrants to purchase shares of our common stock. Pursuant to the placement agent agreement, Attkisson, Carter & Akers, Incorporated received $130,780 and warrants to purchase an aggregate of 261,560 shares of our common stock at a price of $0.525 per share. As of May 23, 2002, the Series A Debenture offering was fully subscribed.

         On January 29, 2002, we granted options to purchase 300,000 shares of our common stock to Susquehanna Development, LLC as consideration for certain management services provided by Susquehanna Development, LLC. Susquehanna Development, LLC is an affiliate of Telkonet.

         On April 1, 2002, we granted options to purchase 25,000 shares of our common stock to John Quade as consideration for certain management services provided by Mr. Quade.

         On August 5, 2002, we granted options to purchase 18,000 shares of our common stock and issued warrants to purchase 50,000 shares of our common stock to Success International, Inc. as consideration for certain product positioning advice provided by Success International, Inc.

         During the fourth quarter of 2002, we commenced an offering of up to $2,500,000 principal amount of Series B Debentures. The Series B Debentures each accrue interest at 8.0% per annum and mature three years from the date of purchase. Each Series B Debenture is convertible at any time following the six month anniversary of the date of issuance of such Series B Debenture into shares of our common stock at a conversion price equal to $0.55 per share for each $10,000 principal amount plus interest of the Series B Debenture converted. In connection with the placement of the Series B Debentures, we also issued non-detachable warrants granting holders the right to acquire 2,500,000 shares of our common stock at $1.00 per share. On October 14, 2002, in connection with the Series B Debenture offering, we entered into a placement agent agreement with Attkisson, Carter & Akers, Incorporated pursuant to which we agreed to pay Attkisson, Carter & Akers, Incorporated a commission equal to 10.0% of the aggregate value of Series B Debentures placed by Attkisson, Carter & Akers, Incorporated in the offering and issue to Attkisson, Carter & Akers, Incorporated warrants to purchase shares of our common stock. Pursuant to the placement agent agreement, Attkisson, Carter & Akers, Incorporated received $114,850 in cash and warrants to purchase an aggregate of 229,700 shares of our common stock at a price of $0.66 per share. In January 2003, we entered into an oral agreement with Warren V. Musser, Chairman of Telkonet's Board of Directors, pursuant to which we agreed to pay Mr. Musser a commission equal to 8.0% of the aggregate value of Series B Debentures purchased by persons referred to Telkonet by Mr. Musser. Pursuant to this agreement, Mr. Musser received $8,000. Mr. Musser is an affiliate of Telkonet. In January 2003, we entered into an oral agreement with Howard Lubert, Telkonet's former Chief Executive Officer, pursuant to which we agreed to pay Mr. Lubert a commission equal to 8.0% of the aggregate value of Series B Debentures purchased by persons referred to Telkonet by Mr. Lubert. Pursuant to this agreement, Mr. Lubert received $12,000. At the time of this payment, Mr. Lubert was an affiliate of Telkonet. As of February 14, 2003, the Series B Debenture offering was fully subscribed.

         On January 1, 2003, we granted options to purchase 200,000 shares of our common stock to John Vasilj as consideration for certain general business services provided by Mr. Vasilj.

         On January 1, 2003, we granted options to purchase 200,000 shares of our common stock to John Cosper as consideration for certain general business services provided by Mr. Cosper.

         On January 30, 2003, we entered into an employment agreement with Ronald W. Pickett, our President, pursuant to which we agreed to issue 3,000 shares of our common stock per month for each month during the term of the employment agreement. As of the date of this registration statement, Mr. Pickett is entitled to receive 21,000 shares of our common stock. These shares will be issued to Mr. Pickett upon his request. Mr. Pickett is an affiliate of Telkonet.

         On February 1, 2003, we granted options to purchase 375,000 shares of our common stock to David L. Jordan as consideration for certain general business services provided by Mr. Jordan.

         On February 1, 2003, we granted options to purchase 375,000 shares of our common stock to Barry W. Zelin as consideration for certain general business services provided by Mr. Zelin.

         On February 1, 2003, we granted options to purchase 250,000 shares of our common stock to Axiom Capital Management, Inc. as consideration for certain general business services provided by Axiom Capital Management, Inc.

         On February 3, 2003, we issued 49,998 shares of our common stock to Investor Stock Daily, Inc. as consideration for certain public relations services provided by Investor Stock Daily, Inc.

         During the second quarter of 2003, we commenced an offering of up to $5,000,000 principal amount of Senior Notes. The Senior Notes each accrue interest at 8.0% per annum, mature three years from the date of purchase and are secured by a first priority security interest in all of the intellectual property assets of Telkonet. In connection with the placement of the Senior Notes, we also issued non-detachable warrants granting holders the right to acquire 6,250,000 shares of our common stock at $1.00 per share. On May 21, 2003, in connection with the

Senior Note offering, we entered into an agreement with First Montauk Securities Corp. pursuant to which we agreed to pay First Montauk Securities Corp. a commission equal to 4.0% of the aggregate value of Senior Notes purchased by persons referred to Telkonet by First Montauk Securities Corp. Pursuant to this agreement, First Montauk Securities Corp. received $16,000. On June 12, 2003, we entered into a placement agent agreement with vFinance Investments, Inc. pursuant to which we agreed to pay vFinance Investments, Inc. a commission equal to 4.0% of the aggregate value of Senior Notes placed by vFinance Investments, Inc. in the offering. Pursuant to the placement agent agreement, vFinance Investments, Inc. received $13,000. On June 16, 2003, we entered into an agreement with Richard Hansen pursuant to which we agreed to pay Mr. Hansen a commission equal to 4.0% of the aggregate value of Senior Notes purchased by persons referred to Telkonet by Mr. Hansen. Pursuant to this agreement, Mr. Hansen received $52,600. As of June 26, the Senior Note offering was fully subscribed.

         On May 21, 2003, we issued 35,000 shares of our common stock to vFinance Investments, Inc. as consideration for certain investment banking and investment advisory services provided by vFinance Investments, Inc.

         On May 21, 2003, we issued warrants to purchase 50,000 shares of our common stock to First Montauk Securities Corp. as consideration for certain financial services provided by First Montauk Securities Corp.

         On July 3, 2003, we agreed to issue 5,000 shares of our common stock to The Research Works, Inc. as consideration for the preparation of a research report by The Research Works, Inc.

         On July 7, 2003, we agreed to issue 5,000 shares of our common stock to Market-Pulse Inc. as consideration for certain public relations services provided by Market Pulse.

         On July 21, 2003, we agreed to issue 17,000 shares of our common stock to CEOcast, Inc. as consideration for certain investor relations and consulting services provided by CEOcast, Inc.

         On August 26, 2003, we sold 333 shares of our common stock to H.E. and Paula J. Fowler at a price of $2.00 per share.

         Each of the transactions described in this Item 15 were effected in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number            Description of Exhibits
------            -----------------------

1.1 Placement Agent Agreement by and between Telkonet, Inc. and Attkisson, Carter & Akers, Incorporated, dated as of August 24, 2001

1.2 Placement Agent Agreement by and between Telkonet, Inc. and Attkisson, Carter & Akers, Incorporated, dated as of October 14, 2002

1.3 Placement Agent Agreement by and between Telkonet, Inc. and vFinance Investments, Inc., dated as of June 12, 2003

3.1 Amended and Restated Articles of Incorporation (incorporated by reference to our Form 8-K (No. 000-27305), filed on August 30, 2000 and our Form S-8 (No. 333-47986), filed on October 16, 2000)

3.2               Bylaws

4.1 Telkonet, Inc. Series A Convertible Debenture and Common Stock Purchase Warrant (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)

4.2 Telkonet, Inc. Series B Convertible Debenture and Common Stock Purchase Warrant (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)

4.3               Telkonet, Inc. Senior Note and Common Stock Purchase Warrant

5 Opinion of Baker & Hostetler LLP as to the validity of the issuance of the common stock of Telkonet, Inc. being registered

10.1 Amended and Restated Telkonet, Inc. Incentive Stock Option Plan (incorporated by reference to our Form S-8 (No. 333-412), filed on April 17, 2002)

10.2 Employment Agreement by and between Telkonet, Inc. and Peter Larson, dated as of June 19, 2000 (incorporated by reference to our Form 8-K (No. 000-27305), filed on August 30, 2000)

10.3              Employment Agreement by and between Telkonet, Inc. and Stephen
                  L. Sadle, dated as of June 19, 2000 (incorporated by reference to our Form 8-K (No. 000-27305), filed on August 30, 2000)

10.4 Amendment to Employment Agreement by and between Telkonet, Inc. and Stephen L. Sadle, dated as of April 24, 2002

10.5              Employment Agreement by and between Telkonet, Inc. and Stephen
                  L. Sadle, dated as of January 18, 2003

10.6              Employment Agreement by and between Telkonet, Inc. and J.
                  Gregory Fowler, dated as of January 30, 2002

10.7              Employment Agreement by and between Telkonet, Inc. and David
                  S. Yaney, dated as of February 15, 2002

10.8 Employment Agreement by and between Telkonet, Inc. and Howard Lubert, dated as of January 1, 2003

10.9 Separation Agreement by and between Telkonet, Inc. and Howard Lubert, dated as of June 16, 2003

10.10             Employment Agreement by and between Telkonet, Inc. and Robert
                  P. Crabb, dated as of January 18, 2003

10.11             Employment Agreement by and between Telkonet, Inc. and Ronald
                  W. Pickett, dated as of January 30, 2003

10.12             Employment Agreement by and between Telkonet, Inc. and E.
                  Barry Smith, dated as of February 17, 2003

21                Telkonet, Inc. Subsidiaries

23.1 Consent of Russell Bedford Stefanou Mirchandani LLP relating to the financial statements of Telkonet, Inc.

23.2              Consent of Baker & Hostetler LLP (included in Exhibit 5)

24                Power of Attorney (included on signature page)

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Telkonet, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on the 28th day of August, 2003.

                                                  TELKONET, INC.

                                                  By: /s/ Stephen L. Sadle
                                                      -----------------------
                                                      Stephen L. Sadle
                                                      Chief Operating Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen L. Sadle, E. Barry Smith and Robert P. Crabb, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 28, 2003 by the following persons in the capacities indicated below.

Signature                                                   Title
---------                                                   -----

/s/ Stephen L. Sadle                       Chief Operating Officer and Director
---------------------
Stephen L. Sadle

/s/ Ronald W. Pickett                      President and Director
---------------------
Ronald W. Pickett

/s/ E. Barry Smith                         Chief Financial Officer
---------------------
E. Barry Smith

/s/ Warren V. Musser                       Chairman of the Board of Directors
---------------------
Warren V. Musser

/s/ A. Hugo DeCesaris                      Director
---------------------
A. Hugo DeCesaris

/s/ David W. Grimes                        Director
---------------------
David W. Grimes

/s/ Robert P. Crabb                        Secretary
---------------------
Robert P. Crabb

                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibits
------            -----------------------

1.1 Placement Agent Agreement by and between Telkonet, Inc. and Attkisson, Carter & Akers, Incorporated, dated as of August 24, 2001

1.2 Placement Agent Agreement by and between Telkonet, Inc. and Attkisson, Carter & Akers, Incorporated, dated as of October 14, 2002

1.3 Placement Agent Agreement by and between Telkonet, Inc. and vFinance Investments, Inc., dated as of June 12, 2003

3.1 Amended and Restated Articles of Incorporation (incorporated by reference to our Form 8-K (No. 000-27305), filed on August 30, 2000 and our Form S-8 (No. 333-47986), filed on October 16, 2000)

3.2               Bylaws

4.1 Telkonet, Inc. Series A Convertible Debenture and Common Stock Purchase Warrant (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)

4.2 Telkonet, Inc. Series B Convertible Debenture and Common Stock Purchase Warrant (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)

4.3               Telkonet, Inc. Senior Note and Common Stock Purchase Warrant

5 Opinion of Baker & Hostetler LLP as to the validity of the issuance of the common stock of Telkonet, Inc. being registered

10.1 Amended and Restated Telkonet, Inc. Incentive Stock Option Plan (incorporated by reference to our Form S-8 (No. 333-412), filed on April 17, 2002)

10.2 Employment Agreement by and between Telkonet, Inc. and Peter Larson, dated as of June 19, 2000 (incorporated by reference to our Form 8-K (No. 000-27305), filed on August 30, 2000)

10.3              Employment Agreement by and between Telkonet, Inc. and Stephen
                  L. Sadle, dated as of June 19, 2000 (incorporated by reference to our Form 8-K (No. 000-27305), filed on August 30, 2000)

10.4 Amendment to Employment Agreement by and between Telkonet, Inc. and Stephen L. Sadle, dated as of April 24, 2002

10.5              Employment Agreement by and between Telkonet, Inc. and Stephen
                  L. Sadle, dated as of January 18, 2003

10.6              Employment Agreement by and between Telkonet, Inc. and J.
                  Gregory Fowler, dated as of January 30, 2002

10.7              Employment Agreement by and between Telkonet, Inc. and David
                  S. Yaney, dated as of February 15, 2002

10.8 Employment Agreement by and between Telkonet, Inc. and Howard Lubert, dated as of January 1, 2003

10.9 Separation Agreement by and between Telkonet, Inc. and Howard Lubert, dated as of June 16, 2003

10.10             Employment Agreement by and between Telkonet, Inc. and Robert
                  P. Crabb, dated as of January 18, 2003

10.11             Employment Agreement by and between Telkonet, Inc. and Ronald
                  W. Pickett, dated as of January 30, 2003

10.12             Employment Agreement by and between Telkonet, Inc. and E.
                  Barry Smith, dated as of February 17, 2003

21                Telkonet, Inc. Subsidiaries

23.1 Consent of Russell Bedford Stefanou Mirchandani LLP relating to the financial statements of Telkonet, Inc.

23.2              Consent of Baker & Hostetler LLP (included in Exhibit 5)

24                Power of Attorney (included on signature page)